UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-2599251
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

471 McLaws Circle, Suite A

Williamsburg, Virginia 23185

(757) 875-7779

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Johan Aksel Bergendorff.

Chief Financial Officer

Tempus Applied Solutions Holdings, Inc.

471 McLaws Circle, Suite A

Williamsburg, Virginia, 23185

(757) 875-7779

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lee D. Neumann, Esq.

Cabinet Lee Neumann

12, avenue Paul Doumer

Chatou, France 78400

(011-33) 1-3071-6974

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if smaller reporting company)
Emerging growth company	☐	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock to be offered for resale by selling stockholder	50,000,000	(2)	$0.19	(3),(4)	$9,500,000	(3),(4)	$1,182.75	(4)

(1)	In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of up to 50,000,000 shares of common stock to be sold to GHS Investments LLC, a Nevada limited liability company, under the equity financing agreement dated October 6, 2017.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(4)	Based on the closing price per share ($0.19) for Tempus Applied Solutions, Holdings, Inc.’s common stock on October 19, 2017, as reported by the OTC Markets Group’s OTCQB.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company and the selling security holder identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 20, 2017

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

50,000,000 Shares of Common Stock

The selling stockholder identified in this prospectus may offer and sell up 50,000,000 shares of our common stock to be sold to GHS Investments LLC, a Nevada limited liability company, under the equity financing agreement dated October 6, 2017. The equity financing agreement permits us to “put” up to $12,000,000 in shares of our common stock to GHS Investments LLC over a period of up to 24 months.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

GHS Investments LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock and our warrants issued in connection with our predecessor’s initial public offering in December 2012, which we refer to as the IPO warrants, are quoted on the OTCQB Marketplace under the symbols “TMPS,” and “TMPSW,” respectively. We have also registered for resale by security holders Series A-1 warrants, which may be exercised to purchase common stock or preferred stock, which we refer to as our Series A-1 Warrants; there is no established trading market for the Series A-1 Warrants. On October 19, 2017, the closing prices of our common stock and IPO warrants were $0.19 and $0.015, respectively.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by GHS Investments LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

The date of this prospectus is _____________, 2017.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read carefully the entire prospectus, including the risk factors, and the documents incorporated herein by reference. Unless the context indicates otherwise, the terms “Tempus Holdings,” “the Company,” “we,” “us” and “our” refer to Tempus Applied Solutions Holdings, Inc., a Delaware corporation, and its subsidiaries.

Background

On July 31, 2015, pursuant to an Agreement and Plan of Merger, dated as of January 5, 2015, as amended (the “Merger Agreement”), by and among Tempus Applied Solutions Holdings, Inc. (“we”, the “Company” or “Tempus Holdings”); Chart Acquisition Corp. (“Chart”); Tempus Applied Solutions, LLC (“Tempus”); the holders of Tempus’ membership interests named in the Merger Agreement (the “Members”); Benjamin Scott Terry and John G. Gulbin III, together, in their capacity under the Merger Agreement as the representative of the Members for the purposes set forth therein (the “Members’ Representative”); Chart Merger Sub Inc.; Chart Financing Sub Inc.; TAS Merger Sub LLC; TAS Financing Sub Inc.; Chart Acquisition Group LLC, in its capacity under the Merger Agreement as the representative of the equity holders of Chart and Tempus Holdings (other than the Members and their successors and assigns) in accordance with the terms thereof (the “Chart Representative”); and, for the limited purposes set forth therein, Chart Acquisition Group LLC (“CAG”), Joseph Wright and Cowen Investments LLC (“Cowen”):

i.	Chart Financing Sub Inc. and Chart Merger Sub Inc. merged with and into Chart, with Chart continuing as the surviving entity,

ii.	TAS Financing Sub Inc. and TAS Merger Sub LLC merged with and into Tempus, with Tempus continuing as the surviving entity, and

iii.	each of Chart and Tempus became wholly owned subsidiaries of the Company.

We refer to the transactions contemplated by the Merger Agreement as the “Business Combination”.

The consummation of the Business Combination was preceded by a series of privately negotiated transactions, referred to collectively as the Financing, involving aggregate cash investments of $10.5 million by three outside investor entities (or affiliates thereof) that had not previously invested in Chart or Tempus, whom we refer to as the New Investors; aggregate cash investments of $5.0 million by CAG, Mr. Wright and Cowen, whom we collectively refer to as the Chart Affiliate Investors; and a cash investment of $500,000 by the former Chief Financial Officer of Tempus (through his individual retirement account), whom we refer to in such capacity as the Tempus Affiliate Investor. We refer to the Tempus Affiliate Investor and the Chart Affiliate Investors together as the Affiliate Investors, and we refer to the Affiliate Investors and the New Investors together as the Investors.

In the Business Combination, the Members received 3,642,084 shares of our common stock, or the Merger Shares, in exchange for all of the issued and outstanding membership interests of Tempus. The number of Merger Shares received reflected a downward merger consideration adjustment (in accordance with the Merger Agreement) of 57,916 shares of our common stock, based on Tempus’ estimated working capital and debt as of the closing of the Business Combination. In addition, pursuant to the earn-out provisions of the Merger Agreement, the Members have the right to receive up to an additional 6,300,000 shares of our common stock upon the achievement of certain financial milestones, which shares are referred to as the Earn-out Shares.

Additionally in the Business Combination, Chart stockholders and Chart warrant holders received shares of our common stock and warrants to purchase shares of our common stock in exchange for their existing shares of Chart common stock and existing Chart warrants, on a one-for-one basis. We refer to the warrants we issued in exchange for Chart warrants as the “IPO Warrants”. The issuance of our common stock and IPO Warrants to former holders of Chart common stock and warrants in connection with the Business Combination was registered under the Securities Act of 1933, as amended, referred to as the Securities Act, pursuant to a registration statement on Form S-4 (File No. 333-201424), referred to as the Form S-4, filed with the United States Securities and Exchange Commission, referred to as the SEC, and declared effective on July 17, 2015.

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In connection with the Business Combination, (i) the Affiliate Investors received an aggregate of 1,375,000 shares of our common stock, 1,031,250 Series A-2 Warrants to purchase common stock or Preferred Stock, which we refer to as Series A-2 Warrants, and 343,750 Series B-2 Warrants to purchase common stock or Preferred Stock, which we refer to as Series B-2 Warrants, (we refer to the securities described in this clause (i) collectively as the Affiliate Investor Securities) and (ii) the New Investors received an aggregate of 1,255,265 shares of our common stock, 1,369,735 shares of our Preferred Stock, 1,968,750 Series A-1 Warrants and 656,250 Series B-1 Warrants (we refer to the securities described in this clause (ii) collectively as the New Investor Securities, and we refer to the Affiliate Investor Securities and the New Investor Securities collective as the Financing Securities).

On August 14, 2015, we entered into, and consummated the transactions contemplated by a Securities Purchase Agreement (the “Securities Purchase Agreement”) with CAG, Mr. Wright and Cowen, pursuant to which, subject to the terms and conditions set forth therein, these investors acquired from us, for an aggregate purchase price of $1 million, (i) an aggregate of 250,000 shares of common stock, (ii) Series A-3 Warrants to acquire an aggregate of 187,500 shares of common stock or Preferred Stock, which we refer to as the Series A-3 Warrants, and (iii) Series B-3 Warrants to acquire an aggregate of 62,500 shares of common stock or Preferred Stock, which we refer to as the Series B-3 Warrants (we refer to the securities described in the foregoing clauses (i) through (iii), collectively, as the Purchased Securities). Of the Purchased Securities, (x) CAG acquired 154,168 shares of common stock, 115,626 Series A-3 Warrants and 38,542 Series B-3 Warrants, (y) Mr. Wright acquired 8,332 shares of common stock, 6,249 Series A-3 Warrants and 2,083 Series B-3 Warrants, and (z) Cowen acquired 87,500 shares of common stock, 65,625 Series A-3 Warrants and 21,875 Series B-3 Warrants.

In February 2016, all of our outstanding Series B-1 Warrants were exercised. In June 2016, all of our outstanding Series B-2 and B-3 Warrants were exercised. No Series B Warrants remain outstanding.

Our Company

The following describes the business historically operated by Tempus Applied Solutions LLC and its subsidiaries under the “Tempus” name as an independent enterprise prior to the Business Combination and operated by Tempus Applied Solutions Holdings, Inc. and its subsidiaries, including Tempus Applied Solutions LLC, after the Business Combination.

We provide turnkey flight operations; customized design, engineering and modification solutions; training services that support critical aviation mission requirements for such customers as the U.S. Department of Defense (the “DoD”), U.S. intelligence agencies, foreign governments, heads of state and high net worth individuals worldwide; and acquire or lease aircraft in support of our services. Our management and employees have extensive experience in the design and implementation of special mission aircraft modifications related to intelligence, surveillance, and reconnaissance (“ISR”) systems, new generation command, control and communications systems and VIP interior components; the provision of ongoing operational support, including flight crews, maintenance and other services to customers; and the operation and leasing of corporate, VIP and other specialized aircraft.

Our principal areas of expertise include:

●	Flight Operations: turnkey flight operations and related support services required by the customer for the ultimate successful execution of its mission, including leasing, planning, maintenance, training, logistics support and other support services; and
●	Design, Engineering and Modification: the modification of aircraft for airborne research and development, the addition and upgrading of ISR and electronic warfare capabilities and wide body aircraft VIP interior conversions.

We operate out of our corporate headquarters in Williamsburg, Virginia. We utilize hangar space in San Marcos, Texas to provide facilities for flight training and operations support for our customers in that region. Additionally, we are able to access hangar space in Brunswick, Maine as needed, to provide facilities for aircraft production support for our customers.

Additional Information

Our principal executive offices are located at 471 McLaws Circle, Suite A, Williamsburg, Virginia 23185 and our telephone number is (757) 875-7779.

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THE OFFERING

The selling stockholder identified in this prospectus may offer and sell up 50,000,000 shares of our common stock to be sold to GHS Investments LLC, a Nevada limited liability company, under the equity financing agreement dated October 6, 2017. The equity financing agreement permits us to “put” up to $12,000,000 in shares of our common stock to GHS Investments LLC over a period of up to 24 months.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by GHS Investments LLC. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Our common stock and our warrants issued in connection with our predecessor’s initial public offering in December 2012, which we refer to as the IPO warrants, are quoted on the OTCQB Marketplace under the symbols “TMPS,” and “TMPSW,” respectively. We have also registered for resale by security holders Series A-1 warrants, which may be exercised to purchase common stock or preferred stock, which we refer to as our Series A-1 Warrants; there is no established trading market for the Series A-1 Warrants. On October 19, 2017, the closing prices of our common stock and IPO warrants were $0.19 and $0.015, respectively.

Contemporaneously with the filing of this prospectus, we are filing a registration statement with the Securities and Exchange Commission for the resale of 5,842,404 shares of our common stock by holders of our securities exercising their registration rights under the Tempus Registration Rights Agreement and the New Investors Registration Rights Agreement. See “Description of Securities – Registration Rights” below.

Risk Factors

Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 4.

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RISK FACTORS

The following risk factors apply specifically to an investment in our securities. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus.

Risk Factors Relating to Our Business and Industry

We have a limited operating and financial history, and our financial information to date does not necessarily indicate with accuracy what our results of operations will be in future periods or our future financial condition.

We have only a limited operating and financial history and limited revenues. Our future prospects should be considered in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the market for our current and future products. Therefore, our financial information to date does not necessarily indicate with accuracy what our results of operations will be in future periods or our future financial condition.

Our future growth and profitability will depend on our ability to enter into, and effectively and profitably perform our obligations under contracts to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements.

Our future growth and profitability will depend on our ability to source and enter into contracts to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements; to build a sufficient pipeline of such future contracts to maintain our business on a manageable financial and growth path; to maintain our current staff and expand it in the future in order to have the design and engineering skills and experience necessary to perform under such contracts; to secure the locations, supplies and equipment, and in many cases the financing and aircraft, necessary to perform our obligations under such contracts; and to effectively and profitably complete our obligations under such contracts, in order to be fully paid on our contracts, win repeat business and expand our business to new customers. Sourcing contracts requires a network of effective relationships in U.S. and foreign military, government and business circles, and there can be no assurance our relationships will be sufficient to provide us with sufficient contracts. Performance under such contracts requires having skilled and experienced individuals and sufficient security clearances at facility and individual levels, and there can be no assurance we will be able to maintain a sufficiently able workforce or the security clearances necessary to undertake many of the contracts we are targeting. Our ability to perform effectively and profitably under such contracts will be subject to a number of risks common to long-term, customized, complex and expensive contracting operations, including risks of delay in sourcing components, aircraft, sub-contractors or financing; risks of cost overruns; risks of change orders that substantially further complicate or delay contract performance; and risks of government audits and payment clawback demands coming late in the course of or after the completion of contracts. There can be no assurance that we will be able to secure, execute on and prosper from contracts to provide the turnkey and customized design, engineering, modification and integration services and operations solutions we aim to provide.

Our future growth and profitability will depend on our ability to enter into contracts with customers such as the DoD, U.S. intelligence agencies, foreign governments, heads of state and others, some or all of which may be difficult customers to satisfy and secure payment from, for a variety of reasons.

Some or all of our target customers, such as the DoD, U.S. intelligence agencies, foreign governments and heads of state, may be difficult customers to satisfy and secure payment from, for a variety of reasons. Government customers may be slow to make decisions as to whether to hire us, may subject our bids and proposals to extensive regulatory and other processes and procedures, may pay us on schedules that they set and which we have little power to negotiate, may generate multiple and excessive change orders, will often impose security requirements on our facilities and personnel, may have their decisions reversed at later times for political rather than business considerations and may retain the right to audit our performance and withhold or claw back payments for a significant amount of time after we have completed or substantially completed our performance. Customers who are heads of state may present many of the same risks, as well as additional risks that may arise from having decisions made by a powerful individual or group of individuals subject to few institutional constraints. In all events, it may be difficult for us to enforce our contractual rights against any such customers cost-effectively, if at all. There can be no assurance that the difficulties in providing goods and services to such customers will not substantially outweigh the benefits to be derived from winning their business.

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Defaults by one or more of our significant customers would negatively affect our financial condition, cash flow and results of operations.

The aviation industry is cyclical, economically sensitive and highly competitive. Our customers are affected by fuel prices and shortages, political and economic instability, terrorist activities, changes in national policy, competitive pressures, labor actions, pilot shortages, insurance costs, recessions, health concerns and other political or economic events negatively affecting the world, particular countries or regional markets. Our customers’ abilities to react to and cope with the volatile competitive environments in which they operate, as well as our own competitive environment, will likely affect our revenues and income. The loss of one or more of our significant customers or their inability to make payments to us due to financial difficulties, bankruptcy or otherwise could have a material negative effect on our financial conditions, cash flow and earnings.

Changes in levels of U.S. government defense spending or overall acquisition priorities could negatively affect our financial condition and results of operations.

We anticipate that a substantial portion of our revenue will be derived, directly or indirectly, from the U.S. government, primarily from defense related programs with the DoD. Levels of U.S. defense spending in future periods are very difficult to predict and subject to significant risks. In addition, significant budgetary delays and constraints have already resulted in reduced spending levels, and additional reductions may be forthcoming. It is likely that U.S. government discretionary spending levels will continue to be subject to significant pressure, including risk of future sequestration cuts.

In addition, there continues to be significant uncertainty with respect to program-level appropriations for the DoD and other government agencies within the overall budgetary framework described above. We also expect that ongoing concerns regarding the U.S. national debt will continue to place downward pressure on DoD spending levels. Future budget cuts, including cuts mandated by sequestration, or future procurement decisions associated with the appropriations process could result in reductions, cancellations, and/or delays of existing contracts or programs. Any of these impacts could have a material effect on the results of our operations, financial condition and/or cash flows.

As a result of the significant ongoing uncertainty with respect to both U.S. defense spending levels and the nature of the threat environment, the DoD may continue to emphasize cost-cutting and other efficiency initiatives in its procurement processes. If we cannot adjust successfully to these changing acquisition priorities as they occur and/or if we fail to meet affordability targets set by the DoD, our revenues and market share would be further impacted.

We intend to conduct a significant portion of our business pursuant to government contracts, which are subject to unique risks, including the following:

Sales to governments are typically subject to extensive procurement regulations, and changes to those regulations could increase our costs.  Compliance with existing procurement regulations, and changes to existing requirements, could cause us to incur significant compliance costs or otherwise reduce our operating margins. Changes to these requirements may result in increased compliance costs, and we could be subject to additional costs in the form of withheld payments or reduced or terminated business if we fail to comply. Compliance costs attributable to current and potential future procurement regulations could negatively affect our financial condition and operating results.

Contracts with governments may require us to obtain and maintain certain security clearances, and failure to do so may have a negative impact on our financial condition and operating results.

We expect that certain of the government contracts we enter into, including U.S. government contracts, will require our employees to obtain and maintain various levels of security clearances, and for us to obtain and maintain certain facility-level clearances. Complex regulations and requirements apply to obtaining and maintaining personnel and facility security clearances, and obtaining such clearances can be a lengthy process. To the extent we are not able to obtain or maintain personnel or facility security clearances, we also may not be able to seek or perform classified contracts. We may not be able to maintain or grow our business, which could negatively affect our financial condition and operating results.

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The government contracting party may modify, curtail or terminate one or more of the contracts we enter into with a particular government agency.

The government contracting party may modify, curtail or terminate any contracts and subcontracts with us, without prior notice and either at its convenience or for default based on performance. In addition, funding pursuant to any government contract may be reduced or withheld, including in the U.S. as part of the U.S. Congressional appropriations process, due to fiscal constraints, changes in national security strategy or priorities or other reasons. Further uncertainty with respect to ongoing programs could also result in the event that the government finances its operations through temporary funding measures, such as the “continuing resolutions” used by the U.S. Congress, rather than longer-term appropriations. Any loss or anticipated loss or reduction of expected funding or modification, curtailment, or termination of one or more large government programs could have a material adverse effect on our earnings, cash flow and financial condition.

We may be subject to government inquiries and investigations, including periodic audits of costs that we determine are reimbursable under government contracts.

Government agencies, including in the U.S. the Defense Contract Audit Agency and the Defense Contract Management Agency, routinely audit government contractors. These agencies may review our performance under contracts, our cost structure and our compliance with applicable laws, regulations, and standards, as well as the adequacy of our compliance with our internal control systems and policies. Any costs found to be misclassified or inaccurately allocated to a specific contract could be deemed non-reimbursable, and to the extent already reimbursed, might need to be refunded. Any inadequacies in our systems or policies could result in withholdings on billed receivables, penalties and reduced future business. Furthermore, if any audit, inquiry or investigation were to uncover improper or illegal activities, we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or debarment from doing business with that government. We could also suffer reputational harm if allegations of impropriety were made against us, which could adversely affect our operating performance and could result in additional expenses and possible loss of revenue, even if such allegations were later determined to be false.

We may enter into fixed-price contracts, which could subject us to losses if we have cost overruns.

From time-to-time we may enter into fixed-price contracts. While firm fixed price contracts enable us to benefit from performance improvements, cost reductions and efficiencies, they also subject us to the risk of reduced margins or the incurrence of losses if we are unable to achieve required or targeted financial or performance levels. If our estimated costs exceed our estimated price, we could recognize reach-forward losses, which could significantly affect our reported results. The process of estimating costs and revenues on long-term, fixed-price contracts is inherently risky. Fixed-price contracts often contain price incentives and penalties tied to performance which can be difficult to estimate and can have significant impacts on margins. In addition, some contracts may have specific provisions relating to cost, schedule and performance. Fixed-price development contracts are generally subject to more uncertainty than fixed-price production contracts, since development programs can have highly complex design requirements. In addition, technical or quality issues that arise during development could lead to schedule delays and higher costs to complete, which could result in a material charge or otherwise adversely affect our results of operation and financial condition.

We may enter into cost-type contracts, which also carry risks.

From time-to-time we may enter into cost-type contracting arrangements. These could include development programs that have complex design and technical challenges. These cost-type programs would typically have award or incentive fees that are subject to uncertainty and may be earned only over extended periods. In these cases, the associated financial risks include reduced fees, lower profit rates or program cancellations if cost, schedule or technical performance issues arise.

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Given the limited potential customers for our products and services, the loss of any relationships with customers could have a material adverse effect on our business, financial condition and results of operations.

We anticipate having a very limited customer base, which will include various governmental entities. With this anticipated customer base, and particularly with respect to dealings with the U.S. government and other governmental entities, our reputation is very important. If a customer has a dispute with us or is not satisfied with our products or services, our reputation may be damaged, which could lead to the loss of existing customers as well as a loss of future referrals or potential customers, any of which could adversely affect our financial conditions, results of operations, and cash flows.

In addition, we anticipate that our contracts with certain customers may be relatively large, such that certain individual contracts may, by themselves, be material to our revenue, results of operations and cash flows. Accordingly, the termination by a customer of a large individual contract either prior to the expiration of the contract term, to the extent permitted, or upon the contract’s expiration through a failure by the customer to extend, renew, renegotiate or replace such contract, could have a material adverse effect on our revenue, results of operations, and cash flows.

We will have additional risks associated with our foreign operations.

We intend to operate internationally, including through contracts with foreign governmental entities. Ownership of property interests and operations in areas outside the United States are subject to various risks inherent in foreign operations. These risks may include:

●	currency restrictions and exchange rate fluctuations;

●	political and economic instability, and loss of revenue, property and equipment as a result of expropriation, nationalization, war or insurrection;

●	increases in taxes and governmental royalties;

●	possible unilateral cancellation or forced re-negotiation of contracts with governmental entities and quasi-governmental agencies;

●	uncertainty regarding the enforceability of contractual rights and judgments;

●	changes in laws and policies governing our foreign operations;

●	labor problems; and

●	other uncertainties arising out of foreign governmental sovereignty and jurisdiction over our operations.

Our international operations may also be adversely affected by the laws and policies of the United States affecting foreign trade, taxation, investment and foreign corrupt practices. In addition, if a dispute arises with respect to our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the United States.

If we are unable to manage our anticipated sales growth effectively, our business, financial condition and results of operations could be adversely affected.

If we fail to manage growth, our financial results and business prospects may be harmed. To manage our growth and to execute our business plan efficiently, we will need to institute effective operational, financial and management controls, as well as reporting systems and procedures. We must also effectively expand, train and manage our employee base. We cannot assure you that we will be successful in any of these endeavors.

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Our ability to deliver products and services that satisfy customer requirements will be heavily dependent on the performance of subcontractors and suppliers, as well as on the availability of raw materials and other components.

We will rely on other companies including subcontractors and suppliers to provide and produce raw materials, integrated components and sub-assemblies, and production commodities and to perform some of the services that we provide to our customers. If one or more of our suppliers or subcontractors experiences delivery delays or other performance problems, we may be unable to meet commitments to our customers or incur additional costs. In addition, if one or more of the raw materials, components or sub-assemblies on which we depend becomes unavailable or is available only at very high prices, we may be unable to deliver one or more of our products in a timely fashion or at budgeted cost. In some instances, we may depend upon a single source of supply. Any service disruption from one of these suppliers, either due to circumstances beyond the supplier’s control or as a result of performance problems, financial difficulties or otherwise, could have a material adverse effect on our ability to meet commitments to our customers or could increase our operating costs.

We expect to use estimates in accounting for many contracts and programs. Changes in our estimates could adversely affect our future financial results.

Contract and program accounting require judgment relative to assessing risks, estimating revenues and costs and making assumptions for schedule and technical issues. Due to the anticipated size and nature of our contracts and programs, the estimation of total revenues and cost at completion could be complicated and subject to many variables. Assumptions will have to be made regarding the length of time to complete the contract or program because costs also include expected increases in wages and employee benefits, material prices and allocated fixed costs. Incentives or penalties related to performance on contracts will need to be considered in estimating sales and profit rates, and recorded when there is sufficient information for us to assess anticipated performance. Because of the significance of these judgments and estimation processes, materially different sales and profit amounts could be recorded if we used different assumptions or if the underlying circumstances were to change. Changes in underlying assumptions, circumstances or estimates may adversely affect our financial performance.

Our future growth and profitability will depend on our ability to lease or otherwise acquire aircraft and other aviation assets.

Growth through future acquisitions of additional aircraft and other aviation assets requires the availability of capital. Even when capital is available, the market for aircraft is cyclical, sensitive to economic instability and extremely competitive, and we may encounter difficulties in leasing or otherwise acquiring aircraft on favorable terms or at all, which could reduce our acquisition or contracting opportunities or cause us to pay higher prices. A significant increase in market interest rates would make it more difficult for us to make acquisitions that would increase our cash flows. Any acquisition of aircraft or other aviation assets may not be profitable to us after the acquisition of such asset and may not generate sufficient cash flow to justify our investment. In addition, the acquisition of aircraft or other aviation assets may expose us to risks that may harm our business, financial condition, results of operations or cash flows, including risks that we may:

●	impair our liquidity by using a significant portion of our available cash or borrowing capacity to finance acquisitions and investments;

●	significantly increase our interest expense and financial leverage to the extent we incur additional debt to finance acquisitions and investments;

●	incur or assume unanticipated liabilities, losses or costs associated with the assets that we acquire or investments we make; or

●	incur other significant charges, including asset impairment or restructuring charges.

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If we experience abnormally high maintenance or obsolescence issues with any aircraft or aviation assets that we acquire, our financial results and growth could be materially adversely affected.

Unlike new aircraft, used aircraft typically do not carry warranties as to their condition. As a result, we may not be able to claim any warranty related expenses on used aircraft that we acquire. Although we may inspect an existing aircraft and its documented maintenance, usage, lease and other records prior to acquisition, we may not discover all defects during an inspection. Repairs and maintenance costs for existing aircraft are difficult to predict, generally increase as aircraft age and can be adversely affected by prior use. These costs could reduce our cash flow and liquidity.

In addition, aircraft are long-lived assets, requiring long lead times to develop and manufacture, with particular types and models becoming obsolete and less in demand over time as newer, more advanced aircraft are manufactured. By acquiring existing aircraft, we have greater exposure to more rapid obsolescence, particularly if there are unanticipated events shortening the life cycle of such aircraft, such as changes in government regulations or changes in our customers’ preferences. This may result in a shorter life cycle for our fleet and, accordingly, declining lease rates, impairment charges, increased depreciation expense or losses, including losses related to aircraft asset value guarantees if we were to provide such guarantees.

Further, variable expenses like fuel, crew size, aging aircraft corrosion control and modification programs and changes in airworthiness directives could make the operation of older aircraft more costly to our customers and could result in increased customer defaults. We may also incur some of these increased maintenance expenses and regulatory costs upon acquisition or re-leasing of our aircraft. Any of these expenses or costs would have a negative impact on our financial results.

Our business is affected by general economic and financial conditions which could adversely affect our results of operations.

Our business and results of operations will be significantly affected by general business, financial market and economic conditions. The worsening of economic conditions, particularly if combined with high fuel prices, may have a material adverse effect on our customers’ ability to meet their financial and other obligations under our service contracts and operating leases, which, if our customers default on their obligations to us, could have a material adverse effect on our cash flow and results of operations. General business and economic conditions that could affect us include interest rate fluctuations, inflation, unemployment levels, bankruptcies, demand for passenger and cargo air travel, volatility in both debt and equity capital markets, liquidity of the global financial markets, the availability and cost of credit, investor and consumer confidence, global economic growth and the strength of local economies in which we operate.

Volatile financial market conditions may adversely impact our liquidity, our access to capital and our cost of capital, and may adversely impact the financial condition of our customers.

The financial crisis that began in the second half of 2008 resulted in significant global market volatility and disruption and a lack of liquidity. While these conditions have stabilized and many segments of the capital markets have improved substantially, the availability and pricing of capital in the commercial bank market and in the unsecured bond market remain susceptible to global events. If we need, but cannot obtain, adequate capital on satisfactory terms, or at all, as a result of negative conditions in the capital markets or otherwise, our business, financial condition, or results of operations could be materially adversely affected. Additionally, such inability to obtain capital on satisfactory terms, or at all, could prevent us from pursuing attractive future growth opportunities.

Departure of key officers could harm our business and financial results.

Our senior management’s reputations and relationships with customers, sellers, buyers and financiers of aircraft are a critical element of our business. We encounter intense competition for qualified employees from other companies in the aircraft leasing industry, and we believe there are only a limited number of available qualified executives in our industry. Our future success depends, to a significant extent, upon the continued service of our senior management personnel, particularly Mr. Terry, and if we lose one or more members of senior management, our business and financial results could be adversely affected.

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Our operations would be adversely affected by a shortage of skilled personnel or work stoppages.

We are dependent on an educated and highly skilled workforce, because of the complex nature of many of our products and services. Our ability to operate successfully and meet our customers’ demands could be jeopardized if we are unable to attract and retain a sufficient number of skilled personnel to conduct our business, or if we experience a significant or prolonged work stoppage. These and similar events may adversely affect our results of operations and financial condition.

We compete with numerous other aircraft product and service providers and lessors and acquirers of aircraft, and competition from these providers and lessors may affect the profitability of our business.

The markets for many of the products and services we offer are highly competitive and one or more of our competitors may have more extensive or more specialized engineering, manufacturing and marketing capabilities than we do in some areas. Additionally, many of our competitors may have greater resources or a lower cost of capital than ours; accordingly, they may be able to compete more effectively in one or more of the markets in which we conduct our business. In our anticipated business with the DoD, we anticipate that the effects of defense industry consolidation and new priorities, including long-term cost competitiveness of the DoD, will intensify competition for many of our products and services. Furthermore, we will face increased international competition and cross-border consolidation of competition.

In addition, we may encounter competition from other entities in the leasing or other acquisition of aircraft such as:

●	airlines;

●	financial institutions;

●	aircraft brokers;

●	public and private partnerships, investors and funds with more capital to invest in aircraft; and

●	other aircraft leasing companies that we do not currently consider our major competitors.

There can be no assurance that we will be able to compete successfully against our current or future competitors or that the competitive pressures we face will not result in reduced revenues and adversely impact our market share.

We depend on aircraft and engine manufacturers’ success in remaining financially stable and producing aircraft. The failure of any manufacturer to meet its delivery obligations to us would negatively affect our cash flow and results of operations.

The supply of aircraft is dominated by a few airframe manufacturers and a limited number of engine manufacturers. As a result, we will be dependent on the success of these manufacturers in remaining financially stable, producing products and related components which meet our customers’ demands and fulfilling any contractual obligations they may have to us.

Should the manufacturers fail to respond appropriately to changes in the market environment or fail to fulfill any contractual obligations they might have to us, we may experience:

●	missed or late delivery of aircraft and a potential inability to meet our contractual obligations owed to any of our then customers, resulting in potential lost or delayed revenues, lower growth rates and strained customer relationships;

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●	an inability to acquire aircraft and related components on terms which will allow us to lease those aircraft to our customers at a profit, resulting in lower growth rates or a contraction in our aircraft fleet;

●	a market environment with too many aircraft available, potentially creating downward pressure on demand for the anticipated aircraft in our fleet and reduced market lease rates and sale prices; or

●	a reduction in our competitiveness due to deep discounting by the manufacturers, which may lead to reduced market lease rates and aircraft values and may affect our ability to remarket or sell at a profit, or at all, some of the aircraft in our fleet.

Failure to close aircraft leasing or other acquisition commitments that we make could negatively affect our financial condition, cash flow and results of operations.

We intend to acquire aircraft in the future subject to leasing or other acquisition commitments that we make and contractual commitments from our customers. This may require us to obtain additional financing in order to be able to satisfy our acquisition commitments. If we are unable to obtain financing or if the various conditions to our commitments are not satisfied, we may be unable to close the purchase of some or all of the aircraft which we commit to acquire. If our aircraft acquisition commitments are not closed for these or other reasons, we will be subject to several risks, including the following:

●	forfeiting deposits and progress payments and having to pay significant costs relating to these commitments, such as actual damages, and legal, accounting and financial advisory expenses, and not realizing any of the benefits of completing the transactions;

●	defaulting on contractual obligations to our customers, which could result in monetary damages and damage to our reputation and relationships with customers; and

●	failing to capitalize on other aircraft acquisition opportunities that were not pursued due to our management’s focus on these commitments.

These risks would negatively affect our financial condition, cash flow and results of operations.

Creditors of any subsidiaries we form for purposes of financing or otherwise will have priority over our stockholders in the event of a distribution of such subsidiaries’ assets.

Any aircraft we acquire may be held in special-purpose, bankruptcy-remote subsidiaries. If so, liens on those assets will be held by a collateral agent for the benefit of the lenders under the respective facility. In addition, funds generated from the lease of aircraft generally will be applied first to amounts due to lenders, with certain exceptions. Creditors of our subsidiaries will have priority over us and our stockholders in any distribution of any subsidiaries’ assets in a liquidation, reorganization or otherwise, including any special-purpose, bankruptcy-remote subsidiaries.

We may be subject to extensive anti-corruption laws and regulations.

We currently expect to have material international operations, which must comply with U.S. law, including the U.S. Foreign Corrupt Practices Act, also referred to as the FCPA. The FCPA and similar foreign anti-corruption laws generally prohibit companies and their intermediaries from making improper payments or providing anything of value to improperly influence foreign government officials for the purpose of obtaining or retaining business regardless of whether those practices are legal or culturally expected in the foreign jurisdiction. Recently, there has been a substantial increase in the global enforcement of anti-corruption laws. If we are found to be in violation of any anti-corruption law, we could be subject to claims that may adversely impact our business, results of operations, financial condition and reputation. Additionally, violations of these laws could result in criminal or civil sanctions.

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We may encounter difficulties in completing and integrating acquisitions or divesting business interests, which could adversely affect our operating results.

As part of our business strategy, we may merge with or acquire businesses or form joint ventures and strategic alliances. Whether we realize the anticipated benefits from these acquisitions and related activities depends, in part, upon our ability to integrate the operations of the acquired business, the performance of the underlying product and service portfolio, and the performance of the management team and other personnel of the acquired operations. Accordingly, our financial results could be adversely affected from unanticipated performance issues, legacy liabilities, transaction-related charges, amortization of expenses related to intangibles, charges for impairment of long-term assets, credit guarantees, partner performance and indemnifications. Consolidations of joint ventures could also impact our reported results of operations or financial condition.

Factors that increase the risk of decline in aircraft value and achievable lease rates could have an adverse effect on our financial results and growth prospects and on our ability to meet our debt obligations.

In addition to factors linked to the aviation industry generally, other factors that may affect the value and achievable lease rates of aircraft and other aviation assets that we acquire include:

●	the particular maintenance, damage and operating history of the airframes and engines;

●	the number of operators using that type of aircraft or engine;

●	whether an aircraft or other aviation asset is subject to a lease and, if so, whether the lease terms are favorable to the lessor;

●	the age of aircraft and other aviation assets that we acquire;

●	airworthiness directives and service bulletins;

●	aircraft noise and emission standards;

●	any tax, customs, regulatory and other legal requirements that must be satisfied when an aircraft is purchased, sold or re-leased;

●	compatibility of our aircraft configurations or specifications with other aircraft owned by operators of that type; and

●	decreases in the creditworthiness of our lessees.

Any decrease in the values of and achievable lease rates for our aircraft or other aviation assets that may result from the above factors or other unanticipated factors may have a material adverse effect on our financial results and growth prospects and our ability to meet our debt obligations.

We operate in a highly competitive market for investment opportunities in aircraft and other aviation assets.

The aviation services business is highly competitive. We compete with other aviation servicers and aircraft leasing companies. We also may encounter competition from other entities that selectively compete with us, including:

●	airlines;

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●	aircraft manufacturers;

●	financial institutions (including those seeking to dispose of repossessed aircraft at distressed prices);

●	aircraft brokers;

●	special purpose vehicles formed for the purpose of acquiring, leasing and selling aircraft; and

●	public and private partnerships, investors and funds, including private equity and hedge funds.

Competition for an aviation services and leasing transaction is based principally upon service and lease rates, delivery dates, lease terms, reputation, management expertise, aircraft condition, specifications and configuration and the availability of the types of aircraft necessary to meet the needs of the customer. Some of our competitors have significantly greater operating and financial resources and a longer operating history than we have. In addition, some of our competitors have a lower overall cost of capital and may provide financial services, maintenance services or other inducements to potential customers that we cannot provide. Given the financial condition of the airline industry, many airlines have reduced their capacity by eliminating select types of aircraft from their fleets. This has resulted in an increase in available aircraft of these types, a decrease in rental rates for these aircraft and a decrease in market values of these aircraft.

Depreciation expenses and impairment charges could have a material adverse effect on our financial condition and results of operations.

Aircraft have finite economic lives, their values depreciate in the ordinary course over time and their ability to generate earnings and cash flow for our business declines over time. If depreciated aircraft are not replaced with newer aircraft, our ability to generate earnings will be reduced. If we dispose of an aircraft for a price that is less than its depreciated value, then we would be required to recognize a loss that would reduce our net income during the period of the disposition and reduce our total assets and shareholders’ equity.

In addition, aircraft and other aviation assets that we acquire in the future will be subject to periodic review for impairment for accounting purposes. If expected cash flows related to any of our aircraft are adversely affected by factors including credit deterioration of a lessee, declines in rental rates, shortened economic life, residual value risk and other market conditions, then we may be required to recognize depreciation or material impairment charges that would reduce our net earnings or increase our net losses. Under U.S. GAAP, once an impairment results in a reduction to the carrying value of an asset, the carrying value of such asset cannot thereafter be increased.

Aircraft liens could impair our ability to repossess, re-lease or resell aircraft.

In the normal course of business, liens that secure the payment of airport fees and taxes, custom duties, air navigation charges, landing charges, crew wages, maintenance charges, salvage or other obligations are likely, depending on the laws of the jurisdictions where aircraft operate, to attach to our leased or owned aircraft (or, if applicable, to the engines separately). The liens may secure substantial sums that may, in certain jurisdictions or for limited types of liens (particularly fleet liens), exceed the value of any particular aircraft to which the liens have attached. Until they are discharged, the liens described above could impair our ability to repossess, re-lease or resell our aircraft.

If our customers fail to fulfill their financial obligations, liens may attach to our aircraft. In some jurisdictions, aircraft liens or separate engine liens may give the holder thereof the right to detain or, in limited cases, sell or cause the forfeiture of the aircraft (or, if applicable, the engines separately). We cannot assure you that the customers will comply with their obligations under the leases to discharge liens arising during the terms of the leases. We may, in some cases, find it necessary to pay the claims secured by such liens in order to repossess the aircraft or obtain the aircraft or engines from a creditor thereof. These payments would be a required expense for us and would reduce our net income and our cash flows.

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We cannot assure you that all customers will comply with the registration requirements in the jurisdictions where they operate.

All of our aircraft are required to be registered at all times with appropriate governmental authorities. Generally, in jurisdictions outside the United States, failure by a lessee to maintain the registration of a leased aircraft would be a default under the applicable lease, entitling us to exercise our rights and remedies thereunder. If an aircraft were to be operated without a valid registration, the lessee operator or, in some cases, the owner or lessor might be subject to penalties, which could constitute or result in a lien being placed on such aircraft. Failure to comply with registration requirements also could have other adverse effects, including inability to operate the aircraft and loss of insurance. We cannot assure you that all lessees will comply with these requirements.

We will need to re-lease or sell aircraft as leases expire to continue to generate sufficient funds to meet any debt obligations and finance our growth and operations. We may not be able to re-lease or sell aircraft on favorable terms, or at all.

Our business strategy entails the need to re-lease aircraft as our current leases expire to generate sufficient revenues to meet any debt obligations and finance our growth and operations. The ability to re-lease aircraft depends on general market and competitive conditions. Some of our competitors may have greater access to financial resources and, as a result of restrictions on us contained in the terms of our indebtedness, may have greater operational flexibility. If we are not able to re-lease an aircraft or to do so on favorable terms, we may be required to attempt to sell the aircraft to provide funds for debt service obligations or to otherwise finance our operations. Our ability to re-lease or sell aircraft on favorable terms or without significant off-lease time and transition costs could be adversely affected by depressed conditions in the airline and aircraft industries, airline bankruptcies, the effects of terrorism and war, the sale of other aircraft by financial institutions or other factors.

We rely on our customers’ continuing performance of their lease obligations.

Our success depends upon the financial strength of our customers, our ability to assess the credit risk of our customers and the ability of our customers to perform their contractual obligations to us. The ability of each customer to perform its obligations will depend primarily on the customer’s financial condition and cash flow, which may be affected by factors beyond our control, including:

●	geopolitical and other events, including war, acts of terrorism, civil unrest, outbreaks of epidemic diseases and natural disasters;

●	increases in operating costs, including the availability and cost of jet fuel and labor costs;

●	labor difficulties;

●	economic and financial conditions and currency fluctuations in the countries and regions in which the lessee operates; and

●	governmental regulation of, or affecting, the air transportation business, including noise and emissions regulations, climate change initiatives and age limitations.

We expect that some customers may encounter financial difficulties or suffer liquidity problems and, as a result, will struggle to make service and lease payments under our service contracts and operating leases. We further expect that customers experiencing financial difficulties may seek a reduction in their service and lease rates or other concessions. We could experience substantial delinquencies, particularly in any future downturns in the economy, which could worsen the financial condition and liquidity problems of these customers. In addition, we expect that many of our customers may be exposed to currency risk due to the fact that they earn revenues in their local currencies and certain of their liabilities and expenses are denominated in U.S. dollars, including lease payments to us. A delayed, missed or reduced rental payment from a lessee decreases our revenues and cash flow and may adversely affect our ability to make payments on any debt service obligations or otherwise finance our operations.

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There may be occasions where we are not in possession of any aircraft while the aircraft are on lease to the lessees. Consequently, our ability to determine the condition of the aircraft or whether the lessees are properly maintaining the aircraft may be limited to periodic inspections that we perform or that are performed on our behalf by third-party service providers or aircraft inspectors. A customer’s failure to meet its maintenance obligations under a lease could:

●	result in a grounding of the aircraft;

●	cause us to incur costs in restoring the aircraft to an acceptable maintenance condition to re-lease the aircraft;

●	adversely affect lease terms in the re-lease of the aircraft; and

●	adversely affect the value of the aircraft.

We cannot assure you that, in the event that a customer defaults, any security deposit paid or letter of credit provided by the customer will be sufficient to cover its outstanding or unpaid obligations and required maintenance expenses or be sufficient to discharge liens that may have attached to our aircraft.

If our customers encounter financial difficulties and we decide to restructure our contracts with those customers, this could result in less favorable contracts, significant reductions in our cash flows and adversely affect our ability to meet any debt service obligations or otherwise finance our operations.

We may receive requests for contract restructurings if any of our customers should experience financial difficulties. We may restructure contracts when customers are late in making payments, fail to make required payments or otherwise advise us that they expect to default in making required payments. A contract restructuring can involve a rescheduling of payments or even termination of a contract without receiving all or any of the past-due or deferred amounts. The terms and conditions of possible contract restructurings could result in a significant reduction of revenue which would have an adverse impact on our cash flow.

We may incur significant costs resulting from lease defaults, which could negatively affect our financial condition, cash flow and results of operations.

If we are required to repossess an aircraft after a lessee default, we may be required to incur significant costs. Those costs likely would include legal and other expenses associated with court or other governmental proceedings, including the cost of posting surety bonds or letters of credit necessary to effect repossession of an aircraft, particularly if the lessee is contesting the proceedings or is in bankruptcy. In addition, during any such proceedings the relevant aircraft would likely not be generating revenue. We could also incur substantial maintenance, refurbishment or repair costs if a defaulting lessee fails to pay such costs and where such maintenance, refurbishment or repairs are necessary to put the aircraft in suitable condition for remarketing or sale. We may also incur storage costs associated with any aircraft that we repossess and are unable to place immediately with another lessee. It may also be necessary to pay off liens, taxes and other governmental charges on the aircraft to obtain clear possession and to remarket the aircraft effectively, including, in some cases, liens that the lessor might have incurred in connection with the operation of its other aircraft. We could also incur other costs in connection with the physical possession of the aircraft.

We may suffer other negative consequences as a result of a lessee default, the related termination of the lease and the repossession of the related aircraft. It is likely that our rights upon a lessee default will vary significantly depending upon the jurisdiction and the applicable law, including the need to obtain a court order for repossession of the aircraft and/or consents for deregistration or export of the aircraft. We anticipate that when a defaulting lessee is in bankruptcy, protective administration, insolvency or similar proceedings, additional limitations may apply. Certain jurisdictions give rights to the trustee in bankruptcy or a similar officer to assume or reject the lease or to assign it to a third party, or entitle the lessee or another third party to retain possession of the aircraft without paying lease rentals or performing all or some of the obligations under the relevant lease. In addition, certain of our lessees may be owned, in whole or in part, by government-related entities, which could complicate our efforts to repossess our aircraft in that lessee’s domicile. Accordingly, we may be delayed in, or prevented from, enforcing certain of our rights under a lease and in remarketing the affected aircraft.

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If we repossess an aircraft, we may not necessarily be able to export or deregister and profitably redeploy the aircraft. We may also incur significant costs in retrieving or recreating aircraft records required for registration of the aircraft, and in obtaining the Certificate of Airworthiness for an aircraft. If, upon a lessee default, we incur significant costs in connection with repossessing our aircraft, are delayed in repossessing our aircraft or are unable to obtain possession of our aircraft as a result of lessee defaults, our financial condition, cash flow and results of operations would be negatively affected.

We may not correctly assess the credit risk of each customer or may not be in a position to charge risk-adjusted lease rates, and lessees may not be able to continue to perform their financial and other obligations under our contracts in the future. A delayed, reduced or missed rental payment from a customer decreases our revenues and cash flow and may adversely affect our ability to make payments on any debt obligations or otherwise fund our operations. While we may experience some level of delinquency under our contracts, default levels may increase over time, particularly as our aircraft age and if economic conditions deteriorate. A customer may experience periodic difficulties that are not financial in nature, which could impair its performance of maintenance obligations under the contracts. These difficulties may include the failure to perform required aircraft maintenance and labor-management disagreements or disputes.

In the event that a customer defaults under a contract, any security deposit paid or letter of credit provided by the customer may not be sufficient to cover the customer’s outstanding or unpaid obligations and required maintenance and transition expenses.

Failure to pay certain potential additional operating costs could result in the grounding or arrest of our aircraft and prevent the re-lease, sale or other use of our aircraft, which would negatively affect our financial condition and results of operations.

We may incur operational costs upon a customer default or where the terms of the contract require us to pay a portion of those costs. Such costs include:

●	the costs of casualty, liability and political risk insurance and the liability costs or losses when insurance coverage has not been or cannot be obtained as required, or is insufficient in amount or scope;

●	the costs of licensing, exporting or importing an aircraft, airport charges, customs duties, air navigation charges, landing fees and similar governmental or quasi-governmental impositions, which can be substantial;

●	penalties and costs associated with the failure of customers to keep aircraft registered under all appropriate local requirements or obtain required governmental licenses, consents and approvals; and

●	carbon taxes or other fees, taxes or costs imposed under emissions limitations, climate change regulations or other initiatives.

The failure to pay certain of these costs can result in liens on the aircraft and the failure to register the aircraft can result in a loss of insurance. These matters could result in the grounding or arrest of the aircraft and prevent the re-lease, sale or other use of the aircraft until the problem is cured, which would negatively affect our financial results.

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Our customers may have inadequate insurance coverage or fail to fulfill their respective indemnity obligations, which could result in us not being covered for claims asserted against us and may negatively affect our business, financial condition and results of operations.

Although we do not expect to control the operation of our aircraft leased to our customers, our ownership of the aircraft could give rise, in some jurisdictions, to strict liability for losses resulting from their operation. Our customers will be required to indemnify us for, and insure against, liabilities arising out of the use and operation of the aircraft, including third-party claims for death or injury to persons and damage to property for which we may be deemed liable. Customers will also be required to maintain public liability, property damage and certain other risk insurance on the aircraft at agreed upon levels. There may be circumstances under which it would be desirable for us to maintain some additional insurance coverage at our expense, which would add to our operating expenses.

We cannot assure you that the insurance maintained by our customers will be sufficient to cover all types of claims that may be asserted against us. Any inadequate insurance coverage or default by customers in fulfilling their indemnification or insurance obligations, as well as the lack of available insurance, could reduce the proceeds upon an event of loss and could subject us to uninsured liabilities, either of which could adversely affect our business, financial condition and results of operations.

Failure to obtain certain required licenses, consents and approvals could negatively affect our ability to re-lease or sell aircraft, which would negatively affect our business, financial condition and results of operations.

Aircraft leases often require specific licenses, consents or approvals. These include consents from governmental or regulatory authorities for certain payments under the leases and for the import, re-export or deregistration of the aircraft. Subsequent changes in applicable law or administrative practice may increase or otherwise modify these requirements. In addition, a governmental consent, once given, might be withdrawn. Furthermore, consents needed in connection with future re-leasing or sale of an aircraft may not be forthcoming. Any of these events could adversely affect our ability to re-lease or sell aircraft that we acquire, which would negatively affect our business, financial condition and results of operations.

Some of our contracts may provide customers with early termination options.

We may enter into contracts that provide the customers with early termination options. If any lease is terminated early at a time when we could not re-lease the aircraft at rates at least as favorable to us as the terminated lease, our results of operations could be adversely affected.

We may have operations in many countries and such operations may be subject to a number of risks specific to these countries.

Non-U.S. sales could account for a material portion of our revenues as our operation develops. As a result, we may be subject to risks of doing business internationally, including:

●	Changes in regulatory requirements;

●	Domestic and international government policies;

●	Fluctuations in international currency exchange rates;

●	Volatility in international political and economic environments;

●	The development and continuation of armed conflict in some regions;

●	Uncertainties and restrictions concerning the availability of funding credit or guarantees; and

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●	Imposition of domestic and international taxes, export controls, tariffs, embargoes and other trade restrictions.

While the impact of these factors is difficult to predict, any one or more of these factors could adversely affect our operations in the future.

We cannot assure you that we will be able to enter into profitable leases for any aircraft acquired, which would negatively affect our financial condition, cash flow and results of operations.

We cannot assure you that we will be able to enter into profitable leases upon the acquisition of the aircraft we purchase in the future. You must rely upon our management team’s judgment and ability to evaluate the ability of customers and other counterparties to perform their obligations to us and to negotiate transaction documents. We cannot assure you that our management team will be able to perform such functions in a manner that will achieve our investment objectives, which would negatively affect our financial condition, cash flow and results of operations.

Any disruption in our information systems could disrupt our operations and would be adverse to our business and financial operations. Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

Our business may be impacted by disruptions including threats to physical security, information technology or cyber-attacks or failures, damaging weather or other acts of nature and pandemics or other public health crises. Any of these disruptions could affect our internal operations or our ability to deliver products and services to our customers. Any significant delays, or any destruction, manipulation or improper use of our data, information systems or networks could impact our sales, increase our expenses and/or have an adverse effect on our reputation and the reputation of our products and services.

Unauthorized access to our or our customers’ information and systems could negatively impact our business.

We may face certain security threats, including threats to the confidentiality, availability and integrity of our data and systems. We will maintain an extensive network of technical security controls, policy enforcement mechanisms and monitoring systems in order to address these threats. While such measures are designed to prevent, detect and respond to unauthorized activity in our systems, certain types of attacks could result in significant financial or information losses and/or reputational harm. If we cannot prevent the unauthorized access, release and/or corruption of our customers’ confidential, classified or personally identifiable information, our reputation could be damaged, and/or we could face financial losses.

Our failure to comply with environmental laws could adversely affect our business and financial condition.

We will be subject to various federal, state, local and non-U.S. laws and regulations related to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions, as well as third-party claims for property damage or personal injury, if we were to violate or become liable under environmental laws or regulations. In some cases, we may be subject to such costs due to environmental impacts attributable to operations or the operations of companies we have acquired. In other cases, we may become subject to such costs due to an indemnification agreement between us and a third party relating to such environmental liabilities. In addition, new laws and regulations, more stringent enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new remediation requirements could result in additional costs.

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Risk Factors Relating to the Need for Additional Capital

We have a history of generating significant losses, we have a substantial working capital deficiency and a stockholders’ deficiency and we may not be able to achieve and sustain profitability, all of which have led us to reduce Company headcount. The report of our independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

To date, we have not been profitable, and we may never achieve profitability on a full-year or consistent basis. For the six months ended June 30, 2017, we incurred net losses of $841,633, and we incurred net losses of $3,126,072 and $7,525,821 for the years ended December 31, 2016 and 2015, respectively. The report of our independent registered public accounting firm with respect to our consolidated financial statements as of December 31, 2016 and for the year then ended contains an explanatory paragraph that expresses substantial doubt about the Company’s ability to continue as a going concern. The report also states that we have incurred significant operating losses and negative cash flows from operations. Our plans in regard to these matters are described in Note 2 to our consolidated financial statements as of December 31, 2016 and for the years ended December 31, 2016 and 2015, included herein. We have reduced Company headcount from 38 employees in 2015 to 22 in 2016 to 11 at present. Our financial statements do not include any adjustments that might result were we unable to continue as a going concern. If our plans or assumptions change or prove to be inaccurate, we may incur net losses in 2017; for the six months ended June 30, 2017, we incurred net losses of $841,633. As a result of the foregoing difficulties, investors may lose all or part of their investment.

We will need additional capital to finance our growth, and we may not be able to obtain it on terms acceptable to us, or at all, which may limit our ability to satisfy commitments to acquire additional aircraft and to compete effectively in the aviation services and leasing market and would negatively affect our financial condition, cash flow and results of operations.

Growing an aircraft portfolio to carry out our business plan will require substantial capital. Accordingly, we will need to obtain additional financing, which may not be available to us on favorable terms or at all. Our access to additional sources of financing will depend upon a number of factors over which we have limited control, including:

●	general market conditions;

●	the condition of credit and capital markets;

●	the state of the aviation industry;

●	the market’s view of the quality of our assets;

●	the market’s perception of our business performance and growth potential;

●	the prospect that additional equity investors may be diluted as a result of the securities being issued in connection with the Financing;

●	interest rate fluctuations; and

●	our current and potential future earnings and cash distributions.

Weaknesses in the capital and credit markets could negatively affect one or more private lenders and could cause one or more private lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if there are new regulatory capital requirements imposed on our private lenders, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

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If we are unable to raise additional funds or obtain capital on terms acceptable to us, we may not be able to satisfy funding requirements should we have any aircraft acquisition commitments then in place. If we are unable to satisfy our purchase commitments, we may be forced to forfeit our deposits. Further, we would be exposed to potential breach of contract claims by our customers and suppliers. These risks may also be increased by the volatility and disruption in the capital and credit markets. Depending on market conditions at the time, we may have to rely more heavily on additional equity issuances, which may be dilutive to our equity holders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities and other purposes. Moreover, if additional capital is raised through the issuance of additional equity securities, the interests of existing stockholders could be diluted. These risks could negatively affect our financial condition, cash flow and results of operations.

We are dependent upon continued availability of financing to manage our business and to execute our business strategy, and additional financing may not be available on terms acceptable to us.

Our ability to manage our business and to execute our business strategy is dependent, in part, on the availability of debt and equity capital. Access to the debt and equity capital markets may be limited by various factors, including the overall condition of those markets, general economic factors, the state of the aviation industry, our business performance and growth potential, the quality of our assets, the prospect that additional equity investors may be diluted as a result of the securities issued in connection with the Financing and other factors. Debt and equity capital may not be available to us on favorable terms, or at all. Our inability to obtain financing on favorable terms could adversely affect our results of operations and financial condition.

We may enter into credit facilities that could limit our operational flexibility, our ability to effectively compete and our ability to grow our business as currently planned, which could negatively affect our financial condition, cash flow and results of operations.

We may enter into credit facilities that contain financial and non-financial covenants, such as requirements that we comply with one or more of the following covenants: debt-to-equity, dividend restrictions, minimum net worth and interest coverage ratios, change of control provisions, and prohibitions against our disposing of our aircraft or other aviation assets without a lender’s prior consent. Complying with such covenants may at times necessitate that we forego other opportunities, such as using available cash to grow our aircraft fleet or promptly disposing of less profitable aircraft or other aviation assets. Moreover, any failure to comply with any such covenants would likely constitute a default under such facilities and could give rise to an acceleration of some, if not all, of our then outstanding indebtedness, which would have a negative effect on our business and our ability to continue as a going concern.

In addition, we cannot assure you that our business will generate cash flow from operations in an amount sufficient to enable us to service our debt and grow our operations as planned. We cannot assure you that we will be able to obtain or refinance any debt financing on favorable terms, if at all. In addition, we cannot assure you that in the future we will be able to access long-term financing or credit support on attractive terms, if at all. Any inability to generate sufficient cash flow, maintain our fleet and facilities, or access long-term financing or credit support would negatively affect our financial condition, cash flow and results of operations.

An unexpected increase in our expected borrowing costs would negatively affect our financial condition, cash flow and results of operations.

We plan to finance many of the aircraft we acquire through a combination of short-term and long-term debt financings. As these debt financings mature, we may have to refinance these commitments by entering into new financings, which could result in higher borrowing costs, or repay them by using cash on hand or cash from the sale of our assets. Moreover, an increase in interest rates under the various debt financing facilities that we plan to put in place would have a negative effect on our earnings and could make aircraft leasing contracts unprofitable.

Some debt financings may bear interest at a floating rate, such that our interest expense would vary with changes in the applicable reference rate. As a result, our inability to sufficiently protect ourselves from changes in our cost of borrowing may have a direct, negative impact on our net income. Our lease rental stream will generally be fixed over the life of our leases, whereas we may use floating-rate debt to finance a significant portion of our aircraft acquisitions. If we have floating rate debt financings in place and interest rates increase, we would be obligated to make higher interest payments to our lenders. If we incur significant fixed-rate debt in the future, increased interest rates prevailing in the market at the time of the incurrence of such debt would also increase our interest expense and negatively affect our financial condition, cash flow and results of operations.

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Any such hedging activities we engage in to obtain interest rate protection will require us to incur additional costs, and there can be no assurance that we will be able to successfully protect ourselves from any or all negative interest rate fluctuations at a reasonable cost.

As a result of the Financing, the Business Combination and the Securities Purchase Agreement, we have a complex capital structure with a significant warrant overhang that may limit our ability to successfully raise capital, and even if successful, a capital raise may result in significant dilution to then current holders of our common stock.

As a result of the Financing, the Business Combination and the Securities Purchase Agreement, we have a complex capital structure. The Series A Warrants, which are convertible into either shares of our common stock or Preferred Stock, and which include certain substantial anti-dilution protections for their holders, may limit the capital raising and liquidity alternatives available to us and, as a result, we may not be able to successfully raise capital through a public or private equity offering, particularly if the price of our common stock at such time is below the levels at which the anti-dilution protections in the Series A Warrants take effect, and any such offering, even if successful, could result in significant additional dilution to the then current holders of our common stock.

Risk Factors Relating to Operating in the Aviation Industry

Increases in fuel costs could materially negatively affect our lessees and by extension the demand for aircraft that we acquire, which would negatively affect our financial condition, cash flow and results of operations.

Fuel costs represent a major expense in the aviation industry, and fuel prices fluctuate widely depending principally on international market conditions, geopolitical and environmental events, regulatory changes (including those related to greenhouse gas emissions) and currency exchange rates. Political unrest in the Middle East and North Africa has generated uncertainty regarding the predictability of the world’s future oil supply. Other events can also significantly affect fuel availability and prices, including natural disasters, decisions by the Organization of the Petroleum Exporting Countries regarding their members’ oil output, and the changes in global demand for fuel from countries such as China.

High fuel costs, including fuel cost increases that could occur in the future, would likely have a material negative impact on the profitability of aviation industry participants, including Tempus. In addition, our customers may not be able to manage fuel cost risk by appropriately hedging their exposure to fuel price fluctuations. If fuel price increases occur, they are likely to cause our customers to incur higher costs or experience reduced revenues. Consequently, these conditions may:

●	affect our customers’ ability to make contractually required payments;

●	result in contract and lease restructurings and aircraft and engine repossessions;

●	increase our costs of maintaining and marketing aircraft;

●	impair our ability to remarket aircraft and other aviation assets or remarket or otherwise sell our assets on a timely basis at favorable rates; or

●	reduce the sale proceeds received for aircraft or other aviation assets upon any disposition.

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Such effects would materially negatively affect demand for our aircraft which would negatively affect our financial condition, cash flow and results of operations.

Government regulations could require substantial expenditures, reduce our profitability and limit our growth.

Our business will be subject to regulation by state, federal and foreign governmental authorities. Aircraft are subject to regulations imposed by aviation authorities regarding aircraft maintenance and airworthiness. Laws affecting the airworthiness of aircraft generally are designed to ensure that all aircraft and related equipment are continuously maintained in proper condition to enable safe operation of the aircraft. Aircraft manufacturers also may issue their own recommendations. Airworthiness directives and similar requirements typically set forth particular special maintenance actions or modifications to certain aircraft types or models that the owners or operators of aircraft must implement.

Each customer will generally be responsible for complying with airworthiness directives with respect to its aircraft and is required to maintain the aircraft’s airworthiness. To the extent that a customer fails to comply with airworthiness directives required to maintain its certificate of airworthiness or other manufacturer requirements in respect of an aircraft or if the aircraft is not currently subject to a lease, we may have to bear the cost of such compliance. Under certain leases, we may agree to share with our customers the cost of obligations under airworthiness directives (or similar requirements). These expenditures can be substantial and, to the extent we are required to pay them, our cash flow could be substantially adversely affected.

In addition to these expenditures, which may be substantial, significant new requirements with respect to noise standards, emission standards and other aspects of our aircraft or their operation could cause our costs to increase and could cause the value of our aircraft portfolio to decrease. Other governmental regulations relating to noise and emissions levels may be imposed not only by the jurisdictions in which the aircraft are registered, possibly as part of the airworthiness requirements, but also by other jurisdictions where the aircraft operate. In addition, most countries’ aviation laws require aircraft to be maintained under an approved maintenance program having defined procedures and intervals for inspection, maintenance and repair. To the extent that our aircraft are not under lease or a customer defaults in effecting such compliance, we are required to comply with such requirements at our expense.

The variability of supply and demand for aircraft and other aviation assets could depress lease rates and the value of our leased assets, which would have an adverse effect on our financial results and growth prospects and on our ability to meet our debt obligations.

The aviation leasing and sales industry has experienced periods of aircraft oversupply and undersupply. The economic downturn and the slowdown in air travel between 2008 and early 2010 contributed to a decrease in the demand for aircraft and resulted in capacity cuts by airlines. In addition, manufacturers are increasing production rates of some aircraft types, which may result in an increase in the supply of aircraft. The oversupply of a specific type of aircraft or other aviation asset in the market is likely to depress lease rates for, and the value of, that type of asset. The supply and demand for aircraft is affected by various cyclical and non-cyclical factors that are not under our control, including:

●	passenger air travel and air cargo demand;

●	increased supply due to the sale of aircraft portfolios;

●	geopolitical and other events, including war, acts of terrorism, civil unrest, outbreaks of epidemic diseases and natural disasters;

●	operating costs, availability of jet fuel and general economic conditions affecting our lessees’ operations;

●	governmental regulation, which includes new airworthiness directives, statutory limits on age of aircraft and restrictions in certain jurisdictions on the age of aircraft for import and other factors leading to obsolescence of aircraft models;

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●	interest rates;

●	airline restructurings and bankruptcies;

●	cancellations of orders for aircraft;

●	delays in delivery by manufacturers;

●	availability and cost of credit;

●	manufacturer production levels and technological innovation;

●	retirement and obsolescence of aircraft models;

●	manufacturers merging or exiting the industry or ceasing to produce aircraft or engine types;

●	accuracy of estimates relating to future supply and demand made by manufacturers and lessees;

●	reintroduction into service of aircraft or engines previously in storage; and

●	airport and air traffic control infrastructure constraints.

These factors may produce sharp and prolonged decreases in asset values and achievable lease rates, which would have an impact on the value of our fleet and our cost of acquiring aircraft or other aviation assets, may result in lease defaults and could delay or prevent the aircraft or other aviation assets from being leased or re-leased on favorable terms, or, if desired, sold on favorable terms.

Other Risk Factors

The Company may experience difficulty in obtaining new contracts or maintaining existing contracts due to customer concerns about the Company’s solvability.

The Company’s continuing uncertainty regarding its ability to remain a going concern may create difficulties in obtaining new contracts and customers, or in maintaining existing contracts. Both potential new customers and existing customers may question the Company’s ability to provide proposed or contracted services. The Company has recently had discussions with one major customer seeking assurances as to the Company’s ability to provide the contracted services. In the event any major customer chooses not to continue its contract with the Company, the loss of the contract would have material negative consequences on the Company’s business and financial situation.

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The Company may have difficulty in retaining existing employees or recruiting new employees due to reductions in salary.

As part of the Company’s efforts to reduce its operating costs, it has informed certain senior employees that there will be reductions in salaries beginning in the near future. Certain employees may be offered equity incentives to offset the reductions in salary. As a result of such reductions, and despite the equity incentives, the Company may experience difficulties in retaining or recruiting qualified personnel. In the event the Company is not able to fill key positions with qualified personnel, the Company‘s business and prospects may suffer a material negative impact.

The decreased sales force resulting from the general reduction in the Company’s headcount may make it more difficult to obtain new contracts.

The general reduction in the Company’s headcount has also decreased the size of its sales force. As a result, it may be more difficult for the Company to identify and exploit business opportunities and obtain new customers and contracts. The Company’s results of operations and prospectus for growth may thus be negatively impacted.

We are a holding company and conduct all of our operations through our subsidiaries.

We are a holding company and derive all of our operating income from Tempus and other subsidiaries. Other than any cash we may retain, all of our assets will be held by our direct and indirect subsidiaries. We will rely on the earnings and cash flows of Tempus and our subsidiaries.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was a limited public market for Chart’s securities. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities following may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the aviation services market in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products on a timely basis;

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●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving Tempus Holdings;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of our stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for aviation services -related stocks or the stocks of other companies which investors perceive to be similar to Tempus Holdings could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Our business and stock price may suffer as a result of our lack of public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock in an adverse manner, the price and trading volume of our common stock could decline.

Our lack of public company operating experience may make it difficult to forecast and evaluate our future prospects. If we are unable to execute our business strategy, either as a result of our inability to manage effectively our business in a public company environment or for any other reason, our business, prospects, financial condition and operating results may be harmed.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us changes its recommendation regarding our stock in an adverse manner, or provides more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

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The terms of the registration rights agreement with the New Investors with respect to our securities issued to the New Investors, the terms of the Series A Warrants and the terms of our Preferred Stock impose substantial penalties on us in the event the New Investors exercise those registration rights or holders of the Series A Warrants or the Preferred Stock exercise those warrants or convert that Preferred Stock, and we fail to register such securities or deliver the common stock or Preferred Stock, as applicable, then due within the time periods and in the manner specified in the registration rights agreement, the terms of the Series A Warrants or the Preferred Stock, respectively.

Under the terms of the registration rights agreement we entered into with the New Investors with respect to our securities issued to the New Investors, the terms of the Series A Warrants and the terms of Preferred Stock, if holders thereof exercise those registration rights or warrants or convert that Preferred Stock, and we fail to deliver our common stock or Preferred Stock, as applicable, or, in the case of the exercise of registration rights, fail to register the sale or resale of such securities, in each due within the time periods and in the manner specified, respectively, we may suffer substantial penalties. In particular, if we fail, for any or no reason, on or prior to the later of (i) three trading days after a warrant exercise notice or Preferred Stock conversion notice, as applicable, or (ii) one trading day after receipt of the warrant exercise price, notice of a cashless warrant exercise or receipt of the Preferred Stock conversion price, as applicable, to either issue and deliver to the holder (or its designee) a certificate for the number of shares of common stock to which the holder is entitled or, if a registration statement covering the issuance or resale of the shares of common stock is not available and we fail to promptly so notify the holder and deliver the shares of common stock electronically, then, in addition to all other remedies available to the holder, (x) we will be required to pay in cash to the holder, on each day after the required share delivery date on which such delivery failure continues, an amount equal to 1% of the product of (A) the sum of the number of shares of common stock not issued to the holder on or prior to the share delivery deadline and to which the holder is entitled, multiplied by (B) any trading price of the common stock selected by the holder in writing as in effect at any time during the period beginning on the date on which the holder gave its warrant exercise or preferred stock conversion notice and ending on the applicable share delivery date, and (y) the holder, upon written notice to us, may void its exercise or conversion notice; provided that the voiding of an exercise or conversion notice shall not affect our obligations to make any payments which have accrued prior to the date of such notice. In addition, if on or after such share delivery deadline the holder purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by the holder of all or any portion of the number of shares of common stock issuable upon such exercise that the holder anticipated receiving from us, then, in addition to all other remedies available to the holder, we will be required to, within three business days after the holder’s request and in the holder’s discretion, either (I) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of common stock so purchased, or (II) promptly issue and deliver the shares to which the holder is entitled and pay cash to the holder in an amount equal to the excess (if any) of the price described in clause (I) above over the product of (a) such number of shares multiplied by (b) the lowest closing sale price of the common stock on any trading day during the period commencing on the date of the applicable exercise or conversion notice and ending on the date of such issuance and payment. These penalties could result in substantial costs to us.

The future exercise of registration rights may adversely affect the market price of our common stock.

Our common stock and other securities are subject to multiple registration rights agreements, as described in detail below in the section titled “Description of Securities—Registration Rights.” We will bear the costs of registering the securities subject to the registration rights agreements. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock.

We have a complex capital structure that may make an acquisition of us by an acquiring party unattractive.

We have a complex capital structure. Specifically, the terms of the Series A Warrants and the Preferred Stock include certain substantial protections for their holders, which may limit our ability to complete acquisitions using our securities as consideration. Under the terms of the Series A Warrants, we may not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes in writing all of our obligations under such warrants. A “Fundamental Transaction” means, among other things, a transaction in which we, directly or indirectly, including through our subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another entity; (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties, assets or “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more entities; (iii) make, or allow one or more entities to make, or allow us to be subject to or have our common stock be subject to or party to one or more entities making, a purchase, tender or exchange offer that is accepted by at least 50% of the outstanding shares of common stock; (iv) consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more entities whereby all such entities, individually or in the aggregate, acquire at least 50% of the outstanding shares of common stock; or (v) reorganize, recapitalize or reclassify our common stock. The foregoing provisions will not apply to a Fundamental Transaction where the purchaser or other successor entity, after giving effect to such Fundamental Transaction, does not have any equity securities that are then listed or designated for quotation on a national securities exchange or automated quotation system. Moreover, a holder of Series A Warrants may choose, in connection with any Fundamental Transaction, to have us or the successor entity purchase our warrants from the holder by paying the holder cash in an amount equal to the “Black Scholes Value” (as defined in the Series A Warrants) of such warrants. Under the terms of the Preferred Stock, we are subject to similar constraints, including that we may not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes in writing all of our obligations under the certificate of designations for the Preferred Stock, although (in contrast to the terms of the Series A Warrants) the foregoing Preferred Stock provisions will not apply to a Fundamental Transaction where the purchaser or other successor entity provides cash consideration and such Fundamental Transaction does not involve the issuance of any securities to the holders of our securities or securities of our affiliates.

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As a result of the foregoing, a potential acquirer of our company that offers securities, or cash and securities, as acquisition consideration would have to assume in writing all of our obligations under the Series A Warrants and the Preferred Stock, and a potential acquirer that offers cash only as acquisition consideration would have to assume in writing all of our obligations under the Series A Warrants. A potential acquirer could conclude that accepting such an outcome, or negotiating with holders of the Series A Warrants and the Preferred Stock in order to reach a different outcome, would make an acquisition of our company unattractive.

There may be limitations on the effectiveness of our internal controls, and a failure of our internal control systems to prevent error or fraud could materially harm our Company.

We do not expect that our systems of internal control over disclosure and financial reporting, even if timely and well established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all errors and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely affect our business.

Our management has identified a material weakness in our internal control over financial reporting. Such weaknesses could hamper our ability to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner.

Our management has concluded that our internal control over financial reporting may not have been consistently effective through the date hereof, due to the fact that, at times, including in particular at times since December 31, 2016, we may not have employed a sufficient number of accounting personnel to adequately segregate duties. A failure to adequately segregate duties means that, for example, journal entries and account reconciliations may not be reviewed by someone other than the preparer, heightening the risk of error or fraud. Such a failure constitutes a material weakness in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we are unable to remediate this material weakness or avoid other control deficiencies, we may not be able to report our financial results accurately, prevent errors or fraud or file our periodic reports as a public company in a timely manner. The foregoing could result in the loss of investor confidence, errors in our public filings and declines in the market price of our securities.

Our management’s reports on the effectiveness of our internal control over financial reporting are not required to be attested to by our independent auditor.

Under Section 404(a) of the Sarbanes-Oxley Act of 2002, our management is required to report, in each of our annual reports under Form 10-K, on the effectiveness of our internal control over financial reporting. However, because we are a smaller reporting company, we are not required to have our independent auditor attest to our management’s assessments of our internal control over financial reporting expressed in such reports, as larger companies are required to do under Section 404(b) of the Sarbanes-Oxley Act. As a result, if our management is not able to effectively assess our internal control over financial reporting, the absence of auditor attestation procedures may deprive us of opportunities to discover problems with our internal control over financial reporting. If we are not able to implement and maintain adequate internal control over financial reporting, the quality of our financial reporting could suffer and our business, investor confidence in our Company and our securities and the market price of our stock could all suffer.

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The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ (if applicable) and other applicable securities rules and regulations. Compliance with these rules and regulations increase our legal and financial compliance costs, make some business activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

Provisions in our amended and restated charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. In addition, certain terms of the certificate of designations for our Preferred Stock may further inhibit a takeover of us, including the requirement that an acquirer of our company keep the Preferred Stock, or identical securities, outstanding after the takeover in a transaction involving securities as full or partial consideration. Moreover, the Series A Warrants have a similar requirement that an acquirer of our company keep such warrants, or identical securities, outstanding after the takeover, regardless of whether the consideration paid includes cash, securities or both, which may further inhibit a takeover.

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We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including non-U.S. governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Concentration of ownership may have the effect of delaying or preventing a change in control.

As of the date hereof, the Members and the Tempus Affiliate Investor beneficially own approximately 12.3% of our common stock, Chart’s initial stockholders and the Chart Affiliate Investors beneficially own approximately 21.8% of our common stock and each of the three New Investors, taking into account the 4.99% Beneficial Ownership Limitation as described below, beneficially own 4.99% of our common stock. This ownership percentage does not take into account (i) the issuance of any shares under our 2015 Omnibus Equity Incentive Plan, (ii) the potential issuance pursuant to the Merger Agreement of up to an additional 6,300,000 Earn-out Shares to the Members upon the achievement of certain financial milestones, (iii) any indemnification payments or purchase price adjustments under the Merger Agreement that are made by delivery of shares of our common stock, (iv) the issuance of any shares of common stock upon the exercise of any of the Series A-1 Warrants, or upon the conversion of the outstanding Preferred Stock, in excess of the 4.99% Beneficial Ownership Limitation described below, or (v) the issuance of any shares of common stock resulting from the conversion of the 10% Senior Secured Convertible Note due April 28, 2018. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

The rights granted to the holder of the 10% Senior Secured Convertible Note due April 28, 2018, could give it the ability to determine the outcome of shareholder votes, and thus to effectively control the Company.

On April 28, 2017, the Company entered into a Note Purchase Agreement with Santiago Business Co. International Ltd (“Santiago”) pursuant to which the Company issued and sold to Santiago its 10% Senior Secured Convertible Note due April 28, 2018, in an aggregate principal amount of $6,200,000 (the “Note”). Upon conversion of the Note at a conversion price of $0.08 per share, Santiago has the right to acquire up to 77,500,000 shares of Common Stock, which, together with the 2 million shares already held by Santiago, would constitute approximately 83.9% of our outstanding shares of Common Stock as of the date hereof. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations -- 10% Senior Secured Convertible Note due April 28, 2018”. In addition, the terms of the Note provide for the Noteholder to have the right to vote at meetings of our shareholders on an as-converted basis, although our Certificate of Incorporation would need to be amended for such right to be given effect.

As a result, the holder of the Note could acquire the ability to determine the outcome of voting at meetings of our shareholders and thus significantly influence our business through appointing the members of our Board of Directors and controlling actions that require Board or shareholder approval. The Noteholder is not obligated to provide us with financial support, and its interests as shareholder or Noteholder may diverge from those of our other shareholders.

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Our stockholders may experience dilution due to previous private placements of securities.

In connection with and following the Business Combination, we have completed private placements which are potentially dilutive to our stockholders:

-	In connection with the Business Combination, we issued securities convertible or exercisable into shares of common stock. As of the date hereof, a total of 9,734,500 shares of our common stock may be issued upon the conversion or exercise of such securities. The number of shares issuable upon the conversion or exercise of such securities may be adjusted from time to time for stock splits, stock dividends, distributions and similar transactions.

-	In April 2017, we issued a 10% Senior Secured Convertible Note due April 28, 2018, which may be converted into 77,500,000 shares of our common stock using a conversion price of $0.08 per share, subject to adjustment for stock splits, stock dividends, and similar transactions. Any accrued and unpaid interest on the note may also be converted into shares of common stock. Shares issued upon conversion are subject to a registration rights agreement.

-	In August, 2017, we announced a definitive purchase agreement for the acquisition of six Lockheed L-1011s. Having completed a successful inspection and evaluation, we expect to acquire the aircraft in the immediate future by issuing approximately 6,730,769 shares of our common stock to the seller of the aircraft at a value of $0.52 per share.

-	On October 6, 2017, we entered into an equity financing agreement with GHS Investments LLC, a Nevada limited liability company, under which we may issue, over the next 24 months, shares of common stock representing up to an aggregate of $12,000,000 of equity financing. The number of shares to be issued would be based on a discount to the average market price of the shares during a specified pricing period. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources”. Shares issued under the equity financing agreement are subject to a registration rights agreement.

-	We are contemplating putting in place an equity compensation program for selected officers, which may provide for the issuance of up to 1.5 million shares.

The issuance of shares of our common stock pursuant to the securities and transactions described above could cause shareholder dilution and a decline in the market price of our common stock.

In addition, contemporaneously with the filing of this prospectus, we are filing a registration statement with the Securities and Exchange Commission for the resale of up to 5,842,404 shares of our common stock by holders of our securities exercising their registration rights under the Tempus Registration Rights Agreement and the New Investors Registration Rights Agreement. See “Description of Securities – Registration Rights” below.

Our Board of Directors currently consists of only one member, which reduces the opportunity to benefit from different opinions, experiences and judgments in management decisions.

Since April 2017, our Board of Directors has consisted of only one member, who is our Chief Executive Officer. As a result, Board decisions are taken based on the vote of the single member, without the benefit of exchanges of opinions, experiences, and opinions which can occur in a multi-member Board of Directors, and there are no separate Board committees with specific responsibilities or to undertake specific missions. As a result, our highest governing body reflects the choices of the single director, rather than the collective judgment of a group of directors.

In addition, because our sole director is not independent, there is no independent judgment at the Board level regarding, among other matters, the Company’s policies, internal accounting system or financial reporting.  Furthermore, our sole director is not considered to be a “financial expert” in that he does not have the education or experience of being a chief financial officer.

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The trading price of our common stock has been subject to wide fluctuations.

Our common stock is currently quoted for public trading on the OTCQB. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus. These forward-looking statements relate to expectations for future financial performance, business strategies and expectations for our business. Specifically, forward-looking statements may include statements relating to:

●	our future financial performance and future financial performance of our subsidiaries, including Tempus;

●	changes in the market for our products and services;

●	expansion and other plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate”, “plan”, “project”, “forecast”, “intend”, “expect”, “anticipate”, “believe”, “seek” or “target”, or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus, and expectations, forecasts and assumptions as of that date, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by our forward-looking statements. Some factors that could cause actual results to differ include, among others:

●	the inability to realize anticipated benefits of the Business Combination, which could result from, among other things, competition or the inability of the combined business to grow and manage growth profitably;

●	the outcome of any legal proceedings that might be instituted against us or our subsidiaries, including any legal proceedings relating to the Business Combination;

●	changes in applicable laws or regulations;

●	the possibility that we or our subsidiaries might be adversely affected by other economic, business or competitive factors; and

●	other risks and uncertainties indicated in this prospectus, including those indicated under the section entitled “Risk Factors.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by GHS Investments LLC.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

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CLOSING PRICE OF SECURITIES AND DIVIDENDS

Our common stock and IPO warrants are currently quoted on the OTCQB Marketplace under the symbols “TMPS” and “TMPSW,” respectively. Prior to the closing of the Business Combination, Chart’s units, common stock and IPO warrants traded on the OTCQB Marketplace and the NASDAQ Capital Market under the symbols “CACGU”, “CACG” and “CACGW”. Upon the consummation of the Business Combination, any of Chart’s units that were not previously separated were separated into their component securities of one share of common stock and one public warrant, and the units ceased public trading. In the Business Combination, Chart’s common stock and IPO warrants were exchanged for our common stock and IPO warrants, on a one-for-one basis. There is no established trading market for the Series A-1 Warrants the Series B-1 Warrants and the Preferred Stock.

On October 19, 2017, the closing prices of our common stock and IPO warrants were $0.19 and $0.015, respectively. Investors are urged to obtain more current price quotations prior to investing.

Dividend Policy

We have not paid any dividends on the common stock to date. It is our present intention to retain any earnings for use in our business operations and, accordingly we do not anticipate the board of directors declaring any dividends in the foreseeable future on our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Selected Historical Financial Data” and the financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Overview

Tempus Applied Solutions Holdings, Inc. (“we”, the “Company” or “Tempus Holdings”) provides turnkey flight operations, customized design, engineering and modification solutions and training services that support critical aviation missions of the United States Department of Defense (the “DoD”), the U.S. intelligence community, foreign governments, heads of state and high net worth individuals worldwide.

Going Concern

To date, we have not been profitable, and we may never achieve profitability on a full-year or consistent basis. We incurred net losses of $3,126,072 and $7,525,821 for the years ended December 31, 2016 and 2015, respectively. We have experienced operating losses and negative cash flows from operations, and we currently have a working capital deficit, due principally to delays in the commencement of contracts and low margins on initial contracts. If our plans or assumptions change or prove to be inaccurate, we may incur net losses in 2017. As a result of the foregoing difficulties, investors may lose all or part of their investment. The report of our independent registered public accounting firm with respect to our consolidated financial statements as of December 31, 2016 and for the year then ended contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern. Our plans in regard to these matters are described in Note 2 to our consolidated financial statements as of December 31, 2016 and for the years ended December 31, 2016 and 2015, included herein. Our financial statements do not include any adjustments that might result were we unable to continue as a going concern.

Reduction in Company headcount

As part of our efforts to limit overhead, we have reduced Company headcount from 38 employees in 2015 to 22 in 2016 to 11 at present.

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10% Senior Secured Convertible Note due April 28, 2018

The following descriptions of the 10% Senior Secured Convertible Note due April 28, 2018, and the related agreements do not purport to be complete and are qualified in their entirety by reference to their full text, copies of which are included in this Report as Exhibits 10.19 and 10.20, and are incorporated herein by reference.

On April 28, 2017, the Company entered into a Note Purchase Agreement with Santiago Business Co. International Ltd (“Santiago”), a business company organized under the laws of the British Virgin Islands, pursuant to which the Company issued and sold to Santiago its 10% Senior Secured Convertible Note due April 28, 2018, in an aggregate principal amount of $6,200,000 (the “Note”) and Santiago caused to be transferred to the Company certain shares of capital stock of a subsidiary of Santiago, Bluebell Business Limited, a company limited by shares organized and existing under the laws of the British Virgin Islands (“Bluebell”).

Upon conversion of the Note at a conversion price of $0.08 per share, Santiago has the right to acquire up to 77,500,000 shares of Common Stock.  Assuming conversion of the Note in full, assuming further that no warrants to purchase Common Stock or securities convertible into shares of Common Stock held by parties other than Santiago are exercised or converted, and taking into account 2,032,944 shares of Common Stock acquired by Santiago in a separate transaction (see below), shares beneficially owned by Santiago and which it has the right to acquire would constitute approximately 84.5% of the shares of Common Stock that would be issued and outstanding following conversion in full of the Note, as of June 30, 2017.

Pursuant to their authority as the controlling persons of Santiago as reported on the Schedule 13D filed on May 8, 2017, and amended on May 16, 2017 (such persons referred to collectively herein as the “Shareholders”), the Shareholders may be deemed to indirectly beneficially own any shares of Common Stock attributable to Santiago. The Shareholders have the voting rights, protective provisions and registration rights described below.  Such rights may give the Shareholders the ability to influence control of the Company, including the ability to elect a majority of the Company’s board of directors.

Voting Rights

The terms of the Note entitle Santiago or its successors or assigns (the “Holder”), with respect to all matters submitted to a vote of the shareholders of the Company, to vote on an as-converted basis.  The Company has agreed to take any and all actions as may be necessary, including, if necessary, amending the terms of its certificate of incorporation and bylaws, to provide the Company the right to vote on an as-converted basis and to assure that the Company is at all times entitled, if the Company exercises its right to vote on an as-converted basis in full, to nominate and elect a majority of the members of the Company’s board of directors.

Protective Provisions

The terms of the Note further provide that, for so long as the Note remains outstanding, the Company will not (by amendment, merger, consolidation or otherwise) take any of the following actions without first obtaining the written approval of the Holder:

(i)        approve or consummate a transaction with any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that is directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer;

(ii)       effect or approve any Liquidation Event (as defined in the Note);

(iii)      effect any alteration, repeal, change or amendment of the certificate of incorporation of the Issuer (except to the extent otherwise required to comply with the provisions of the Note), including any increase or decrease in the authorized capital stock of the Company, or to create, or authorize the creation of, any additional class or series of capital stock or securities of the Company;

(iv)      reclassify, alter or amend any existing security of the Company;

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(v)       effect any authorization, creation or issuance of (or any obligation to authorize, create or issue) any equity securities of a subsidiary of the Company to any third party;

(vi)      create or authorize the creation of any debt security or instrument or otherwise incur new indebtedness of any kind (other than pursuant to credit facilities of the Company existing on the issuance date of the Note);

(vii)     amend, change, waive or otherwise alter the Company’s bylaws (except to the extent otherwise required to comply with the provisions of the Note);

(viii)    adopt or amend any Company equity incentive plan, including any amendment to increase the number of shares of Common Stock reserved for issuance pursuant to any Company stock plan, equity incentive plan, restricted stock plan or other similar arrangement;

(ix)       purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company;

(x)        use any available cash at the Company or any of its subsidiaries, other than net cash provided by operating activities, for working capital;

(xi)       effect any change in the authorized number of directors of the Company;

(xii)      commence or consummate any public offering;

(xiii)    effect any sale, transfer or other disposition, in a single transaction or series of related transactions, of more than $10,000 of the assets of the Company and its subsidiaries;

(xiv)    approve any annual budget or any material deviation therefrom; or

(xv)     make any changes to the executive officers of the Issuer, including, but not limited to, those individuals performing the chief executive, financial, legal and accounting functions.

For the purposes of the foregoing provisions, any reference to the Company will be deemed to include any subsidiary of the Company.

Collateral

The Company’s obligations under the Note are to be secured by the following collateral: (i) a pledge by the Company of all of the issued and outstanding shares of Bluebell; (ii) a mortgage and security interest to be granted by N198GS Inc. and Bluebell of their respective interests in a specified Gulfstream G-IV aircraft; and (iii) a security interest to be granted by Bluebell in its rights under the trust agreement between Bluebell and N198GS Inc.

Tempus Jets, Inc. transaction

On May 10, 2017, Santiago acquired 2,032,994 shares of Common Stock from Benjamin Scott Terry, Director and CEO of the Company, in partial satisfaction of a promissory note (the “Promissory Note”) pursuant to which Tempus Jets, Inc., a Kansas corporation, was indebted to an affiliate of Santiago; such shares had been pledged to the affiliate to secure payment of the Promissory Note.

Agreement to acquire six L-1011s

On August 14, 2017, we announced that we have entered into a definitive purchase agreement for the acquisition of six Lockheed L-1011s formerly owned and operated by the Royal Air Force (RAF) of the United Kingdom.  See “Business – Air-to-air refueling” below.

Having completed a successful inspection and evaluation, we expect to acquire the aircraft in the immediate future by issuing approximately 6,730,769 shares of our common stock to the seller of the aircraft at a value of $0.52 per share.

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Equity financing agreement

On October 6, 2017, we entered into an equity financing agreement with GHS Investments LLC, a Nevada limited liability company, under which we may issue, over the next 24 months, shares of common stock representing up to an aggregate of $12,000,000 of equity financing. The number of shares to be issued would depend on the price per share, which will be based on a discount to the volume weighted average market price of the shares during a 10-trading day period. See “-- Liquidity and Capital Resources” below. Shares issued under the equity financing agreement are subject to a registration rights agreement.

Results of Operations

Currently, the Company’s consolidated revenues consist principally of revenues earned under aircraft management contracts (which are based on fixed expenses and fees plus variable expenses and fees tied to actual aircraft flight hours) and revenues earned from the provision of leased aircraft. The Company regularly engages in marketing and negotiation efforts and submits bids with the aim of converting current business opportunities into signed contracts and identifying and developing new business opportunities. The Company expects to be able to make public announcements from time to time as and when it is able to enter into additional, material contracts with customers.

As a result of the Business Combination, which was consummated on July 31, 2015, we experienced increased operating expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance); increased sales, marketing and business development efforts; increased professional services, recruiting, salaries and benefits and facility costs; and other expenses.

Three Months Ended June 30, 2017 and 2016

Revenues

Revenues were $4,072,366 for the three months ended June 30, 2017. As set forth below, three customers each represented greater than 10% of our revenues during this period.

Revenues were $4,921,511 for the three months ended June 30, 2016. As set forth below, three customers each represented greater than 10% of our revenues over this period.

The 17% decrease in revenue was due primarily to the completion of a contract involving the provision of a leased aircraft to an agency of the U.S. Government.

The table below sets forth the amount of revenues we recognized for the three months ended June 30, 2017 and 2016:

	Three months ended		Three months ended
	June 30, 2017		June 30, 2016
	Revenue		Revenue
Customer A	$337,957	8%	$1,171,777	24%
Customer B	1,444,796	35%	1,563,192	32%
Customer C	1,323,756	33%	-	-%
Customer D	821,152	20%	1,323,804	27%
Other customers	144,705	4%	862,738	17%
	$4,072,366	100%	$4,921,511	100%

Cost of Revenue and Gross Profit

Cost of revenue for the three months ended June 30, 2017 was $3,067,872, which represented 75% of revenues. The Company’s gross profit was $1,004,494 or 25% of revenues for the three months ended June 30, 2017.

Cost of revenue for the three months ended June 30, 2016 was $5,029,954, which represented 102% of revenues. The Company’s gross loss was ($108,443) or (2%) of revenues for the three months ended June 30, 2016.

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The improvement in gross profit was primarily due to an increased mix of higher margin contracts for the three months ended June 2017 as compared to the prior year period.

Selling, general and administrative.

Selling, general and administrative expenses were $699,702 for the three months ended June 30, 2017, which represented 17% of revenues for this period.

Selling, general and administrative expenses were $1,045,191 for the three months ended June 30, 2016, which represented 21% of revenues for this period.

The decrease over the comparable prior year period was primarily due to (i) lower staffing costs as the Company reduced headcount; and (ii) decreased sales and marketing expenses in light of the Company’s smaller sales and marketing force; (iii) which were partially offset by increases in depreciation expense, as a consequence of the G-IV aircraft no longer being leased, but having become an asset of the Company.

Other Income (Expense)

Other income (expense) was ($878,074) for the three months ended June 30, 2017 and $1,182,225 for the three months ended June 30, 2016. The increased expense period over period was primarily due to non-cash charges associated with the change in warrant valuation along with an increase in interest expense primarily related to debt obligations on aircraft.

Net Loss

Net loss for the three months ended June 30, 2017 was ($573,282). Net loss for the three months ended June 30, 2016 was ($711,741).

Six Months Ended June 30, 2017 and 2016

Revenues

Revenues were $8,459,205 for the six months ended June 30, 2017. As set forth below, four customers each represented greater than 10% of our revenues during this period.

Revenues were $8,593,611 for the six months ended June 30, 2016. As set forth below, four customers each represented greater than 10% of our revenues over this period.

The 1.6% decrease in revenue was due primarily to the completion of a contract involving the provision of a leased aircraft to an agency of the U.S. Government.

The table below sets forth the amount of revenues we recognized for the six months ended June 30, 2017 and 2016:

	Six months ended		Six months ended
	June 30, 2017		June 30, 2016
	Revenue		Revenue
Customer A	$1,397,407	17%	$2,149,984	25%
Customer B	2,770,263	33%	2,811,982	33%
Customer C	2,474,613	29%	-	-%
Customer D	1,480,959	18%	1,456,044	17%
Customer E	-	-%	1,387,518	16%
Other customers	335,963	3%	788,083	9%
	$8,459,205	100%	$8,593,611	100%

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Cost of Revenue and Gross Profit

Cost of revenue for the six months ended June 30, 2017 was $6,828,928, which represented 81% of revenues. The Company’s gross profit was $1,630,277 or 19% of revenues for the six months ended June 30, 2017.

Cost of revenue for the six months ended June 30, 2016 was $8,616,014, which represented 100.2% of revenues. The Company’s gross loss was ($22,403) or (0.2%) of revenues for the six months ended June 30, 2016.

The improvement in gross profit was primarily due to an increased mix of higher margin contracts for the six months ended June 2017 as compared to the prior year period.

Selling, general and administrative.

Selling, general and administrative expenses were $1,522,675 for the six months ended June 30, 2017, which represented 18% of revenues for this period.

Selling, general and administrative expenses were $2,595,196 for the six months ended June 30, 2016, which represented 30% of revenues for this period.

The decrease over the comparable prior year period is primarily associated with the following: (i) lower staffing costs; and (ii) decreased sales and marketing expenses; (iii) which were partially offset by increases in depreciation expense.

Other Income (Expense)

Other income (expense) was ($949,235) for the six months ended June 30, 2017 and $874,349 for the six months ended June 30, 2016. The increased expense period over period is primarily due to non-cash charges associated with the change in warrant valuation along with a charge for interest expense primarily related to debt obligations on aircraft.

Net Loss

Net loss for the six months ended June 30, 2017 was ($841,633). Net loss for the six months ended June 30, 2016 was ($1,743,250).

Fiscal Year Ended December 31, 2016 compared to Fiscal Year Ended December 31, 2015

Revenues

Revenues were $18,775,955 for the year ended December 31, 2016, compared to revenues of $11,933,433 for the year ended December 31, 2015, representing an increase of approximately 57%. This increase was principally due to revenue from new contracts with the United States government and from the Tempus Jets, Inc. entity acquired in March 2016.

As set forth below, three customers each represented greater than 10% of our revenues during this period. The three customers represented 32%, 23% and 15% of our revenues.

	Year Ended
	December 31,
	2016
Customer A	$4,315,189	23%
Customer B	5,923,565	32%
Customer C	2,783,292	15%
All other	5,753,909	30%
	$18,775,955	100%

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Cost of revenue and Gross profit/(loss)

Cost of revenue for the year ended December 31, 2016 was $19,083,834, which represented 101.6% of revenues. For the year ended December 31, 2015, cost of revenue was $11,468,010, representing an increase from 2015 to 2016 of approximately 66%. This increase was principally due to higher aircraft maintenance costs as a result of the March 2016 acquisition of Tempus Jets, Inc., costs associated with new contracts with the United States government and costs related to an aircraft operated in foreign countries.

The Company’s gross profit/loss was ($307,879) or (1.6%) of revenues for the year ended December 31, 2016. For the year ended December 31, 2015, the Company’s gross profit was $465,423.

Selling, general and administrative expenses

Selling, general and administrative expenses were $4,833,515 for the year ended December 31, 2016, which represented 25.7% of revenues for this period. For the year ended December 31, 2015, selling, general and administrative expenses were $4,614,846, representing an increase of approximately 4%.

Tempus continues to incur operating expenses in support of business development efforts, in addition to various organizational and potential transactional costs in support of merger and acquisition activity.

Other income (expense)

Other income (expense) was $2,015,322 for the year ended December 31, 2016. For the year ended December 31, 2015, other income (expense) was ($3,376,398). The increased income in 2016 was principally due to non-cash income associated with a change in warrant valuation, along with expense associated with the conversion of warrants into common and preferred stock.

Net loss

Net loss for the year ended December 31, 2016 was ($3,126,072). For the year ended December 31, 2015, net loss was ($7,525,821.), representing a reduction in net loss of approximately 59%.

Fiscal Year Ended December 31, 2015

Revenues

Revenues were $11,933,433 for the year ended December 31, 2015. As set forth below, two customers each represented greater than 10% of our revenues during this period. One customer represented 54% of our revenues while a second customer represented 34% of our revenues.

	Year Ended
	December 31,
	2015
Customer A	$4,094,994	34%
Customer B	6,424,766	54%
Other	1,413,673	12%
	$11,933,433	100%

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Cost of revenue and Gross profit

Cost of revenue for the year ended December 31, 2015 was $11,468,010, which represented 96.1% of revenues. The Company’s gross profit was $465,423 or 3.9% of revenues for the year ended December 31, 2015.

Selling, general and administrative expenses

Selling, general and administrative expenses were $4,614,846 for the year ended December 31, 2015, which represented 38.7% of revenues for this period. Included in this amount was a $750,000 reserve we recorded retrospectively, pursuant to a subsequent event whereby a beneficiary of a standby letter of credit in support of the Company’s response to a formal contract bid drew on the entirety of the standby letter of credit.

Other income (expense)

Other income (expense) was ($3,376,398) for the year ended December 31, 2015. Of this amount, ($3,095,700) represented the increase in warrant liability we incurred as a result of the IPO Warrants we inherited in the Business Combination and the Series A and Series B Warrants we issued in connection with the Financing.

Net loss

Net loss for the year ended December 31, 2015 was ($7,525,821).

Liquidity and Capital Resources

As of June 30, 2017, we had cash and cash equivalents of $19,243. As of that date, we held no restricted cash. Credit card borrowings outstanding as of June 30, 2017 totaled $258,532.

Our working capital as of June 30, 2017 was ($9,550,411), equal to the difference between our total current assets as of that date of $2,345,956 and our total current liabilities as of that date of $11,896,367.

Tempus continues to incur operating expenses in support of business development efforts in addition to various organizational and transactional costs in support of potential merger and acquisition activity. In addition, new customers and contracts will require investment in working capital and aircraft assets.

Effective as of February 25, 2016, we entered into an agreement to lease a Gulfstream G-IV, at a rate of $70,000 a month for a period of 40 months, in support of a modification contract and expected operational contract with a government customer. The lease permitted the lessor to exercise an option to sell the aircraft to the Company at any time after November 30, 2016, or the Company to purchase the aircraft from the lessor, in either case at a value of $5,500,000. We have modified this aircraft for a government customer and are providing it to this customer at an hourly and daily rate, based on the customer’s usage of the aircraft. On November 4, 2016, the lessor exercised its option to sell the aircraft to the Company as of April 28, 2017; on such date, the seller provided seller financing to the Company by accepting in payment for the aircraft the 10% Senior Secured Convertible Note due April 28, 2018, which is convertible at the seller’s discretion into company stock (see part II, Item 5 below). If the note is fully converted by the seller, the seller would receive shares representing 82.3% of the Company’s share capital outstanding as of June 30, 2017 (taking into account the share issued upon conversion of the note).

The Company will continue to evaluate the merits of aviation asset ownership, whereby aircraft and related modifications will be owned by the Company, as compared to arrangements whereby the Company leases the aviation assets used in support of its customers. Factors considered will include availability of investment capital, required down payments, interest rates on asset backed loans, expected lease rates, expected customer utilization rates, expected customer duration and the level of guaranteed minimum usage to which our customers contractually commit.

For the six months ended June 30, 2017, the Company incurred lease expense for aviation assets used in the provision of its services of $1,771,803. Lease expenses for aviation assets for the six months ended June 30, 2016 were $2,795,533.

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Currently, we have limited operating capital. Management believes that uncertainties regarding the commencement of new contracts that have been won or are expected to be won, and the timing of their commencement, cast significant doubt upon the Company’s ability to continue as a going concern, especially in the near term and prior to the passage of the next 12 months. See Going Concern.

On October 6, 2017, we entered into an equity financing agreement with GHS Investments LLC, a Nevada limited liability company (the “Investor”), under which, during the 24 months thereafter, we may put shares to the Investor representing up to an aggregate of $12,000,000 in equity. The timing and amounts of the purchases shall be at the discretion of the Company. The maximum dollar amount of each purchase will not exceed three times the average of the daily trading dollar volume for our common stock during the ten (10) trading days preceding the put date. No purchase will be made in an amount greater than three hundred thousand dollars ($300,000). Purchases are further limited to the investor owning no more than 9.99% of our common stock at any given time. The purchase price shall be set at ninety-five percent (95%) of the volume weighted average price (“VWAP”) for our common stock during the valuation period. If the closing price for our common stock on the last trading day of the valuation period is less than the VWAP during the valuation period, then the purchase price shall equal 95% of the lowest closing price during the valuation period. If the purchase price is less than one-dollar ($1.00) per share, an additional five percent (5%) will be discounted off the applicable purchase price. Shares issued under the equity financing agreement are subject to a registration rights agreement.

The issue and sale of the shares under the equity financing agreement may also have an adverse effect on the market price of the common shares. The investor may resell some, if not all, of the shares that we issue to it under the equity financing agreement, and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to the investor in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by the investor, and because our existing stockholders may disagree with a decision to sell shares to the investor at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.

Off-Balance Sheet Arrangements

None.

Distributions

None.

Contractual Obligations

The Company leased office space on Waller Mill Road in Williamsburg, Virginia. The Company occupied the premises as of January 1, 2015 under a one-year lease, which was subsequently extended to February 28, 2016, after which the lease reverted to a month-to-month agreement. The company vacated the space August 31, 2016 and relocated to McLaws Circle in Williamsburg, Virginia to support its operations. The Company occupied the premises as of September 1, 2016 under a month-to-month sublease to Jackson River Aviation, LLC, an affiliate controlled by the Company’s CEO. The sublease is at or under prevailing market rates.

The Company leases office space in San Marcos, Texas to support its training operations. The Company occupied the premises as of October, 1, 2015 under a fifteen-month lease at a rate of $10,500 per month. The lease was extended as of January 1, 2017 for an additional 12 months. The Company also leases simulators used in its training operations at this location. The simulator lease commenced on October, 1, 2015 and extends to December 31, 2016 at a rate of $3,000 per month, at which point it was also renewed for an additional 12 months. The future minimum lease payments associated with these leases at San Marcos, Texas as of December 31, 2016 total $162,000.

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The Company leased hangar space in Newport News, Virginia to support its operations. The Company occupied the premises as of October 1, 2015 under a one-year lease at a rate of $2,000 per month. The term of the lease ended and was not renewed. The future minimum lease payments associated with this lease as of December 31, 2016 is $0. Unpaid lease invoices at December 31, 2016 totaled $14,000 and are included in accounts payable.

The Company leased office and hangar space in Brunswick, ME to support its operations. The Company occupied the premises as of March 1, 2016 under a six-month lease at a rate of $16,673, after which the lease has reverted to a month-to-month agreement. The facility and related employees were transferred to Tempus Intermediate Holdings, an affiliate of our director, John G. Gulbin III, as of November 2016. Unpaid lease invoices at December 31, 2016 totaled $160,028 and are included in accounts payable.

In 2015, the Company entered into an aircraft purchase agreement with Pilatus Business Aircraft, Ltd. for the purchase of a Pilatus PC-12 with certain special mission modifications for approximately $7.3 million. The Company entered into this agreement pursuant to a contract with a government law enforcement agency whereby Tempus would lease the aircraft to the agency. Tempus subsequently assigned the lease contract and the purchase obligation to Cowen Aviation Finance Holdings, Inc. (“CAF”) for no consideration and has entered into a services agreement with CAF whereby it will provide certain administrative, servicing and marketing services for this and other aircraft owned by CAF. CAF is owned by Cowen Group, Inc., (“Cowen”) whose board member, Joseph Wright, is also one of our board of directors. For the years ended December 31, 2016 and 2015, Tempus generated $53,082 and $0 of billings in support of CAF. Total purchases by the Company from CAF for the years ended December 31, 2016 and 2015 were $723,756 and $0, respectively. Based on the assignment of the lease contract and purchase obligation to CAF, a $750,000 customer deposit received from the law enforcement agency customer and the $500,000 deposit Tempus paid to Pilatus was transferred to CAF. At December 31, 2016 and 2015 the net payable to CAF was $62,018 and $0, respectively.

Effective as of February 25, 2016, the Company leased a Gulfstream G-IV, at a rate of $70,000 a month for a period of 40 months, under a capital lease. The lease permits the lessor to exercise an option to sell the aircraft to the Company at any time after November 30, 2016, or the Company to purchase the aircraft from the lessor, in either case at a value of $5,500,000. We have modified this aircraft for a government customer and are providing it to this customer at an hourly and daily rate, based on this customer’s usage of the aircraft. The monthly lease rate we are paying for this aircraft is fully expensed as a cost of revenue upon each event whereby we recognize revenue with this government customer. As of November 4, 2016, the lessor exercised its option to sell the aircraft to the Company, with the sale to close in January 2017. As of the filing date, the Company has not completed the purchase, and according to the terms of the lease agreement, the Company will pay interest on the unpaid balance at the rate of LIBOR plus 5%. The Company is continuing to seek financing to facilitate the purchase of the aircraft. The Company is currently in discussions with the owner/lessor of the G-IV to extend the option to purchase to coincide with the finalization of third party financing. In the interim, the Company is continuing to make regular lease payments to the owner/lessor.

The Company has employment agreements with certain executives, with provisions for termination obligations in certain circumstances of up to 12 months’ severance. The Company expects to pay total aggregate base compensation of approximately $350,000 annually through 2018, plus customary fringe benefits and bonuses.

Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United State of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Because Tempus was deemed the accounting acquirer in the Business Combination, which was consummated on July 31, 2015, the historical financial information for the years ended December 31, 2015 and 2014 reflects the financial information and activities of Tempus only. In conjunction with the Business Combination, all outstanding membership interests of Tempus were exchanged for shares of the Company’s common stock. The historical members’ equity of Tempus (which is a limited liability company) has been retroactively adjusted to reflect the stockholders’ equity structure of Tempus Holdings (which is a corporation), using the respective exchange ratios established in the Business Combination. This reflects the number of shares Tempus Holdings issued to the members of Tempus upon the consummation of the Business Combination. Accordingly, all shares and per share amounts for all periods presented in these consolidated financial statements and the notes thereto have been adjusted retrospectively, where applicable, to reflect the respective exchange ratios established in the Business Combination. For details on the conversion of Tempus’ membership interests into Company common stock, see the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2015 in connection with the Business Combination.

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The Company manages, analyzes and reports on its business and results of operations on the basis of one operating segment, flight operations and support. Our chief executive officer is the primary decision maker.

Principles of Consolidation

The consolidated financial statements include the accounts of Tempus Holdings and its subsidiaries. Significant inter-entity accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

The Company follows the reporting requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 “Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. The Company recognizes deferred tax assets or liabilities based on differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts calculated on enacted tax laws and rates applicable to the periods in which the differences are expected to be ultimately realized.

FASB ASC 740, Income Taxes, sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. This interpretation uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained upon examination by taxing authorities. The amount of the benefit is then measured to be the highest tax benefit that is greater than 50% likely to be realized.

Tempus, a limited liability company, was the acquiror in the Business Combination; therefore, Tempus’ taxable income or loss for the period commencing January 1, 2015 through July 31, 2015 (the effective date of the Business Combination) is allocated to its members in accordance with its operating agreement and is reflected in the members’ income taxes. The members’ income tax filings are subject to audit by various taxing authorities depending on their physical residence. All members reside in the United States of America.

The accompanying consolidated financial statements reflect a provision or liability for Federal and state income taxes for the period commencing January 1, 2015 through July 31, 2015 (the effective date of the Business Combination) for Chart, the predecessor company, and for Tempus Holdings for the period commencing July 31, 2015 (the effective date of the Business Combination) through December 31, 2016.

The Company’s tax returns are subject to possible examination by the taxing authorities. For income tax purposes, the tax returns essentially remain open for possible examination for a period of three years after the respective filing of those returns.

Revenue Recognition

The Company uses the percentage-of-completion method for accounting for long-term aircraft maintenance and modification fixed-price contracts to recognize revenues and receivables for financial reporting purposes. Revenues from firm fixed price contracts are measured by the percentage of costs incurred to date to estimated total costs for each contract. Revenues from time-and-material line items are measured by direct labor hours or flight hours incurred during the period at the contracted hourly rates plus the cost of materials, if applicable. To the extent this earned revenue is not invoiced, it is recognized as earnings in excess of billings and is represented in other accounts receivable on the consolidated balance sheets. There were no earnings in excess of billings at December 31, 2016 and 2015.

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The Company records payments received in advance for services to be performed under contractual agreements and billings in excess of costs on uncompleted fixed-price contracts as deferred revenue until such related services are provided. Deferred revenue was $0 and $48,130 at December 31, 2016 and 2015 respectively.

Revenue on leased aircraft and equipment representing rental fees and financing charges are recorded on a straight line basis over the term of the leases.

Currently, the Company’s consolidated revenues consist principally of revenues earned under aircraft management contracts (which are based on fixed expenses and fees plus variable expenses and fees tied to actual aircraft flight hours) and revenues earned from the provision of leased aircraft.

Intangibles

Intangibles are stated at cost, less accumulated amortization. Intangibles consist of computer software, FAA licenses as well as independent research and development costs associated with the development of supplemental type certificates (“STCs”).

STC’s are authorizations granted by the FAA for specific modifications of certain aircraft. An STC authorizes us to perform modifications, installations and assemblies on applicable customer-owned aircraft. Costs incurred to obtain STC’s are capitalized and subsequently amortized against revenue being generated from aircraft modifications associated with the STC. The costs are expensed as services are rendered on each aircraft through cost of sales using the units of production method. The legal life of an STC is indefinite. We believe we have enough future sales to fully amortize our STC development costs. As of December 31, 2016 and 2015, we have recognized no amortization of these costs.

On October 1, 2015, the Company purchased Proflight Aviation Services, LLC, which provides flight training services under a Federal Aviation Regulation (“FAR”) Part 141 certificate. The total purchase price of $50,000 was allocated to intangibles and is considered to be indefinite lived.

On March 15, 2016, the Company purchased Tempus Jets, Inc. (“TJI”) from our CEO Benjamin Scott Terry for non-cash consideration of $500,000, paid in the form of 242,131 shares of common stock of the Company. TJI owns an operating certificate issued by the FAA in accordance with the requirements of Parts 119 and 135 of the FAR (the “Operating Certificate”). The total purchase price of $500,000 was allocated to intangibles and is considered to be indefinite-lived. The Company has filed an election under I.R.C Section 338(h)(10) to treat this qualified acquisition of stock as an acquisition of assets for tax purposes. On March 1, 2017, the Company entered into a Stock Purchase Agreement (the “Agreement”), to be effective as of January 1, 2017, with Jackson River Aviation, LLC (“JRA”), a business associated with the Company’s CEO, Benjamin Scott Terry, and with Mr. Terry, pursuant to which JRA acquired from the Company 100% of the outstanding shares of common stock of TJI. See Note 18 – Subsequent Events to our consolidated financial statements included herein.

It is the Company’s policy to commence amortization of software upon the date that assets are placed into service. The Company recognized computer software amortization expense of $27,755 and $8,582 for the years ended December 31, 2016 and 2015, respectively. Amortization is computed on a straight-line basis over the estimated service lives of the assets as follows:

Years
Computer software	3

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BUSINESS

The following describes the business historically operated by Tempus Applied Solutions LLC and its subsidiaries under the “Tempus” name as an independent enterprise prior to the Business Combination and as subsidiaries of Tempus Applied Solutions Holdings, Inc. after the Business Combination.

Overview

The following describes the business historically operated by Tempus Applied Solutions LLC and its subsidiaries under the “Tempus” name as an independent enterprise prior to the Business Combination and as subsidiaries of Tempus Applied Solutions Holdings, Inc. after the Business Combination.

We provide turnkey flight operations; customized design, engineering and modification solutions; and training services that support critical aviation mission requirements for such customers as the U.S. Department of Defense (the “DoD”), U.S. intelligence agencies, foreign governments, heads of state and high net worth individuals worldwide; and acquire or lease aircraft in support of our services. Our management and employees have extensive experience in the design and implementation of special mission aircraft modifications related to intelligence, surveillance, and reconnaissance (“ISR”) systems, new generation command, control and communications systems and VIP interior components; the provision of ongoing operational support, including flight crews, maintenance and other services to customers; and the operation and leasing of corporate, VIP and other specialized aircraft.

Our principal areas of expertise include:

●	Flight Operations: turnkey flight operations and related support services required by the customer for the ultimate successful execution of its mission, including leasing, planning, maintenance, training, logistics support and other support services; and

●	Design, Engineering and Modification: the modification of aircraft for airborne research and development, the addition and upgrading of ISR and electronic warfare capabilities and wide body aircraft VIP interior conversions.

We operate out of our corporate headquarters in Williamsburg, Virginia. We utilize hangar space in San Marcos, Texas to provide facilities for flight training and operations support for our customers in that region. Additionally, we are able to access hangar space in Brunswick, Maine as needed, to provide facilities for aircraft production support for our customers.

Industry

Our industry and target markets are largely influenced by the DoD budget and overall trends in the commercial aircraft and business jet markets.

Defense

The DoD fiscal year 2018 budget request is approximately $639 billion, representing a significant 9.6% increase in proposed spending over the prior year and a change in priority for defense spending in the new administration.

Commercial Aircraft

Commercial aircraft activity continues to rebound from the financial crisis. According to the International Air Transport Association, international passenger air traffic increased 9.6% year-over-year as of January 2017 compared to the same period in 2016. Business jet deliveries fell in 2016. Business jet deliveries declined an estimated 3.2% in 2016 compared to 2015, according to Jetcraft’s most recent market analysis, although long-term forecasts suggest that growth may return to the business jet market in 2018.

Aircraft Leasing

The U.S. government has adopted a strategy of employing the custom integration of sensors and command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) solutions into existing aircraft to support intelligence and communication activities in forward deployed areas. According to the U.S. Government Accountability Office, the U.S. government owns and leases over 1,700 aircraft, which play a critical role in supporting various agencies’ mission-related responsibilities and operations. As acquisition and procurement budgets have tightened, government customers have increasingly turned to contract leasing solutions through operations and maintenance funding to reduce up-front cost and “red tape” associated with large procurement processes.

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Maintenance and Modifications

We expect a significant number of retrofit modifications to be required for high end corporate aircraft as a result of recently initiated government regulatory requirements. In 2013, the Federal Aviation Administration (FAA) instituted a mandate requiring the installation of Future Air Navigation Systems (FANS) 1/A and Automatic Dependent Surveillance-Broadcast (ADS-B) technology on aircraft flying in the North Atlantic Track System (NATS), European and American airspace.

Competitive Strengths

Industry-Leading Expertise

Our executive management team possesses over 25 years of combined experience in the special mission aircraft industry. The team brings a broad deal-sourcing network of trusted relationships within the U.S. government, a blend of asset knowledge and technical expertise and a track record of realizing proceeds from investments through a number of exit alternatives. Since 2009, our executive team has won and led contracts with U.S. government end users in excess of $500 million. Our network of highly trained and experienced technicians offers complex design and engineering capabilities, with expertise covering a wide range of aircraft platforms, and has successfully completed projects with strict parameters and specifications for the U.S. government. Our network of highly trained personnel have designed, integrated, and certified more than 70 aircraft, modified to conduct special mission operations in some of the most remote and harsh environments globally.

Leasing Solution Aligned with the DoD’s Aircraft Utilization Strategy

Downward pressure on acquisition/procurement budgets has made the acquisition of assets difficult for U.S. government agencies seeking customized C4ISR solutions. The rapid advancement of technology will continue to force these agencies to move to a contract leasing model for aviation assets operated according to FAA standards. We are well-positioned to capitalize on this shifting strategy by offering a leasing solution of repurposed aircraft with advanced intelligence, surveillance and reconnaissance equipment as well as new generation command, control and communications systems for expeditionary use in forward deployed areas. By taking advantage of the commercial support network for popular business aircraft with a significant worldwide installed base, our solutions allow U.S. government contractors and their end customers to avoid replicating expensive logistics support tails, which can be costly and highly inefficient for smaller numbers of aircraft.

Significant Barriers to Entry

Significant entry barriers exist in our business and market due to the knowledge, regulatory licensing and capital required to purchase, modify, and maintain specialized aircraft assets. Our management team maintains a deep knowledge of both the commercial aviation and U.S. government special mission aircraft industry, which allows us to mobilize customized solutions that meet the specifications of our customers. Our personnel have earned the security clearances required to support various agencies within the DoD and intelligence community. Our leasing model is well-positioned to be of benefit to U.S. government contractors that generally have not wanted to own or manage aircraft assets due to their unwillingness to carry high levels of capital assets. Traditional leasing firms do not hold the requisite expertise, market knowledge or security clearances to address the unique U.S. government end customer.

High Switching Costs for Customers

Our strategy is to integrate, and then provide ongoing operational services for, aircraft that will be subject to extensive non-flight-related modifications, including VIP passenger accommodations for commercial customers and surveillance and communication technology for U.S. government end users. These solutions are highly engineered and place high switching costs on the customer due to the modification costs, which can total up to 50% - 200% of the base value of the aircraft, and prolonged aircraft downtime, typically 6 to 18 months, associated with modifying and outfitting an aircraft with the desired equipment. The combination of additional cost and increased time on the ground mitigates contract recompete risk for us.

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Access to Secure, State-of-the-Art Facilities Strategically Located in Brunswick, ME

We have access to hangar space in Brunswick, Maine which provides facilities for aircraft production support for our customers. The secure hangar facilities, with access to secure, compartmentalized information facilities, are strategically located on the Eastern seaboard, an area with a highly skilled labor force well suited to work on large structures in interior spaces, given the region’s experience with shipbuilding. This location affords us the ability to more cost effectively accommodate systems integration requests internationally. The air station maintains runways and taxiways certified for B-747, A-340, and C-5 aircraft, which will allow us to provide systems integration and modification services on wide body aircraft.

Business Model Provides High Risk-Adjusted Returns

Our business model allows us to achieve monthly lease rate factors ranging from 1.3% to 2.5%, compared to typical commercial monthly lease rate factors of less than 1.0%. The experience and track record of management in this market allow for attractive pricing, as risks are well understood and adequately mitigated. We seek to employ conservative leverage, secured by modified aircraft assets under contract with end users, to be backed by cash flows that can support both interest payments and future investment in the business.

Meaningful Marketing and Cross-Selling Opportunities within Targeted Customer Base

Our strategy of providing turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements helps position us to meet other aviation needs of our customers. For example, we expect to be able to procure or broker an underutilized and undervalued asset for a customer and develop the engineering and perform the modifications required to repurpose the aircraft. Once complete, we may sell or lease the repurposed aircraft to the end customer. Ideally, we will modify an aircraft for an operationally specific purpose, after which the customer will hire us to assist in an operational capacity. Cross-selling opportunities such as these should allow us to maintain and expand business with existing customers as well as procure new customers.

Growth Strategy

Re-enter the Market for Turnkey Solutions for Government Customers

Our CEO, Mr. Terry, has previously run, grown and sold two companies that provided turnkey commercial aviation services for government customers, namely Flight International and Orion Air Group Services (“Orion”). Upon the sale of Orion, which was founded by Mr. Terry, he entered into a non-compete agreement which has expired. Our management and employees retain extensive relationships in the previously restricted market.

Continued Additions of Complementary Capabilities

We plan to opportunistically add related capabilities within target end-markets, including through acquisitions.

Capitalize on Demand for Special Mission Modifications and Aircraft Leasing Solutions

The majority of our aircraft will be modified and equipped to perform C4ISR missions, logistics and training support for U.S. government contractors and commercial customers. We expect to maintain our competitive advantage of offering a contract leasing model for aviation assets due to continued downward pressure on acquisition and procurement budgets. The DoD and other U.S. government customers have found contract leasing solutions to be a more nimble procurement method than large aircraft acquisitions.

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Expand into International Markets

International markets provide attractive opportunities for both leased and managed aircraft. International lease programs tend to be more comprehensive than domestic opportunities and guaranteed for longer terms, as many international governments are not bound by the one-year budget cycle of the U.S. government’s appropriations process. Aircraft management customers with significant international flight operations are attractive to us, given their requirements for long-range and expensive aircraft.

Address Key Aviation Regulatory Mandates with Design and Engineering Capabilities

Regulatory mandates for FANS 1/A began in 2013 in the U.S and abroad, and will require FANS / ADS-B compliance on certain preferred air routes on a rolling basis over the next five years. NATS will require FANS 1/A technology at optimum altitudes, expanding to most of the North Atlantic airspace by 2017. Non-compliant aircraft will be prohibited from this airspace, increasing total trip distance, time, fuel emissions and operating costs. We have proactively expanded our design and engineering capabilities relating to FANS 1/A, providing legacy Gulfstream aircraft owners a fully integrated approach to becoming compliant.

Opportunistically Invest in Aircraft

We will draw on years of experience to identify transactions that offer the opportunity to realize superior returns over the life of an aircraft and benefit from the arbitrage gained from transitioning and modifying idle or undervalued aircraft into configurations that provide valuable services to the owner or end user. We seek aircraft investments that have the following characteristics:

●	Aircraft under contract to the U.S. or foreign government agencies;

●	Business aircraft expected to retain attractive residual value;

●	Business aircraft supported by an efficient worldwide commercial infrastructure; and

●	Highly modified business aircraft.

Capabilities

Flight Operations

Our personnel have extensive experience providing clients with 24/7/365 dispatch and operations center services. Our comprehensive aviation services include head of state/head of agency transportation, personnel recovery and extraction, fueling, international handling, permits, weather, flight planning, customs clearance and training. In addition, we provide a range of aircraft, crew, maintenance & insurance (“ACMI”) services to high net worth and government clients.

Design and Engineering

Our personnel have differentiated aerospace design and engineering capabilities, which provides us with the ability to design FAA-certified airworthy solutions tailored to the specifications of the end customer to include airborne research and development, command and control, communications interoperability and relay, electronic warfare/threat simulation and ISR. We offer major interior completion projects, including design and materials specifications, renderings and layout of passenger accommodations. FAA-licensed designated engineering representatives assist with project-specific and conformity plans to ensure FAA approval of new technology installations.

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Air-to-air Refueling

On August 14, 2017, we announced that we have entered into a definitive purchase agreement for the acquisition of six Lockheed L-1011s formerly owned and operated by the Royal Air Force (RAF) of the United Kingdom.  Four of these aircraft are specifically configured for air-to-air refueling (AAR) operations and the remaining two are configured for passenger and cargo operations only.  Although the aircraft served the RAF and NATO for 30 years until their retirement in 2014, the aircraft have many years of service life remaining.  The L-1011s have been in flyable storage in the UK since their retirement.  The closing of the acquisition will take place following satisfactory inspection of the aircraft and associated log books and support equipment.

We intend to utilize three of the AAR configured aircraft while the additional three aircraft will be used as spare parts. Marketing of the aircraft for contractor owned/operated AAR operations will begin immediately with a focus on the US Navy, NATO, and other allied air forces which require hose and drogue AAR services.  The aircraft are currently registered in the United States and will be ferried from the UK to an existing TAS base of operations in the continental USA upon acceptance and the completion of required maintenance.

Representative Experience of our Personnel

Special Mission Modification and Aircraft Leasing

●	Providing three Pilatus PC-12s with advanced ISR equipment for deployment in Africa, in 56 days.

●	Providing Bombardier Global Express aircraft with advanced ISR equipment for the U.S. Air Force.

Wide Body Aircraft VIP Interior Conversions

●	Boeing 777 for head of state.

●	Airbus A-340 for corporate client.

Customers

We market to a global customer base of U.S. and foreign governments, corporations, heads of state, high net worth individuals and others. Customers and prospective customers include agencies in the U.S. intelligence community, the DoD, the U.S. Air Force, Army and Navy, the U.S. Department of Homeland Security and large prime U.S. government contractors.

Competition

We believe that our expertise, certifications and U.S. government security clearances allow us to compete effectively within our target markets. In the special mission modifications and leasing markets, we compete with companies that provide ISR and data acquisition modification solutions to both turboprop and business jet aircraft for government customer users. These companies include Orbital ATK, Dynamic Aviation, L-3 Communications, Field Aviation, Israel Aerospace Industries and Sierra Nevada. Within the design and engineering market, we compete with companies that have wide body completion data licenses, including Associated Air Center, Comlux, Greenpoint and Jet Aviation.

Employees

We currently have 11 employees, including 7 in operational roles and 4 in executive and administrative roles. Consistent with industry practice, the Company utilizes contract labor on an as-needed basis, which can range between ten and 50 people, depending on the scope of the contract.

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Properties

We do not own any real estate or other physical properties materially important to our operations. Our executive office is located at 471 McLaws Circle, Suite A, Williamsburg, Virginia 23185.

We lease hangar and additional office space at 2080 Airport Drive, San Marcos, Texas 78666.

We consider our current office and hangar space adequate for our current operations.

Legal Proceedings

To the knowledge of our management, there are no material legal proceedings currently pending or contemplated against us, any of our officers or directors as such or against any of our property. In February 2017, a lawsuit was filed by a former counterparty of certain businesses affiliated with our CEO, Benjamin Scott Terry, and one of our Board members, John G. Gulbin III, against such businesses and individuals, alleging claims for damages in the approximate total amount of $10 million. Tempus Applied Solutions Holdings, Inc., was also named as a defendant in that suit. We do not believe that the allegations in the complaint involve us in any way, and we expect the suit against us to be abandoned or dismissed. However, there can be no assurance as to the outcome of this matter.

MANAGEMENT

Directors and Executive Officers

We currently have one director and two executive officers:

Name	Age	Position

Benjamin Scott Terry (a)	51	Chief Executive Officer and Director
Johan Aksel Bergendorff	39	Chief Financial Officer

(a)	Class III director (to serve until the third annual meeting of stockholders following the Business Combination).

Benjamin Scott Terry has served as our Chief Executive Officer since the closing of the Business Combination. Prior to the closing of the Business Combination, Mr. Terry served as Chief Executive Officer of Tempus since December 2014. Mr. Terry founded Tempus after 22 years of experience in U.S. government and corporate aviation. A former naval aviator, Mr. Terry has a strong track record of success while holding executive positions at Merrill Lynch & Co., Flight International, Inc., and Bombardier Aerospace. He has an undergraduate degree in Economics and an MBA from Boston University. Additionally, he completed a postgraduate study program in International Law from the University of London. Prior to returning to the United States to continue his career in aviation, Mr. Terry was admitted as a Ph.D. candidate in Finance and Trade at City University Business School in London. Mr. Terry is well qualified to serve on our board of directors due to his background in aviation and aviation services and his executive experience.

Johan Aksel Bergendorff was named Chief Financial Officer of the Company effective June 11, 2017, following the departure of Steven Bush from that position. Mr Bergendorff started his career with Ernst & Young before he joined PricewaterhouseCoopers (“PwC”), where he spent four years in Copenhagen, Denmark, before relocating to London in 2010. In 2014, he left PwC to join an international Corporate Finance boutique, as senior M&A advisor. Mr Bergendorff works as Manager of Tempus Intermediate Holdings and as a full time consultant for Jet Support Services Ltd, an affiliate of Santiago Business Co. International Ltd., and other companies under common control with the Company.  Mr Bergendorff holds a B.Sc. in Mathematics & Economics and an M.Sc. in Audit & Accounting, both from Copenhagen Business School, Denmark. In addition, he is a CFA charterholder.

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Director and Executive Officer Qualifications

We have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the board of directors to possess. However, we expect to generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former CEO or CFO of a public company or the head of a division of a prominent international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

We believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and director provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of shareholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors

The term of office of Mr. Terry will expire at the third annual meeting of stockholders following the consummation of the Business Combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other officers as may be determined by the board of directors. Collectively, through their positions described above, our officers and director have extensive experience in aviation, private equity businesses, public companies and government services.

Governance

We may seek to list on the NASDAQ Capital Market at some time in the future, and as a result, when practicable, we will seek to comply generally with NASDAQ corporate governance requirements on an ongoing basis.

Classified Board of Directors

Our charter provides for a board of directors classified into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. However, our board of directors currently consists of one director, as set forth above.

Committees of the Board of Directors

Because our Board of Directors currently consists of only one member, there are no Board committees at present.

Code of Ethics

We have adopted a code of ethics that applies to our officers and directors. We have filed a copy of our code of ethics as an exhibit to our registration statement in connection with our initial public offering. You may review it by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us.

Director Compensation

For the year ended December 31, 2016, our non-employee directors accrued the compensation indicated below. Mr. Terry, our CEO, also serves as a director, but he receives no additional compensation for his service as a director and his full compensation is reflected in the Summary Compensation Table, above.

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Director Compensation

Name	Fees earned or paid in cash(1)	Stock awards	Option awards(2)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Joseph R. Wright(3)	$53,000	$0	options over 50,000 common shares at an exercise price of $2.05 per share (aggregate grant date fair value of $70,000)	$0	$0	$0	$123,000
Christopher D. Brady(3)	$4,000	0	options over 30,000 common shares at an exercise price of $2.05 per share (aggregate grant date fair value of $42,000)	0	0	0	$46,000
Peter A. Cohen(3)	$3,000	0	options over 30,000 common shares at an exercise price of $2.05 per share (aggregate grant date fair value of $42,000)	0	0	0	$45,000
John G. Gulbin, III(3)	$3,000	0	options over 30,000 common shares at an exercise price of $2.05 per share (aggregate grant date fair value of $42,000)	0	0	0	$45,000
Kenneth J. Krieg(3)	$3,000	0	options over 50,000 common shares at an exercise price of $2.05 per share (aggregate grant date fair value of $70,000)	0	0	0	$73,000
Niall Olver(3)	$4,000	0	options over 30,000 common shares at an exercise price of $2.05 per share (aggregate grant date fair value of $42,000)	0	0	0	$46,000

(1)	As of December 31, 2016, accrued but not paid.

(2)	These options were awarded on January 21, 2016, will be 100% vested upon the third anniversary of the date of award with no vesting prior thereto and will expire ten years from the date of award.

(3)	Mr. Cohen and Mr. Krieg each resigned from their positions as directors on November 17, 2016, and Messrs. Wright, Brady, Gulbin and Olver each resigned from their positions as directors on April 25, 2017.

Each non-employee member of our board of directors received a fee of $1,000 for each board meeting attended in person or by phone, except for committee chairmen, who received a fee of $1,500 for each such meeting. As of December 31, 2016, none of our directors received or accrued any compensation other than as disclosed above.

Executive Compensation

The following table sets forth all information concerning the compensation earned, for the fiscal years ended December 31, 2016 and 2015 for services rendered to us by our CEO and each of our three other most highly compensated executive officers who were serving as executive officers at the end of 2016.

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Summary Compensation Table

Name and principal position	Year	Salary		Bonus	Stock awards	Option awards(1)	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Benjamin Scott Terry, CEO	2016	$296,154	(2)	0	0	options over 30,000 common shares at an exercise price of $2.05 per share (aggregate grant date fair value of $42,000)	0	0	0	$338,154
	2015	$148,077		0	0	0	0	0	0	$148,077

R. Lee Priest, Jr., CFO(3)	2016	$134,615		0	0	options over 50,000 common shares at an exercise price of $2.05 per share (aggregate grant date fair value of $70,000)	0	0	0	$204,615
	2015	$84,615		0	0	0	0	0	0	$84,615

Steven T. Bush, CFO(3)	2016	$150,000		0	0	options over 20,000 common shares at an exercise price of $2.05 per share (aggregate grant date fair value of $28,000)	0	0	0	$178,000

Edward Hackett(4)	2016	$76,923		0	0	options over 27,500 common shares at an exercise price of $2.05 per share (aggregate grant date fair value of $38,500)	0	0	0	$115,423
	2015	$54,808		0	0	0	0	0	0	$54,808

(1) These options were awarded on January 21, 2016, will be 100% vested upon the third anniversary of the date of award with no vesting prior thereto and will expire ten years from the date of award.

(2) In August 2017, Mr Terry agreed to a reduction of his salary to $200,000.

(3) In August 2016, Mr. Priest resigned as Chief Financial Officer and undertook a new position with the Company as executive vice president, corporate finance. At such time, Mr. Bush became Chief Financial Officer of the Company. In July 2017, Mr Bush resigned to pursue options outside the Company. At such time, Mr Johan Bergendorf became Chief Financial Officer.

(4) Mr. Hackett served as Chief Operating Officer until his resignation in June of 2016.

Employment Agreements

Benjamin Scott Terry

On July 31, 2015, we entered into an employment agreement with Benjamin Scott Terry (the “Terry Employment Agreement”). Under the Terry Employment Agreement, Mr. Terry is to serve as our Chief Executive Officer for a term of three years, with automatic one year renewals unless either party provides notice of non-renewal at least 6 months prior to the expiration of the then current term. Mr. Terry initially received a base salary of $350,000 per year, which was reduced to $200,000 per year starting August 18, 2017, and is to be entitled to receive an annual bonus (as determined by our board of directors or our compensation committee) and equity awards under our 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”), be provided with four weeks paid vacation, and be entitled to receive certain perquisites made available to our other senior executives in addition to the right to receive up to $50,000 per year in personal usage of our aircraft. In the event we terminate Mr. Terry’s employment without “cause” or by non-renewal or Mr. Terry terminates his employment for “good reason” (as each term is defined in the Terry Employment Agreement), Mr. Terry will, subject to providing us a customary release, (i) receive severance equal to his base salary plus the prior year’s bonus for twelve months, plus any earned but unpaid bonus awards, payable over twelve months in accordance with our regular payroll practices (except that in the case we terminate him by non-renewal, such severance will only be for six months), (ii) have any unvested equity awards accelerate and be exercisable for a period of twelve months (or such shorter period as required by the Incentive Plan) (except that in the case we terminate him by non-renewal, such period will be the period provided by the Incentive Plan) and (iii) receive payment or reimbursement for health insurance costs for up to eighteen months. In the event of Mr. Terry’s termination upon his death or “disability” (as defined in the Terry Employment Agreement), any of Mr. Terry’s unvested equity awards will accelerate and be exercisable for a period of twelve months (or such shorter period as required by the Incentive Plan). The Terry Employment Agreement also subjects Mr. Terry to certain provisions relating to non-competition and non-solicitation of our customers and employees for a period lasting until the later of July 31, 2018 or twelve months after termination of employment for any reason, as well as certain confidentiality and assignment of inventions provisions.

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R. Lee Priest, Jr.

On July 31, 2015, we entered into an employment agreement with R. Lee Priest, Jr. (the “Priest Employment Agreement”). The Priest Employment Agreement had substantially the same terms as the Terry Employment agreement, and the description of the Terry Employment Agreement is hereby incorporated herein, except that: (i) Mr. Priest was to serve as our Chief Financial Officer; (ii) Mr. Priest’s base salary was $200,000 per year; and (iii) Mr. Priest’s personal usage of our aircraft was limited to $17,500 per year. In August 2016, Mr. Priest resigned as Chief Financial Officer and undertook a new position with the Company as executive vice president, corporate finance. In his new position, Mr. Priest does not receive a regular salary, but is to be entitled to a success fee in connection with financial transactions he may arrange for the Company. Mr. Priest’s current agreement with the Company expires on October 17, 2017. The Company and Mr. Priest are in the process of negotiating a new agreement.

Johan Bergendorf

On July 1, 2017, we entered into a services agreement with Santiago, pursuant to which we pay Santiago a monthly fee of $12,500, and Mr Johan Bergendorff, who is an employee of an affiliate of Santiago, acts as our Chief Financial Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Chart Related Person Transactions

Chart’s initial stockholders acquired 1,875,000 founder shares, after giving effect to Chart’s 0.75-for-1 reverse stock split effectuated on July 10, 2012, for an aggregate purchase price of $25,000. In January 2012, CAG, one of the initial stockholders, transferred an aggregate of 337,500 founder shares to Chart’s former directors and an aggregate of 890,625 shares to The Chart Group, L.P., the sole managing member of CAG. Subsequently in January 2012, The Chart Group, L.P. transferred an aggregate of 525,469 founder shares to certain of Chart’s officers and certain affiliates and officers of The Chart Group, L.P. On April 17, 2012, CAG transferred 37,500 founder shares to a former director of Chart.

CAG purchased 231,250 placement units, Mr. Wright purchased 12,500 placement units and Cowen purchased 131,250 placement units, at the price of $10.00 per unit for an aggregate purchase price of $3,750,000 in a private placement that occurred simultaneously with the closing of Chart’s IPO. All of the proceeds from the purchase price of the placement units were added to the proceeds from Chart’s IPO held in the trust account pending Chart’s completion of an initial business combination.

Commencing on December 14, 2012, Chart paid The Chart Group L.P., an affiliate of CAG, $10,000 per month for office space, administrative services and secretarial support. Upon consummation of the Business Combination, Chart ceased paying these monthly fees.

Between December 2012 and July 2015, Chart issued an aggregate of $2,290,000 in promissory notes to CAG, Mr. Wright and Cowen to fund operations. These notes were paid off in connection with the closing of the Business Combination.

In the Financing prior to the consummation of the Business Combination, the Chart Affiliate Investors, consisting of CAG, Mr. Wright and Cowen, invested an aggregate amount of $5.0 million in Chart Financing Sub, and as result, the Chart Affiliate Investors received in the Business Combination collectively 1,250,000 shares of common stock, 937,500 Series A-2 Warrants and 312,500 Series B-2 Warrants.

On August 14, 2015, we entered into the Securities Purchase Agreement with CAG, Mr. Wright and Cowen, and consummated the transactions contemplated thereby, pursuant to which these investors acquired certain securities from us for an aggregate purchase price of $1 million. Specifically, (x) CAG acquired 154,168 shares of common stock, 115,626 Series A-3 Warrants and 38,542 Series B-3 Warrants, (y) Mr. Wright acquired 8,332 shares of common stock, 6,249 Series A-3 Warrants and 2,083 Series B-3 Warrants, and (z) Cowen acquired 87,500 shares of common stock, 65,625 Series A-3 Warrants and 21,875 Series B-3 Warrants.

Tempus Related Person Transactions

In the Business Combination, the members of Tempus received 3,642,084 shares of the Company’s common stock in exchange for all of the issued and outstanding membership interests of Tempus. The members have the right to receive up to an additional 6,300,000 shares of the Company’s common stock upon the achievement of certain financial milestones.

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In connection with the formation of Tempus, the Company’s former Chief Financial Officer, R. Lee Priest, Jr., loaned Tempus $500,000. Of this amount, $10,101 was allocated to the purchase of 1.0% of the membership interests of Tempus, and $489,899 took the form of a loan from an officer. The loan was unsecured and bore interest monthly at a rate of 5.0% per annum. The loan and all accrued interest was repaid during 2015.

On March 15, 2016, the Company purchased Tempus Jets, Inc (“TJI”) from, Benjamin Scott Terry, the Company’s Chief Executive Officer, for non-cash consideration of $500,000, paid in the form of 242,131 shares of common stock of the Company. The purchase price was based on an independent valuation of similar operations and approved by the independent directors of the board. The number of shares issued to Mr. Terry was calculated based on the volume weighted average market price of the Company’s common stock for the previous 20 trading days.  On March 1, 2017, the Company entered into a Stock Purchase Agreement (the “Agreement”), to be effective as of January 1, 2017, with Jackson River Aviation, LLC (“JRA”), a business associated with the Company’s CEO, Benjamin Scott Terry, and with Mr. Terry, pursuant to which JRA acquired from the Company 100% of the outstanding shares of common stock of TJI. The Agreement provides at the time of the acquisition of TJI by JRA, TJI shall have at least $500,000 in accrued but unpaid third-party liabilities, and as a result, the Company’s liabilities decreased by the amount of such accrued but unpaid third-party liabilities retained by TJI. The Agreement also provides that (i) TJI will, and JRA and Mr. Terry will cause TJI to, maintain TJI’s corporate existence and good standing and maintain in good standing TJI’s operating certificate issued by the United States Federal Aviation Administration in accordance with the requirements of Parts 119 and 135 of the Federal Aviation Regulations (the “Operating Certificate”), for up to two years or until JRA and Mr. Terry contribute at least $500,000 toward TJI’s liabilities relating to the maintenance of its corporate existence and good standing and the Operating Certificate; (ii) JRA and Mr. Terry will provide the Company with advance notice if they expect TJI will not have sufficient working capital to support its existence and good standing and the Operating Certificate; and (iii) for two years the Company will have a right of first refusal that will allow it to re-acquire TJI if JRA receives a bona fide written offer to directly or indirectly transfer a majority of the equity interests in TJI or all or substantially all of the assets of TJI and its subsidiaries, taken as a whole, and the Company chooses to meet the terms of that offer.

Jackson River Aviation (“JRA”) is controlled by Benjamin Scott Terry, the Company’s CEO and a member of the Company’s Board of Directors. JRA provides FAR Part 135 aircraft charter services to the Company. Total purchases by the Company from JRA for the years ended December 31, 2016 and 2015 were $304,025 and $335,795, respectively. Billings by the Company to JRA for the years ended December 31, 2016 and 2015 were $143,995 and $25,706, respectively. As of December 31, 2016, the Company had a net outstanding receivable from JRA of $38,962. As of December 31, 2015, the Company had a net outstanding payable to JRA of $7,958.

The majority of Tempus Intermediate Holdings, LLC (“TIH”) is owned by Firefly Financials, Ltd, which is under common control with the Company. Since July 24, 2017, the Manager of TIH has been our CFO, Johan Aksel Bergendorff. TIH owns certain aircraft used by Tempus to provide services to certain customers. In addition, Tempus, through its wholly owned subsidiary Global Aviation Support, LLC, provides flight planning, fuel handling and travel services to TIH. Prior to the close of the Business Combination, TIH provided administrative support, including human resources, financial, legal, contracts and other general administrative services to Tempus. Subsequent to the Business Combination, any administrative relationship has been limited to certain shared information technology and marketing expenses, which are incurred at cost. Total purchases by the Company from TIH for the years ended December 31, 2016 and 2015 were $1,331,510 and $1,943,992, respectively. Total billings from the Company to TIH for the years ended December 31, 2016 and 2015 were $280,296 and $776,025, respectively. The net outstanding payable from Tempus to TIH at December 31, 2016 and 2015 was $1,284,886 and $295,561, respectively.

Southwind Capital, LLC (“Southwind”) is controlled by R. Lee Priest, Jr., the Company’s executive vice president, corporate finance. Southwind owned certain aircraft used by Tempus to provide services to certain customers. Total purchases by the Company from Southwind for the years ended December 31, 2016 and 2015 were $142,496 and $0, respectively. The net outstanding payable from Tempus to Southwind at December 31, 2016 and 2015 was $142,496 and $0 respectively.

As of August 31, 2016, as part of the cost-cutting initiatives instituted by Tempus, the Company gave up its lease on its previous office headquarters at 133 Waller Mill Road, Williamsburg, Virginia, and relocated to office premises at 471 McLaws Circle, Suite A, Williamsburg, Virginia. The premises have been made available to the Company by JRA, which holds them under a lease. The Company uses the entire space and has begun paying JRA’s full monthly rent amount. The move has reduced the Company’s monthly lease expense from approximately $10,000 to $4,000.

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In 2015, the Company entered into an aircraft purchase agreement with Pilatus Business Aircraft, Ltd. for the purchase of a Pilatus PC-12 with certain special mission modifications for approximately $7.3 million. The Company entered into this agreement pursuant to a contract with a government law enforcement agency whereby Tempus would lease the aircraft to the agency. Tempus subsequently assigned the lease contract and the purchase obligation to Cowen Aviation Finance Holdings, Inc. (“CAF”) for no consideration and has entered into a services agreement with CAF whereby it will provide certain administrative, servicing and marketing services for this and other aircraft owned by CAF. CAF is owned by Cowen Group, Inc., (“Cowen”), whose CEO and Chairman, Peter Cohen, and board member, Joseph Wright, are on our board of directors. For the twelve months ended December 31, 2016, Tempus billed $53,082 to CAF under the services agreement. Total purchases by the Company from CAF for the years ended December 31, 2016 and 2015 were $723,756 and $0, respectively. Based on the assignment of the lease contract and purchase obligation to CAF, a $750,000 customer deposit received from the law enforcement agency customer and the $500,000 deposit Tempus paid to Pilatus was transferred to CAF. At December 31, 2016 and 2015, the net payable to CAF was $62,018 and $0, respectively.

Our Chief Financial Officer performs his services under an agreement with Santiago, which is under common control with the Company. See “Management – Employment Agreements” above. For Santiago’s rights as holder of our 10% Senior Secured Convertible Note due April 28, 2018, see “Risk Factors -- The rights granted to the holder of the 10% Senior Secured Convertible Note due April 28, 2018, could give it the ability to determine the outcome of shareholder votes, and thus to effectively control the Company.”

All related party transactions are entered into and performed under commercial terms consistent with what might be expected from a third party service provider. Certain sales and marketing, and information technology functions of the Company are supported by TIH and are expensed to the Company on a time and materials basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our officers and directors; and

●	all of our officers and directors as a group.

As used in the table below, the term beneficial ownership with respect to the common stock consists of sole or shared voting power (which includes the power to vote, or to direct the voting of shares of the common stock) or sole or shared investment power (which includes the power to dispose, or direct the disposition of, shares of the common stock). Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

We have based our calculation of the percentage of beneficial ownership on 102,416,818 shares of our common stock outstanding, on a fully diluted basis, as of the date hereof. (Such number of shares of common stock outstanding assumes that the number of shares of common stock authorized by the Company’s Amended and Restated Certificate of Incorporation will be increased from its current maximum of 100 million shares.)

Name and Address of Beneficial Owner (1)	Number of Shares (fully diluted)	Percentage of Common Stock (fully diluted)
Santiago Business Co. International Ltd.	79,532,944	77.7%
Chart Acquisition Group LLC (2)	7,119,676	7.0%
All directors and officers as a group (2 persons)	*	*

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1. Unless otherwise noted, the business address of each of the persons and entities listed above is 471 McLaws Circle, Suite A, Williamsburg, Virginia, 23815.

2. Chart Acquisition Group LLC is the holder of 3,036,824 shares, comprised of 750,000 founder shares, 231,250 placement shares, 2,055,574 shares issued as Financing Securities. Chart Acquisition Group LLC also is the holder of 4,082,852 IPO and Placements warrants, including 693,756 Series A Warrants. The Chart Group L.P. is the direct holder of 307,500 shares and, through its membership interest in Chart Acquisition Group LLC, is the indirect holder of 3,344,324 shares and 4,082,852 warrants. The Chart Group L.P., the sole managing member of Chart Acquisition Group LLC, is a limited partnership that is managed and controlled by its general partner, Antwerp L.L.C., a New York limited liability company. Mr. Brady owns a majority of the membership interests in Antwerp L.L.C., and is its Chief Executive Officer and a member of its Management Committee. As such, Mr. Brady may be deemed to have effective control of Antwerp L.L.C. and thereby effective control over The Chart Group L.P. and Chart Acquisition Group LLC and may exercise voting and dispositive power with respect to the shares held by Chart Acquisition Group LLC and The Chart Group L.P. Consequently, Mr. Brady may be deemed the beneficial owner of the 3,344,324 shares and 8,082,852 warrants that are held by The Chart Group L.P. or Chart Acquisition Group LLC. Mr. Brady directly holds 108,750 founder shares. Mr. Brady disclaims beneficial ownership over any shares owned by The Chart Group L.P. or Chart Acquisition Group LLC over which he does not have any pecuniary interest.

* Less than 1%.

See also « Management’s Discussions and Analysis of Financial Condition and Results of Operations -- Agreement to purchase six L-1011s” above regarding the possible issuance of 6,730,769 shares of our common stock. See also « Management’s Discussions and Analysis of Financial Condition and Results of Operations -- Agreement to purchase six L-1011s” above regarding the possible issuance of 6,730,769 shares of our common stock.

SELLING SECURITY HOLDER

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock to be sold to GHS Investments LLC under the equity financing agreement dated October 6, 2017.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of the date hereof and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 50,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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	Shares Owned by the Selling Stockholder	Total Shares Offered	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
Name of Selling Stockholder	before the Offering	in the Offering	# of Shares	% of Class
GHS Investments LLC(2)	Nil	50,000,000	Nil	*

Notes
*	Less than 1%.

(1)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(2)	GHS Investments LLC is organized in the State of Nevada. Mark Grober has voting and dispositive power over the shares which may be put to GHS Investments LLC under the Equity Financing Agreement.

PLAN OF DISTRIBUTION

We are registering the common stock that may be issued upon conversion by Santiago of the 10% Senior Secured Convertible Note due April 28, 2018, to permit the resale of these shares of common stock by the selling security holder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holder of the common stock. We will bear all fees and expenses incident to our obligation to register the common stock.

The selling security holder may sell all or a portion of the common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling security holder will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144 promulgated under the Securities Act;

●	broker-dealers may agree with the selling security holder to sell a specified number of such securities at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling security holder effects such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling security holder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of common stock in the course of hedging in positions they assume. The selling security holder may also sell common stock short and deliver common stock covered by this prospectus to close out short positions and to return borrowed common stock in connection with such short sales. The selling security holder may also loan or pledge common stock to broker-dealers that in turn may sell such common stock.

The selling security holder may pledge or grant a security interest in some or all of the common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holder under this prospectus. The selling security holder also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holder and any broker-dealer participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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There can be no assurance that any selling security holder will sell any or all of the common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling security holder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling security holder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling security holder will be entitled to contribution. We may be indemnified by the selling security holder against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling security holder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Pursuant to our Amended and Restated Certificate of Incorporation, which as modified by our Certificate of Designations for Series A Convertible Preferred Stock (which is referred to as the Certificate of Designations), is referred to as the Amended Charter, our authorized capital stock consists of 140,000,000 shares, of which 100,000,000 are shares of common stock, $0.0001 par value, and 40,000,000 are shares of preferred stock, $0.0001 par value, 14,000,000 of which preferred stock have been designated as Preferred Stock. The following description summarizes the material terms of our securities registered hereunder. Because it is only a summary, it may not contain all the information that may be important to you.

Common Stock

As of the date of this prospectus, we had 17,342,734 shares of our common stock, 7,875,000 IPO warrants, which includes 375,000 warrants issued in a private placement in connection with Chart’s initial public offering, and 1,487,500 Series A Warrants, which includes our Series A-1 Warrants, Series A-2 Warrants and Series A-3 Warrants, issued and outstanding. As of the date of this prospectus, all Series B warrants have been exercised.

Additionally, pursuant to the terms of the Merger Agreement, we may be obligated to issue additional shares of common stock thereunder to the Members (or the Members may be required to forfeit certain of their shares of common stock) as a result of any indemnification payments that are made under the Merger Agreement by delivery of shares of common stock. Additionally, we may issue awards for up to a maximum of 640,616 shares of common stock under our 2015 Omnibus Equity Incentive Plan. The shares of common stock issued to the Members under the Merger Agreement are subject to certain lock-up restrictions as set forth in the Tempus Registration Rights Agreement (as defined below). Other placements and transactions since the Business Combination may result in the issuance of additional shares of common stock. See “Risk Factors -- Our stockholders may experience dilution due to previous private placements of convertible securities.”

Holders of common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor.

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Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years (with a shorter period for the initial directors upon the Business Combination, where they continue until their class is up for election) with only one class of directors being elected in each year and with directors only permitted to be removed for cause. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors up for election at such time.

Certain shares of common stock that were issued in the Business Combination in exchange for Chart’s common stock held by certain of its initial stockholders, which we refer to as Founders Shares, are subject to forfeiture upon certain conditions (which Founders Shares are not included for resale in this prospectus). 234,375 Founder Shares are subject to forfeiture pro rata by Chart’s initial stockholders in the event the last sales price of our common stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following July 31, 2015. An additional 234,375 Founder Shares, will be subject to forfeiture pro rata by Chart’s initial stockholders in the event the last sales price of our common stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period prior to July 31, 2020. Chart’s initial stockholders have agreed that such shares will be subject to lockup and will not sell or transfer Founder Shares that remain subject to forfeiture as described above, until such time as the related forfeiture provisions no longer apply. The securities held by Chart’s initial stockholders are also subject to certain other lock-up restrictions under the terms of the Founders Registration Rights Agreement (as defined below).

Preferred Stock

As of the date of this prospectus, there are no shares of Preferred Stock issued and outstanding. There are a total of 1,487,500 Series A Warrants convertible into common stock or Preferred Stock.

The rights and obligations of the holders of the Preferred Stock are set forth in the Certificate of Designations.

At any time after its initial issuance date, each share of Preferred Stock is convertible into validly issued, fully paid and non-assessable shares of common stock based on a conversion price of $4.00 per share, subject to adjustment for unpaid dividends and any accrued charges, as well as equitable adjustments for stock splits, recapitalizations and similar transactions. However, we will effect the conversion of any Preferred Stock and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the holder would beneficially own in excess of either 4.99% or 9.99% (the “Maximum Percentage”) (as elected in writing by the holder on or prior to the initial issuance date of the Preferred Stock) of the shares of common stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the shares of common stock issuable to a holder pursuant to the terms of the Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. All of the holders of the issued and outstanding Preferred Stock as of the date of this prospectus have elected a Maximum Percentage of 4.99%.

Under the Certificate of Designations, we may not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes in writing all of our obligations under the Certificate of Designations. A “Fundamental Transaction” means, among other things, a transaction in which we, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another entity; (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets or any of our “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more entities; (iii) make, or allow one or more entities to make, or allow us to be subject to or have our common stock be subject to or party to one or more entities making, a purchase, tender or exchange offer that is accepted by at least 50% of the outstanding shares of common stock; (iv) consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more entities whereby all such entities, individually or in the aggregate, acquire at least 50% of the outstanding shares of common stock; or (v) reorganize, recapitalize or reclassify our common stock. The foregoing provisions will not apply to a Fundamental Transaction where the purchaser or other successor entity provides cash consideration and such Fundamental Transaction does not involve the issuance of any securities to the holders of our securities or securities of our affiliates.

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If at any time we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock, which is referred to as Purchase Rights, then each holder of Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the shares of Preferred Stock) held by such holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights.

Holders of Preferred Stock have no voting rights with respect to their Preferred Stock, except as required by law.

Shares of Preferred Stock rank pari passu to the shares of common stock in respect of preferences as to dividends, distributions and payments upon our liquidation, dissolution and winding up, except that in a liquidation event, the holders of Preferred Stock shall be entitled to receive in cash out of our assets an amount per share of Preferred Stock equal to the greater of $4.00 (plus any unpaid dividends and accrued charges, as equitably adjusted for stock splits, recapitalizations and similar transactions) and the amount per share such holder would receive if such holder converted such Preferred Stock into common stock immediately prior to the date of such payment (without regard to any limitations on conversion), provided that if the liquidation funds are insufficient to pay the full amount due to the holders, then each holder shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such holder, as a percentage of the full amount of liquidation funds payable to all holders (on an as-converted basis, without regard to any limitations on conversion set forth herein) and all holders of common stock.

Under the terms of the Preferred Stock, if holders convert their Preferred Stock and we fail to deliver common stock in response within the time periods and in the manner specified in the Certificate of Designations, we may suffer substantial penalties.

Our Amended Charter also provides that additional shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to such additional shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, but subject to the rights of the holders of the Preferred Stock. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any additional shares of preferred stock other than the Preferred Stock held by the New Investors and any Preferred Stock issuable upon the exercise of the warrants, we cannot provide assurances that we will not do so in the future.

Warrants

IPO Warrants

Upon the consummation of the Business Combination, each outstanding Chart warrant was exchanged for a warrant to purchase one share of our common stock, and as of the date of this prospectus, there were 7,875,000 such IPO warrants outstanding, of which 7,500,000 warrants were originally sold as part of the units in Chart’s initial public offering and 375,000 warrants issued as part of placement units issued to CAG, Mr. Wright and Cowen in a private placement simultaneously with the consummation of Chart’s initial public offering, which we refer to as the placement warrants.

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Each IPO warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment. The IPO warrants became exercisable on August 30, 2015, and expire at 5:00 p.m., New York time, on July 31, 2020 or earlier upon redemption or liquidation. Once the IPO warrants become exercisable, we may redeem the outstanding IPO warrants at a price of $0.01 per warrant, if the last sale price of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending on the third trading day before we send the notice of redemption to the warrant holders. The placement warrants, however, are non-redeemable so long as they are held by the initial holders or their permitted transferees.

Series A Warrants and Series B Warrants

In connection with the Financing, upon the consummation of the Business Combination on July 31, 2015, we issued a total of 3,000,000 Series A-1 Warrants and Series A-2 Warrants and 1,000,000 Series B-1 Warrants and Series B-2 Warrants to the Investors. Pursuant to the Securities Purchase Agreement, on August 14, 2015, we issued an additional 187,500 Series A-3 Warrants and 62,500 Series B-3 Warrants to the Chart Affiliate Investors. The Series A-1 Warrants, Series A-2 Warrants and Series A-3 Warrants are referred to collectively as the Series A Warrants, the Series B-1 Warrants, Series B-2 Warrants and Series B-3 Warrants are referred to collectively as the Series B Warrants, and the Series A Warrants and the Series B Warrants are referred to collectively as the Investor Warrants. As of the date of this prospectus, all Series B warrants have been exercised.

Each Investor Warrant is immediately exercisable in cash and entitles the holder to take delivery of the shares purchased through the exercise, at the sole election of the holder, in the form of either common stock or Preferred Stock, subject to the Maximum Warrant Percentage, with the number of shares of Preferred Stock issued based on the conversion price, as described above under the heading “Preferred Stock”.

The Series A Warrants have an exercise price of $4.80 per share purchased and expire on July 31, 2020. The Series B Warrants had an exercise price of $5.00 per share purchased. The Series B-1 Warrants were to expire on April 30, 2017 and the Series B-2 Warrants and Series B-3 Warrants were to expire on October 31, 2016.

The Investor Warrants contain customary “cashless exercise” terms, pursuant to which holder of an Investor Warrant, at any time after October 31, 2015, may choose to exercise such Investor Warrant (at a time when such Investor Warrant is otherwise exercisable according to its terms) without paying cash, by effectively submitting in exchange for shares a greater number of warrants than the number of shares purchased, rather than a number of warrants equal to the number of shares purchased plus cash. The Series B Warrants (but not the Series A Warrants) also contained an additional alternative cashless exercise feature, pursuant to which, beginning from December 31, 2015 and until the expiration of such Series B Warrant, on October 31, 2016 or April 30, 2017, as applicable, if 90% of the average of the four lowest volume-weighted average prices of common stock for the preceding 10 trading days (the “Alternative Market Price”) is less than $4.00 (subject an Alternative Market Price floor of $1.80), the holder of a Series B Warrant can exercise such Series B Warrant to acquire on a cashless basis a number of shares of common stock or Preferred Stock equal to (depending on the Market Price) up to 488.9% of the number of shares that could otherwise be purchased under such Series B Warrant pursuant to a cash exercise, with the lower the Alternative Market Price, the more shares being available for acquisition by the Series B Warrant holder pursuant to this alternative cashless exercise. All of the holders of the Series B Warrants used such alternative cashless exercise feature when they exercised their Series B Warrants.

The Investor Warrants also include “full ratchet” anti-dilution protection provisions, which provide that if any shares of common stock are issued at a price less than then current exercise price of such Investor Warrant, or if any warrants, options or other securities with the right to acquire or that are convertible into or exchangeable for shares of common stock are issued with an exercise price less than the then current exercise price of such Investor Warrant, then the exercise price of such Investor Warrant will automatically be reduced to the issuance price of such new shares of common stock or the exercise price of such warrants, options or other securities with the right to acquire or that are convertible into or exchangeable for shares of common stock. These anti-dilution provisions do not apply in the case of an issuance of “Excluded Securities”, including certain option and other equity incentive awards to directors and officers, and securities issued pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors, but does not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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Under the terms of the Investor Warrants, we may not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes in writing all of our obligations under such Investor Warrants. A “Fundamental Transaction” means, among other things, a transaction in which we, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another entity; (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets of or any of our “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more entities; (iii) make, or allow one or more entities to make, or allow us to be subject to or have its common stock be subject to or party to one or more entities making, a purchase, tender or exchange offer that is accepted by at least 50% of the outstanding shares of common stock; (iv) consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more entities whereby all such entities, individually or in the aggregate, acquire at least 50% of the outstanding shares of common stock; or (v) reorganize, recapitalize or reclassify its common stock. The foregoing provisions will not apply to a Fundamental Transaction where the purchaser or other successor entity, after giving effect to such Fundamental Transaction, does not have any equity securities that are then listed or designated for quotation on a national securities exchange or automated quotation system. Moreover, a holder of an Investor Warrant may choose, in connection with any Fundamental Transaction, to have us or the successor entity purchase such Investor Warrant from the holder by paying the holder cash in an amount equal to the “Black Scholes Value” (as defined in such Investor Warrant) of such Investor Warrant.

Under the terms of the Investor Warrants, if we shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of common stock, then, in each such case, holders of such Investor Warrants shall be entitled to participate in such distribution to the same extent that they would have participated if they had held the number of shares of common stock acquirable upon complete exercise of such Investor Warrants (without regard to any limitations or restrictions on exercise of such Investor Warrants) immediately before the date on which a record is taken for such distribution.

Under the terms of the Investor Warrants, if we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock, which are referred to with respect to the warrants as Warrant Purchase Rights, then each holder of an Investor Warrant will be entitled to acquire, upon the terms applicable to such Warrant Purchase Rights, the aggregate Warrant Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete excise of all Investor Warrants (without taking into account any limitations or restrictions on exercise of such Investor Warrants) held by such holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Warrant Purchase Rights.

Under the terms of the Series A Warrants (but not the Series B Warrants), until July 31, 2016, the holders have pre-emptive rights pursuant to which we must offer them the right to purchase at least 56.3% (with the Series A-1 entitled to purchase 35%, the Series A-2 entitled to purchase 18% and the Series A-3 entitled to purchase 3.3%) of any additional issuances by us or our subsidiaries of equity securities or securities that are convertible into, exercisable or exchangeable for, or which give the holder the right to acquire any of our equity securities or the securities of our subsidiaries, except for certain “Excluded Securities” as described above.

Under the terms of the Investor Warrants, if a holder exercises an Investor Warrant and we fail to deliver common stock or Preferred Stock in response within the time periods and in the manner specified in the terms of such Investor Warrant, we may suffer substantial penalties.

Under the terms of the Series A-1 and Series B-1 Warrants (but not the other Investor Warrants), we may not effect the exercise of any such Investor Warrants and the exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the holder would beneficially own in excess of either 4.99% or 9.99% (the “Maximum Warrant Percentage”) (as elected in writing by the holder on or prior to the initial issuance date of the warrants) of the shares of common stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the shares of common stock issuable to a holder pursuant to the terms of the warrants in excess of the Maximum Warrant Percentage shall not be deemed to be beneficially owned by such holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. All of the holders of the outstanding Series A-1 Warrants and Series B-1 Warrants as of the date of this prospectus have elected a Maximum Warrant Percentage of 4.99%.

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Dividends

We have not paid any cash dividends on our common stock to date and do not intend to do so in the short term. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our IPO warrants is Continental Stock Transfer & Trust Company. We may indemnify Continental Stock Transfer & Trust Company for its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	Our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Registration Rights

Contemporaneously with the filing of this prospectus, we are filing a registration statement with the Securities and Exchange Commission for the resale of up to 5,842,404 shares of our common stock by holders of our securities exercising their registration rights under the Tempus Registration Rights Agreement and the New Investors Registration Rights Agreement described below.

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New Investors Registration Rights Agreement

On July 31, 2015, in connection with the consummation of the Financing, we entered into a Registration Rights Agreement with the New Investors, referred to as the New Investor Registration Rights Agreement. Under the New Investor Registration Rights Agreement, we granted certain registration rights to the New Investors with respect to our securities which they received in the Business Combination (including common stock, Preferred Stock, Series A-1 Warrants and Series B-1 Warrants, and any successor securities), which are referred to as the New Investor Securities, including, in each case subject to certain underwriter cutbacks and issuer blackout periods, (i) a requirement that we file a resale registration statement for such New Investor Securities within 15 business days after the closing of the Business Combination, (ii) the right of the New Investors to demand up to an additional 3 registrations by us of the New Investor Securities (where no other securities can be included in such registration statement unless consented to by the New Investors), (iii) unlimited piggy-back registration rights for the New Investors (which, in the event of any cutbacks, will be ahead of all other piggy-back registration rights in respect of issuances by us and pro rata with all other demand registration rights exercised by other security holders) and (iv) the right of the New Investors to require an unlimited number of resale registrations on Form S-3 (if available). Under the New Investor Registration Rights Agreement, we will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each of us and the New Investors severally will bear customary indemnification obligations. Under the terms of the New Investor Registration Rights Agreement, e may be subject to substantial penalties if it (a) fails to timely file and cause the registration statements to be effective within the time periods required by the New Investor Registration Rights Agreement or fails to maintain the effectiveness of such registration statements, (b) fails to timely file all public filings required under Rule 144(c)(1) promulgated under the Exchange Act or (c) fails to timely remove legends on New Investor Securities after such legends are no longer applicable and the New Investors request such removal. The New Investor Registration Rights Agreement also places substantial restrictions on the exercise of registration rights by other security holders, requiring until July 31, 2017 the consent of the New Investors before we are permitted to file a registration statement (other than for primary offerings of securities by us), sales of our securities by certain of the Affiliate Investors and the exercise of piggy-back registration rights by other security holders after certain registration statements for the New Investors Securities have become effective.

Tempus Registration Rights Agreement

On July 31, 2015, as contemplated by the Merger Agreement, we, the Members and the Tempus Affiliate Investor entered into a Registration Rights Agreement, referred to as the Tempus Registration Rights Agreement. Under the Tempus Registration Rights Agreement, we granted certain registration rights to the Members and the Tempus Affiliate Investor with respect to the shares of common stock issued to the Members (including any shares issued pursuant to the merger consideration adjustments under the Merger Agreement) and the Affiliate Investor Securities issued to the Tempus Affiliate Investor (including the common stock and Preferred Stock issuable upon the exercise of any such Investor Warrants and the conversion of any shares of Preferred Stock issued upon exercise of such Investor Warrants). Under the Tempus Registration Rights Agreement, the Members and the Tempus Affiliate Investor have certain customary demand and piggy-back registration rights, subject to certain underwriter cutbacks and issuer blackout periods. We will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each party has customary indemnification obligations to the other parties.

Under the Tempus Registration Rights Agreement, each of the Members agreed to a lock-up of their shares of common stock issued in connection with the Merger Agreement (including any shares issued pursuant to the merger consideration adjustments under the Merger Agreement) until July 31, 2016, subject to an earlier release (i) if the price of common stock equals or exceeds $12.00 per share for any 20 trading days in any 30-trading day period commencing at least 150 days after July 31, 2015 or (ii) in the event of a liquidation, merger, stock exchange or similar transaction involving us. The Affiliate Investor Securities of the Tempus Affiliate Investor are not subject to these lock-up restrictions. The Tempus Registration Rights Agreement, however, contains certain exceptions to the lock-up of such shares, including that the Members are permitted during the lock-up period to (i) transfer the shares to certain family members and affiliated entities that agree to be bound by the lock-up, (ii) after January 31, 2016, pledge the shares to secure borrowings to pay for taxes incurred in connection with receiving the merger consideration, (iii) pledge the shares to secure borrowings to pay for indemnification obligations under the Merger Agreement, (iv) transfer the shares back to us in accordance with the Merger Agreement in connection with the merger consideration adjustment and indemnification claims, and (v) transfer up to each Member’s pro rata portion of an aggregate of 250,000 shares (up to 750,000 shares with respect to shares that are pledged). Additionally, the Members and the Tempus Affiliate Investor will agree to a holdback of 180 days in connection with any public offering, and if requested by us, they will agree to any holdback agreements that are required by the managing underwriters in any public offering.

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The terms of the Tempus Registration Rights Agreement are expressly subject to the restrictions and limitations of the New Investor Registration Rights Agreement.

Founders Registration Rights Agreement

In accordance with the Merger Agreement, on June 10, 2015, we officially became a party to that certain Registration Rights Agreement, dated as of December 13, 2012 (as amended, including on June 10, 2015, July 15, 2015, and August 14, 2015), by and among us, Chart, CAG, Cowen, Mr. Wright and the other holders party thereto, which is referred to as the Founders Registration Rights Agreement, and assumed the obligations of Chart under such agreement. The holders under the Founders Registration Rights Agreement certain customary demand and piggy-back registration rights (including unlimited resale registrations on Form S-3) with respect to the their securities (including the Affiliate Investor Securities and the Purchased Securities held by the Chart Affiliate Investors, including the common stock and Preferred Stock issuable upon the exercise of any such Investor Warrants and the conversion of any shares of Preferred Stock issued upon exercise of such Investor Warrants), subject to certain underwriter cutbacks and issuer blackout periods. We will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each party has customary indemnification obligations to the other parties.

Under the Founders Registration Rights Agreement, each of the holders agreed to a lock-up of their Founder Shares until July 31, 2016, subject to an earlier release (i) if the price of common stock equals or exceeds $12.00 per share for any 20 trading days in any 30-trading day period commencing at least 150 days after July 31, 2015 or (ii) in the event of a liquidation, merger, stock exchange or similar transaction involving us. Additionally, so long as any Founder Shares remain subject to forfeiture, as described above, the lock-up period with respect such Founder Shares subject to forfeiture will continue. The shares of common stock acquired by the holders in exchange for their shares of Chart common stock that were received in the private placement that occurred in connection with Chart’s initial public offering and the IPO warrants held by the parties to the agreement were subject to a lock-up until August 30, 2015. The Affiliate Investor Securities and Purchased Securities of the Affiliate Investors are not subject to these lock-up restrictions.

The terms of the Founders Registration Rights Agreement supersedes, and in the event of conflict prevails over, any other registration rights granted by us, except that the terms of the Founders Registration Rights Agreement are expressly subject to the restrictions and limitations of the New Investor Registration Rights Agreement.

Noteholder’s Registration Rights Agreement

The Company and Santiago have entered into a registration rights agreement, dated as of April 28, 2017 (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement and subject to the terms and conditions therein, within 30 days of April 28, 2017, the Company shall prepare and file with the Securities and Exchange Commission a “resale” registration statement (the “Registration Statement”)   providing for the resale of the number of shares of Common Stock issuable to the Holder upon conversion of the Note (the “Registrable Securities”) pursuant to an offering to be made on a continuous basis under Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Company’s obligation as described in the preceding sentence is subject to limited exceptions specified in the Registration Rights Agreement.  The Company has agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act and to keep the Registration Statement continuously effective under the Securities Act until the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which all Registrable Securities then held by Santiago, or which may be acquired by Santiago upon conversion of the Note, may be sold without restriction pursuant to Rule 144 under the Securities Act.  The Company has further agreed, upon the written demand of Santiago, facilitate in the manner described in the Registration Rights Agreement a “takedown” of Registrable Securities off of the Registration Statement.

Subject to limited exceptions, the Company will pay the registration expenses incident to the performance of or compliance with the Registration Rights Agreement but will not be responsible for any underwriters’, brokers’ and dealers’ discounts and commissions, transfer taxes or similar fees incurred by Santiago in connection with the sale of the Registrable Securities.

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The Registration Rights Agreement contains customary cross-indemnification provisions, pursuant to which the Company is obligated to indemnify Santiago in the event of material misstatements or omissions in the registration statement attributable to the Company, and Santiago is obligated to indemnify the Company for material misstatements or omissions attributable to it.

The Registration Rights Agreement will terminate on the earlier (i) the first date on which no Registrable Securities are outstanding or are issuable upon conversion of the Note; and (ii) the fifth anniversary of the effective date of the Registration Statement; provided, however, that the parties’ rights and obligations under the indemnification provisions of the Registration Rights Agreement shall continue in full force and effect in accordance with their respective terms.

Equity Financing Registration Rights Agreement

The Company and GHS Investments LLC, a Nevada limited liability company, have entered into a registration rights agreement, dated as of October 6, 2017 (the “Equity Financing Registration Rights Agreement”).  Pursuant to the Equity Financing Registration Rights Agreement and subject to the terms and conditions therein, within 30 days of signing, the Company shall prepare and file with the Securities and Exchange Commission a “resale” registration statement (the “Equity Financing Registration Statement”)   providing for the resale of the number of shares of Common Stock issuable to the investor under the equity financing agreement (the “Equity Financing Registrable Securities”) pursuant to an offering to be made on a continuous basis under Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Company’s obligation as described in the preceding sentence is subject to limited exceptions specified in the Equity Financing Registration Rights Agreement.  The Company has agreed to use its commercially reasonable efforts to cause the Equity Financing Registration Statement to be declared effective under the Securities Act and to keep the Equity Financing Registration Statement continuously effective under the Securities Act until the earlier of the date on which (A) the investor shall have sold all the Equity Financing Registrable Securities or (B) the investor has no right to acquire any additional shares of common stock under the equity financing agreement.

Subject to limited exceptions, the Company will pay the registration expenses incident to the performance of or compliance with the Equity Financing Registration Rights Agreement but will not be responsible for any underwriters’, brokers’ and dealers’ discounts and commissions, transfer taxes or similar fees incurred by the investor in connection with the sale of the Equity Financing Registrable Securities.

The Equity Financing Registration Rights Agreement contains customary cross-indemnification provisions, pursuant to which the Company is obligated to indemnify the investor in the event of material misstatements or omissions in the registration statement attributable to the Company, and the investor is obligated to indemnify the Company for material misstatements or omissions attributable to it.

Quotation of Securities

Our common stock and IPO warrants are quoted on the OTCQB Marketplace under the symbols “TMPS” and “TMPSW,” respectively.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

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●	1% of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

For purposes of the six-month holding period requirement of Rule 144, a person who beneficially owns restricted shares of our common stock issued pursuant to a cashless exercise of a warrant shall be deemed to have acquired such shares, and the holding period for such shares shall be deemed to have commenced, on the date the warrant was originally issued.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to the ownership and disposition of our common stock. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and judicial decisions as of the date of this prospectus. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion only applies to persons who hold the common stock as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of common stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or holder of common stock who is subject to special treatment under U.S. federal income tax laws (including, a “controlled foreign corporation,” a “passive foreign investment company” or a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, a pension or other employee benefit plan, a bank or other financial institution, a broker-dealer, a regulated investment company, a real estate investment trust, a foreign government or international organization, a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar, a person holding common stock as part of a hedging or conversion transaction, straddle or other risk reduction transaction, a person who owns, or is deemed to own, more than 5% of our outstanding common stock, traders that elect to use a mark-to-market method of accounting, a person subject to the alternative minimum tax, an insurance company, a former U.S. citizen, or a former long-term U.S. resident, persons deemed to sell our common stock under the constructive sale provisions of the Code, or persons that hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion. The conclusions in this discussion are based on professional judgment and are not a guarantee of a result and are not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the conclusions set forth herein will be sustained if challenged by the Internal Revenue Service.

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If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our common stock, you should consult your tax advisor as to the particular U.S. federal income tax consequences of holding and disposing of our common stock.

IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER OTHER FEDERAL TAX LAW AND THE LAWS OF APPLICABLE STATE, LOCAL AND FOREIGN TAXING JURISDICTIONS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR CONCERNING ANY POSSIBLE ENACTMENT OF LEGISLATION THAT WOULD AFFECT YOUR INVESTMENT IN OUR COMMON STOCK IN YOUR PARTICULAR CIRCUMSTANCES.

U.S. Holders:

You are a “U.S. Holder” if you are a beneficial owner of common stock and you are for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If taxable distributions are made with respect to our common stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. Holder’s tax basis in the common stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Consequences—U.S. Holders: Sale or Other Disposition.”

Under current law, dividends received by individual U.S. Holders of common stock will be subject to a preferential rate if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual U.S. Holder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual U.S. Holders with respect to common stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the common stock becomes ex-dividend. Also, if a dividend received by an individual U.S. Holder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual U.S. Holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such U.S. Holder’s holding period for the stock.

Dividends received by corporations generally will be eligible for the dividends-received deduction. This deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock. If a corporate stockholder receives a dividend on the common stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the corporate stockholder in certain instances must reduce its basis in the common stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate stockholder’s basis, any excess will be taxed as gain as if such stockholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each corporate U.S Holder of common stock is urged to consult with its tax advisor with respect to the eligibility for and amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends it receives.

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Sale or Other Disposition. A U.S. Holder will generally recognize capital gain or loss on a sale or exchange of our common stock equal to the difference between the amount realized upon the sale or exchange (not including any proceeds attributable to declared and unpaid dividends, which will be taxable to U.S. Holders of record as described above under “Material U.S. Federal Income Tax Consequences—U.S. Holders: Distributions in General”) and the U.S. Holder’s adjusted tax basis in the common stock sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are taxed at a preferential rate. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses.

Medicare Contribution Tax. U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our common stock, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the common stock and to certain payments of proceeds on the sale or other disposition of common stock. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the common stock and certain payments of proceeds on the sale or other disposition of the common stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, which may entitle the U.S. Holder to a refund, provided the U.S. Holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders:

You are a “Non-U.S. Holder” if you are a beneficial owner of common stock and you are not (i) a “U.S. Holder” or (ii) a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes).

Distributions on the Common Stock. If cash or certain other taxable distributions are made with respect to our common stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder’s basis in the common stock and, to the extent such portion exceeds the Non-U.S. Holder’s basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders: Sale or Other Disposition.” In addition, although we believe we are not currently a U.S. real property holding corporation, i.e. a “USRPHC,” if we were to meet the definition of a USRPHC and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders: Sale or Other Disposition”), with a credit generally allowed against the Non-U.S. Holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

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Dividends or any other taxable distribution (whether in cash, common stock or other property) paid to a Non-U.S. Holder of our common stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by statute or an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or any successor form or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form or other applicable form) and certify under penalties of perjury that such Non-U.S. Holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (b) if our common stock are held through certain foreign intermediaries, complete Internal Revenue Service Form W-8IMY and all required attachments (or any successor form or other applicable form) and satisfy the relevant certification requirements of applicable Treasury regulations.

A Non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Sale or Other Disposition. Any gain realized by a Non-U.S. Holder on the disposition of our common stock will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

●	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. Holder owned beneficially (directly or pursuant to attribution rules) more than 5% of the total fair market value of our common stock, as applicable, at any time during the five year period ending either on the date of disposition of such interest or other applicable determination date. This assumes that our common stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. Holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, and if the Non-U.S. Holder is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. Holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code.

If a Non-U.S. Holder is subject to U.S. federal income tax on any sale, exchange or other disposition of the common stock, such Non-U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. Holder and the Non-U.S. Holder’s adjusted tax basis in the common stock, as applicable. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. Holder’s holding period for the common stock, as applicable, is longer than one year. A Non-U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

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Information Reporting and Backup Withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such Non-U.S. Holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will not be subject to backup withholding on dividends paid to such Non-U.S. Holder as long as such Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code), or such Non-U.S. Holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of our common stock unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

FATCA. The U.S. Foreign Account Tax Compliance Act (“FATCA”) will generally impose a 30% withholding tax on dividends on the common stock and, beginning January 1, 2019, on the gross proceeds of a disposition of common stock that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code and the Treasury regulations thereunder) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, or is otherwise exempt from FATCA withholding; and (ii) a “non-financial foreign entity” (as that term is defined in Section 1472(d) of the Code and the Treasury regulations thereunder) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements, or otherwise is exempt from FATCA withholding. Intergovernmental agreements entered into between the United States and a foreign jurisdiction may modify these requirements. A Non-U.S. Holder should consult its own tax advisor regarding the application of this legislation to it. FATCA withholding will apply to dividends paid on shares of our common stock and commencing January 1, 2019, to gross proceeds from the disposition of our common stock.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cabinet Lee D. Neumann, Paris, France.

EXPERTS

The financial statements of Tempus Applied Solutions Holdings, Inc. as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015 have been included herein in reliance upon the report of Elliott Davis Decosimo, LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act. This prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the SEC in Washington, D.C.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, Room 1580, N.E., Washington, D.C. 20549. Copies of filings can be obtained from the Public Reference Room maintained by the SEC by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC at http://www.sec.gov.

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F-1

Tempus Applied Solutions Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2017	2016
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$19,243	$592,449
Restricted cash	-	50,007
Accounts receivable:
Trade, net	1,837,274	1,415,083
Other	1,637	1,119
Related party	384,498	435,948
Other assets	98,084	98,871
Current assets of discontinued operations	5,220	65
Total current assets	2,345,956	2,593,542

PROPERTY AND EQUIPMENT, NET	5,789,033	5,933,940

OTHER ASSETS
Deposits	49,428	51,428
Intangibles, net	541,965	554,839
Noncurrent assets of discontinued operations	-	501,711
Total other assets	591,393	1,107,978

Total assets	$8,726,382	$9,635,460

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable:
Trade	$2,462,222	$3,363,229
Related party	2,378,350	1,886,386
Accrued liabilities	772,804	874,286
Capital Lease obligation	-	5,835,181
Notes Payable-Related Party	6,200,000	-
Customer deposits	80,195	165,094
Current liabilities of discontinued operations	2,796	569,937
Total current liabilities	11,896,367	12,694,113

LONG TERM LIABILITIES
Common stock warrant liability	723,913	102,185
Total long term liabilities	723,913	102,185

Total liabilities	12,620,280	12,796,298

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value; 40,000,000 shares authorized, -0- and 4,578,070 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	-	458
Common stock, $0.0001 par value; 100,000,000 shares authorized; 16,630,234 and 11,064,664 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	1,663	1,106
Additional paid in capital	10,159,220	10,050,746
Accumulated deficit	(14,054,781)	(13,213,148)
Total stockholders’ deficit	(3,893,898)	(3,160,838)
Total liabilities and stockholders' deficit	$8,726,382	$9,635,460

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Tempus Applied Solutions Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Six Months	Six Months	Three Months	Three Months
	Ended June 30,	Ended June 30,	Ended June 30,	Ended June 30,
	2017	2016	2017	2016
REVENUES	$8,459,205	$8,593,611	$4,072,366	$4,921,511

COST OF REVENUE	6,828,928	8,616,014	3,067,872	5,029,954

Gross profit (loss)	1,630,277	(22,403)	1,004,494	(108,443)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,522,675	2,595,196	699,702	1,045,191

Total operating profit (loss)	107,602	(2,617,599)	304,792	(1,153,634)

OTHER INCOME (EXPENSE)
Interest income	97	1,793	97	-
Interest expense	(341,833)	-	(166,711)	-
Non-operational income (expense)	(607,499)	872,556	(711,460)	1,182,225

Total other income (expense)	(949,235)	874,349	(878,074)	1,182,225

NET LOSS FROM CONTINUING OPERATIONS	$(841,633)	$(1,743,250)	$(573,282)	$28,591

NET LOSS FROM DISCONTINUED OPERATIONS	-	(832,346)	-	(740,332)

NET LOSS	$(841,633)	$(2,575,596)	$(573,282)	$(711,741)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Continuing operations	$(0.07)	$(0.18)	$(0.05)	$0.00
Discontinued operations	$-	$(0.09)	$-	$(0.07)
NET LOSS PER SHARE:	$(0.07)	$(0.27)	$(0.05)	$(0.07)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	11,242,292	9,470,851	11,416,015	9,808,863

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Tempus Applied Solutions Holdings, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Deficit

	Common stock		Preferred stock		Additional		Total stockholders'
	$0.0001 par value		$0.0001 par value		paid	Accumulated	equity
	Shares	Amount	Shares	Amount	in capital	deficit	(deficit)

Balance, December 31, 2015 (audited)	8,836,421	$884	1,369,735	$137	$262,496	$(10,087,076)	$(9,823,559)

Net loss	-	-	-	-	-	(3,126,072)	(3,126,072)
Conversion of warrant liability to common stock	1,986,112	198	-	-	2,797,164	-	2,797,362
Conversion of warrant liability to preferred stock	-	-	3,208,335	321	6,339,960	-	6,340,281
Issuance of common stock for acquisition of Tempus Jets, Inc.	242,131	24	-	-	499,976	-	500,000
Stock-based compensation	-	-	-	-	151,150	-	151,150

Balance, December 31, 2016 (audited)	11,064,664	1,106	4,578,070	458	10,050,746	(13,213,148)	(3,160,838)

Net Loss	-	-	-	-	-	(841,633)	(841,633)
Stock Based Compensation					29,573		29,573
Conversion of preferred shares to common stock	4,578,070	458	(4,578,070)	(458)	-	-	-
Conversion of warrant liability to common stock	987,500	99	-	-	78,901	-	79,000

Balance, June 30, 2017 (unaudited)	16,630,234	$1,663	-	$-	$10,159,220	$(14,054,781)	$(3,893,898)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Tempus Applied Solutions Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Six Months	Six Months
	Ended June 30,	Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES-CONTINUING OPERATIONS
Net loss	$(841,633)	$(1,743,250)
Adjustments to reconcile net loss to net cash used for operating activities:
Stock-based compensation expense	29,573	117,118
Depreciation and amortization	135,597	39,126
Loss on conversion of warrant liability to stock	-	3,505,300
Fair value adjustment of common stock warrants	621,728	(4,376,707)

Changes in operating assets and liabilities:
Accounts receivable-trade	(422,191)	(428,401)
Accounts receivable-other	(518)	(317,441)
Due to/from related parties	(21,145)	53,022
Inventory	-	7,293
Other current assets	787	323,714
Deposits	2,000	463,572
Accounts payable-trade	(536,188)	1,340,761
Accrued liabilities	(101,482)	(612,995)
Deferred revenue	-	(31,467)
Customer deposits	(84,899)	(396,239)

Net cash used for operating activities-continuing operations	(1,218,371)	(2,056,594)

CASH FLOWS FROM INVESTING ACTIVITIES-CONTINUING OPERATIONS
Purchases of property and equipment	22,183	(35,467)
Purchases of intangible assets	(6,025)	(24,164)
Decrease in restricted cash	50,007	900,000

Net cash provided by investing activities-continuing operations	66,165	840,369

CASH FLOWS FROM FINANCING ACTIVITIES-CONTINUING OPERATIONS
Proceeds from conversion of warrants	79,000	-

Net cash provided by financing activities-continuing operations	79,000	-

CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating cash flows	(7,058)	30,198
Investing cash flows	506,993	(7,365)
Financing cash flows	-	-

Net cash provided by discontinued operations	499,935	22,833

Net decrease in cash	(573,271)	(1,193,392)

CASH AND CASH EQUIVALENTS
Cash and cash equivalents at the beginning of the period held by Tempus Applied	592,449	1,288,495
Cash and cash equivalents at the beginning of the period held by Tempus Jets	65	-
Cash and cash equivalents at the beginning of the period	592,514	1,288,495
Cash and cash equivalents at the end of the period	$19,243	$95,103

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$341,833	$-

Supplemental disclosure of non-cash investing and financing activities:
Intangible assets acquired through acquisition of Tempus Jets, Inc.	$-	$500,000
Issuance of stock for exercise of warrants	$-	$9,137,643
Conversion of capital lease obligation to notes payable – related party	$(5,835,181)	$-
Conversion of account payables – trade to notes payables – related party	$(364,819)	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Tempus Applied Solutions Holdings, Inc. (“we”, the “Company” or “Tempus Holdings”) is a Delaware corporation organized on December 19, 2014. Tempus provides turnkey flight operations, customized design, engineering and modification solutions and training services that support critical aviation missions of the United States Department of Defense (the “DoD”), the U.S. intelligence community, foreign governments, heads of state and high net worth individuals worldwide. The Company has its headquarters in Williamsburg, Virginia. The Company’s activities are subject to significant risks and uncertainties, including without limitation the risks of deadline and budget overruns and risks specific to government and international contracting businesses.

2.	GOING CONCERN

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern. The Company has suffered recurring losses from operations since inception which raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The Company’s ability to continue as a going concern is dependent on its ability to generate profitable operations in the future and/or obtain the necessary financing to meets its obligations and repay its liabilities arising from the normal business operations when they come due. The Company continues to explore possibilities for raising both working capital and longer-term capital from outside sources in various possible transactions. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. Nevertheless, whether, and when, the Company can attain positive operating cash flows for operations is highly dependent on the commencement of new contracts and the timing of their commencement. There can be no assurance that the Company’s cash flows or costs of operations will develop as currently expected.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The condensed consolidated unaudited interim financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The condensed consolidated financial statements and notes are presented as permitted on Form 10-Q and do not contain information included in the Company’s annual statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested these condensed consolidated financial statements be read in conjunction with the December 31, 2016 audited consolidated financial statements and the accompanying notes thereto. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of warrant liabilities, estimates of tax liabilities and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgement. It is at reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near-term due to one or more future non-conforming events. Accordingly, actual results could differ significantly from estimates.

F-6

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 3-5 years of respective assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statement of operations.

Intangibles

Intangibles are stated at cost, less accumulated amortization. Intangibles consist of computer software, Federal Aviation Administration (the “FAA”) licenses and independent research and development costs associated with the development of supplemental type certificates (“STCs”).

STCs are authorizations granted by the FAA for specific modifications of a certain aircraft. An STC authorizes us to perform modifications, installations, and assemblies on applicable customer-owned aircraft. Costs incurred to obtain STC’s are capitalized and subsequently amortized against revenue being generated from aircraft modifications associated with the STC. The costs are expensed as services are rendered on each aircraft through cost of sales using the units of production method. The legal life of an STC is indefinite. We believe we have enough future sales to fully amortize our STC development costs. As of June 30, 2017 and 2016 we have recognized no amortization of these costs.

On October 1, 2015, the Company purchased Proflight Aviation Services, LLC, which provides flight training services under a Federal Aviation Regulations (“FAR”) Part 141 certificate. The total purchase price of $50,000 was allocated to intangibles and is considered to be indefinite-lived.

It is the Company’s policy to commence amortization of computer software upon the date that assets are placed into service. Amortization is computed on a straight-line basis over a 3-year life.

Sales and Marketing

The Company records costs for general advertising, promotion and marketing programs at the time those costs are incurred. Sales and Marketing expense was $124,750 and $485,617 for the six months ended June 30, 2017 and 2016, respectively.

Long-Lived Assets

The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As a result of its review, the Company does not believe that any such change has occurred. If such changes in circumstance are present, a loss is recognized to the extent the carrying value of the asset is in excess of the fair value of cash flows expected to result from the sale of the asset and amounts expected to be realized upon its eventual disposition.

Fair Value of Financial Instruments

The Company complies with ASC Topics 820, “Fair Value Measurement”, and 815, “Derivatives and Hedging” for its liabilities, which are re-measured and reported at fair value for each reporting period. The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, approximates the carrying amounts represented in the accompanying consolidated balance sheets.

Revenue Recognition

The Company uses the percentage-of-completion method for accounting for long-term aircraft maintenance and modification fixed-price contracts to recognize revenues and receivables for financial reporting purposes.  Revenues from firm fixed price contracts are measured by the percentage of costs incurred to date to estimated total costs for each contract. Revenues from time-and-material line items are measured by direct labor hours or flight hours incurred during the period at the contracted hourly rates plus the cost of materials, if applicable. To the extent this earned revenue is not invoiced, it is recognized as earnings in excess of billings and is represented in other accounts receivable on the consolidated balance sheets.

Revenue on leased aircraft and equipment representing rental fees and financing charges are recorded on a straight- line basis over the term of the leases.

F-7

Currently, the Company’s consolidated revenues consist principally of revenues earned under aircraft management contracts (which are based on fixed expenses and fees plus variable expenses and fees tied to actual aircraft flight hours) and revenues earned from the provision of leased aircraft (which are based on actual aircraft flight hours) and modification of aircraft that will be utilized for the provision of leased aircraft services to our customers.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.

The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other relevant information. Management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk associated with accounts receivable. The Company had $29,302 and $37,369 allowance for doubtful accounts as of June 30, 2017 and December 31, 2016, respectively.

In June 2016, the Company entered a factoring agreement to sell without recourse, certain U.S. government contract receivables to an unrelated third-party financial institution. Under the current terms of the factoring agreement, the maximum amount of outstanding advances at any one time is $1.0 million. The discount rate included in the agreement was subject to change based on the historical performance of the receivables sold.

Approximately, $2.0 million of receivables has been sold under the factoring agreement during fiscal year 2016 and the first and second quarters of 2017. The sale of these receivables accelerated the collection of the Company’s cash and reduced credit exposure during year. Sales of accounts receivable are reflected as a reduction of Accounts receivable trade, net in the Consolidated Balance Sheets, and any costs incurred by the Company associated with the factoring activity is reflected in Other Income / Expense in the Consolidated Statements of Operations, as they meet the applicable criteria of ASC 860, “Transfers and Servicing” (“ASC 860”). The amount due from the factoring company, net of advances received from the factoring company, was approximately $32,000 at June 30, 2017. The Company pays factoring fees associated with the sale of receivables based on the dollar value of the receivables sold. Such fees are immaterial and are included in the Other Income / Expense in the Consolidated Statement of Operations.

In the normal course of business, the Company receives cash as security for certain contractual obligations, which are held on deposit until termination of the contract. Customer deposits are returned to the customer at contract termination or taken into income if the customer fails to perform under the contract. As of June 30, 2017 and December 31, 2016, the Company held $80,195 and $165,094, respectively, in customer deposits.

Stock Based Compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors based upon fair value at the date of award using a fair value based option pricing model. The compensation expense is recognized on a straight-line basis over the requisite service period

Foreign Currency Translation

The measurement currency of the company is the U.S. Dollar. Transactions in foreign currencies are translated at the exchange rate in effect at the transaction date. Monetary assets and liabilities denominated in other than the measurement currency, if any, are translated at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in earnings.

Net Earnings (Loss) per Share

Basic and diluted net loss per share information is presented under the requirements of ASC Topic 260, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, warrants and convertible notes in the weighted-average number of common shares outstanding for a period, if dilutive.

As the Company has incurred losses for the six months ended June 30, 2017 and 2016, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations. For the six months ended June 30, 2017 and 2016, there were 11,242,292 and 9,470,851 weighted average shares outstanding, respectively.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation in the accompanying consolidated financial statements. These reclassifications had no material effect on the previously reported results of operations or accumulated deficit.

F-8

Correction of an Error

The Company determined that it had been accounting for a lease agreement and its purchase obligation related to an aircraft in error. The Company should have accounted for its purchase obligation as a capital lease, thereby recording a capital lease aircraft asset and a corresponding capital lease liability of approximately $6,000,000 as of the end of the quarter ended June 30, 2016. The error was not material to the unaudited consolidated financial statements for the six months period ended June 30, 2016 since the correction of the error increased assets and liabilities by the same amount.

4.	RECENT ACCOUNTING PRONOUNCEMENTS

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under the update, revenue will be recognized based on a five-step model. The core principle of the model is that revenue will be recognized when the transfer of promised goods or services to customers is made in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In the third quarter of 2015, the FASB deferred the effective date of the standard to annual and interim periods beginning after December 15, 2017. Early adoption will be permitted for annual and interim periods beginning after December 15, 2016. The Company is currently evaluating the impact that adopting this ASU will have on its financial position, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” This ASU is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures, and provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. Until the issuance of this ASU, U.S. GAAP lacked guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. The amendments are effective for annual periods ending after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company has concluded that there is substantial doubt about its ability to continue as a going concern and has presented the required disclosures of this ASU in Note 2.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Further, the lease requires a finance lease to recognize both an interest expense and an amortization of the associated expense. Operating leases generally recognize the associated expense on a straight-line basis. ASU 2016-02 requires the Company to adopt the standard using a modified retrospective approach and adoption beginning on January 1, 2019. The Company is currently evaluating the impact that ASU 2016-02 will have on its financial position, results of operations and cash flows.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718). The update amends the guidelines for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The standard is effective for annual and interim periods beginning January 1, 2017, and early adoption is permitted. The Company adopted 2016-09 effective January 1, 2017. The adoption of this standard did not have a material impact on the results of operations.

With the exception of the new standards discussed above, there have been no recent accounting pronouncements or changes in accounting pronouncements during the six months ended June 30, 2017, as compared to the recent accounting pronouncements described in our Annual report on Form 10-K for the year ended December 31, 2016, that are of significance or potential significance to us.

5.	INCOME TAXES

The Company did not record a tax provision or benefit for the period ended June 30, 2017, which is attributed primarily to the full valuation allowance that has been maintained against the Company’s net deferred tax assets as of June 30, 2017. The Company’s deferred tax assets consist principally of net operating losses, intangibles, and nondeductible reserves. The Company has not evaluated whether some or all of its net operating losses may be limited pursuant to IRC 382.

In accordance with ASC 740, “Accounting for Income Taxes”, the Company continually assesses the adequacy of the valuation allowance by assessing the tax consequences of events that have been realized in the Company’s financial statements or tax returns, tax planning strategies, and future profitability. As of June 30, 2017, the Company does not believe it is more likely than not that the deferred tax assets will be realized.

F-9

6.	STOCKHOLDERS’ DEFICIT

Preferred Stock

As of June 30, 2017, we had 40,000,000 shares authorized and no shares of preferred stock outstanding. There is a total of 2,200,000 Series A Warrants outstanding that are convertible into common stock or preferred stock.

The rights and obligations of the holders of the preferred stock are set forth in the certificate of designations relating thereto.

Holders of preferred stock have no voting rights with respect to their preferred stock, except as required by law.

Shares of preferred stock rank pari passu to the shares of common stock in respect of preferences as to dividends, distributions and payments upon our liquidation, dissolution and winding up, except that in a liquidation event, the holders of preferred stock shall be entitled to receive in cash out of our assets an amount per share of preferred stock equal to the greater of $4.00 (plus any unpaid dividends and accrued charges, as equitably adjusted for stock splits, recapitalizations and similar transactions) and the amount per share such holder would receive if such holder converted such preferred stock into common stock immediately prior to the date of such payment (without regard to any limitations on conversion), provided that if the liquidation funds are insufficient to pay the full amount due to the holders, then each holder shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such holder, as a percentage of the full amount of liquidation funds payable to all holders (on an as-converted basis, without regard to any limitations on conversion set forth herein) and all holders of common stock.

During the six months ended June 30, 2017, 4,578,070 shares of preferred stock were converted for 4,578,070 shares of common stock.

Common Stock

As of June 30, 2017, we had 100,000,000 shares of common stock authorized and 16,630,234 shares of common stock issued and outstanding. Further, as of June 30, 2017, the company has 7,875,000 IPO and Placement Warrants outstanding exercisable into 7,875,000 shares of common stock that were issued in exchange for former Chart warrants, and 2,200,000 Series A Warrants and outstanding that are convertible into common stock or preferred stock.

Holders of common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors up for election at such time.

During the six months ended June 30, 2017 the company issued 4,578,070 shares of common stock for conversion of 4,578,070 shares of preferred stock.

During the six months ended June 30, 2017 the company issued 987,500 shares of common stock for conversion of 987,500 Series A warrants at a conversion price of $0.08 per share.

7.	STOCK OPTIONS

The Company maintains a stock option plan under which the Company may grant incentive stock options and non-qualified stock options to employees and non-employee directors. Stock options have been granted with exercise prices at or above the fair market value of the underlying shares of common stock on the date of grant. Options vest and expire according to terms established at the grant date.

The Company records compensation expense for the fair value of stock-based awards determined as of the grant date, including employee stock options. For the six months ended June 30, 2017 and 2016 there were -0- and 499,000 stock options granted, under the Company’s option plan, respectively. The Company recognized $29,573 and $117,118 in stock-based compensation expense for the six months ended June 30, 2017 and 2016, respectively. Stock options to purchase 126,000 and 322,000 shares of common stock were outstanding as of June 30, 2017 and December 31, 2016, respectively.

F-10

The Company uses the Black-Scholes option-pricing model to value the options. The life of the option is equivalent to the expiration of the option award. The risk-free interest rate is assumed at 1.77%. The estimated volatility is based on management’s expectations of future volatility and is assumed at 60%. Estimated dividend payout is zero, as the Company has not paid dividends in the past and, at this time, does not expect to do so in the future.

	Shares	Weighted Average Exercise Price Per Option
Options outstanding, December 31, 2016	322,000	$2.05
Granted to employees and non-employee directors	-	-
Exercised	-	-
Canceled/expired/forfeited	196,000	-
Options outstanding, June 30, 2017	126,000	2.05

Options exercisable, June 30, 2017	-	$-

Compensation cost is recognized over the required service period which is three years for all granted options. As of June 30, 2017, $88,719 of total unrecognized compensation cost related to stock options was expected to be recognized over the remaining 6 quarters. As of June 30, 2016, $585,591 of total unrecognized compensation cost related to stock options was expected to be recognized over the remaining 10 quarters.

8.	CONVERTIBLE DEBT

On April 28, 2017, the Company entered into a Note Purchase Agreement with Santiago Business Co. International Ltd, (“Santiago”), regarding its 10% Senior Secured Convertible Note due April 28, 2018, in an aggregate principal amount of $6,200,000 (the “Note”) and Santiago transferred to the Company certain shares of capital stock of a subsidiary of Santiago, Bluebell Business Limited, a company limited by shares organized and existing under the laws of the British Virgin Islands (“Bluebell”). Interest payments on the Note are due quarterly until repayment of the principal amount, which is due April 28, 2018. The Note is convertible by the holder into 77,500,000 shares of common stock of the Company (conversion price of $0.08 per share). If the Note is fully converted by the holder, the holder would receive shares representing 82.3% of the Company’s share capital outstanding as of June 30, 2017 (taking into account the shares issued upon conversion of the Note).

9.	FAIR VALUE MEASUREMENTS

The Company complies with ASC Topics 820, “Fair Value Measurement”, and 815, “Derivatives and Hedging” for its liabilities, which are re-measured and reported at fair value for each reporting period.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis as of December 31, 2016, and June 30, 2017, and indicates the fair value hierarchy of the valuation techniques the Company has used to determine such fair value. In general, fair values determined by Level 1 inputs use quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs use data points that are observable, such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs use unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability:

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2016	(Level 1)	(Level 2)	(Level 3)
Liabilities:
IPO and Placement Warrant Liability	$78,750	$78,750	$-	$-
Series A Warrant Liability	23,435	-	23,435	-
Total Warrant Liability	$102,185	$78,750	$23,435	$-

	June 30,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2017	(Level 1)	(Level 2)	(Level 3)
Liabilities:
IPO and Placement Warrant Liability	$93,913	$93,913	$-	$-
Series A Warrant Liability	630,000	-	630,000	-
Total Warrant Liability	$723,913	$93,913	$630,000	$-

F-11

The fair values of the Company’s warrant liabilities are determined through market, observable and corroborated sources. The approach is described below:

IPO and Placement Warrants – The value of the IPO and Placement Warrants was calculated based upon the quoted price of the warrants that trade on the OTC markets under the ticker symbol TMPSW, which was $0.01 as of that date.

Series A Warrants – The value of these warrants was calculated using a Black-Scholes option pricing model based on the value of the common stock, the assumed volatility of such shares and the risk free rate at the of time of valuation.

Observable inputs used in the calculation of the valuations include the implied valuation of the Company’s securities based on prior sales, specifically the Financing associated with the Business Combination. Other inputs include a risk-free rate as of the valuation date and implied volatility derived from comparable publicly traded companies, as well as the quoted price of Tempus’ common shares and the quoted price of Tempus’ IPO and Placement Warrants.

10.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	June 30,	December 31,
	2017	2016
Office equipment	$115,462	$167,088
Furniture and fixtures	456	456
Aircraft	6,015,505	6,015,505
Total	6,131,423	6,183,049
Accumulated depreciation	(342,390)	(249,109)
Property and equipment, net	$5,789,033	$5,933,940

11.	INTANGIBLES, NET

Intangibles, net consists of the following:

	June 30,	December 31,
	2017	2016
Infinite-lived intangible assets:
FAA license	$50,000	$50,000

Finite-lived intangible assets:
STC costs	455,901	455,901
Accumulated amortization	-	-
	455,901	455,901

Software	85,275	85,275
Accumulated amortization	(49,211)	(36,337)
	36,064	48,938
Total intangible assets, net	$541,965	$554,839

FAA licenses include the $50,000 purchase price for Proflight Aviation Services, LLC, which provides flight training services under a FAR Part 141 certificate.

STC costs relate to our efforts to gain approval from the FAA for modifications to Gulfstream III, IV and V business jets to upgrade them for Future Air Navigation System (“FANS”) and Automatic Dependent Surveillance Broadcast (“ADS-B”) capabilities. Regulatory mandates in the U.S and abroad will require FANS / ADS-B compliance on certain preferred air routes on a rolling basis over the next four years. Tempus was awarded this STC in the fourth quarter of 2016.

12.	RELATED PARTY TRANSACTIONS

Jackson River Aviation (“JRA”) is under common control with the Company.” JRA (through its subsidiary, TJI) provides FAR Part 135 aircraft charter services to the Company. Total purchases by the Company from JRA for the six months ended June 30, 2017 and 2016 were $2,117,808 and $162,576, respectively. Billings by the Company to JRA for the six months ended June 30, 2017 and 2016 were $461,250 and $53,302, respectively. As of June 30, 2017, the Company had a net outstanding payable to JRA of $333,143. As of December 31, 2016, the Company had a net outstanding receivable from JRA of $38,962.

F-12

The majority of Tempus Intermediate Holdings, LLC (“TIH”) is owned by Firefly Financials, Ltd, which is under common control with the Company. The Manager of TIH is our CFO, Johan Aksel Bergendorff. TIH owns certain aircraft used by Tempus to provide services to certain customers. Total purchases by the Company from TIH for the six months ended June 30, 2017 and 2016 were $1,278,422 and 947,011, respectively. Total billings from the Company to TIH for the six months ended June 30, 2017 and 2016 were $46,146 and 118,294, respectively. The net outstanding payable from Tempus to TIH at June 30, 2017 and December 2016 was $1,518,213 and 1,284,886, respectively.

Southwind Capital, LLC (“Southwind”) is controlled by R. Lee Priest, Jr., the Company’s Executive Vice President. Southwind owned certain aircraft used by Tempus to provide services to certain customers. Total purchases by the Company from Southwind for the six months ended June 30, 2017 and 2016 were $0 and $98,226, respectively. The net outstanding payable from Tempus to Southwind at June 30, 2017 and December 31, 2016 was $142,496.

All related party transactions are entered into and performed under commercial terms consistent with what might be expected from a third- party service provider.

See also ITEM 5. OTHER INFORMATION - 10% Senior Secured Convertible Note due April 28, 2018.

13.	DISCONTINUED OPERATIONS

On March 1, 2017, the Company entered into a Stock Purchase Agreement (the “Agreement”), to be effective January 1, 2017, for the sale of Tempus Jets, Inc. The following table shows the components of assets and liabilities that are classified as discontinued operations in the Company’s consolidated balance sheet as per June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Current assets of discontinued operations	$5,220	$65
Noncurrent assets of discontinued operations	$0	$501,711
Current liabilities of discontinued operations	$2,796	$569,937
Net assets of discontinued operations	$2,424	$(68,161)

Summarized operating results related to these entities are included in discontinued operations in the accompanying consolidated statements of operations and comprehensive loss for the three and six month ended June 30, 2017 and 2016.

	Six months ended		Three months ended
	June 30		June 30, 2016
	2017	2016	2017	2016
Revenue		$588,731		$511,808
Gross profit		(680,896)		(593,284)
Selling, general and administrative expenses		(150,748)		(146,346)
Depreciation and amortization		(702)		(702)
Net loss from discontinued operations	-	$(832,346)	-	$(740,332)

14.	SUBSEQUENT EVENT

The company has evaluated subsequent events from June 30, 2017 and August 21, 2017, the date this report was available to be issued and determined to disclose the following:

i.	A number of the Company’s Series A Warrants were exercised resulting in the issuance of 812,500 new common shares.

ii.	As of August 14, 2017, the Company entered a definitive purchase agreement for the acquisition of six Lockheed L-1011, subject only to satisfactory completion of inspection of the aircraft. As payment for the aircraft, the Company expects to issue approximately 6.7 million shares to the seller during the third quarter of 2017.

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Tempus Applied Solutions Holdings, Inc.

Williamsburg, Virginia

We have audited the accompanying consolidated balance sheets of Tempus Applied Solutions Holdings, Inc. and its subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tempus Applied Solutions Holdings, Inc. and its subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced operating losses and negative cash flows from operations and it currently has a working capital deficit. In addition, the Company is seeking financing in order to fund a purchase obligation of $5.5 million related to an aircraft. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ELLIOTT DAVIS DECOSIMO, LLC

Greenville, South Carolina

March 31, 2017

F-14

Tempus Applied Solutions Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

ASSETS
	As of December 31
	2016	2015
CURRENT ASSETS
Cash and cash equivalents	$592,514	$1,288,495
Restricted cash	50,007	1,100,000
Accounts receivable:
Trade, net	1,415,083	855,963
Other	1,119	21,697
Related party	435,948	27,818
Inventory	-	24,999
Other assets	98,871	373,074

Total current assets	2,593,542	3,692,046

PROPERTY AND EQUIPMENT, NET	5,934,907	117,398

OTHER ASSETS
Deposits	52,172	515,000
Intangibles, net	1,054,839	537,884

Total other assets	1,107,011	1,052,884

Total assets	$9,635,460	$4,862,328

The accompanying notes are an integral part of these consolidated financial statements.

F-15

LIABILITIES AND STOCKHOLDERS’ DEFICIT
	As of December 31
	2016	2015
CURRENT LIABILITIES
Accounts payable:
Trade	$3,781,287	$995,105
Related party	1,886,386	331,337
Accrued liabilities	912,314	1,313,970
Deferred revenue	-	48,130
Capital Lease obligation	5,835,181	-
Customer deposits	278,945	754,545

Total current liabilities	12,694,113	3,443,087

LONG TERM LIABILITIES
Common stock warrant liability	102,185	11,242,800

Total long term liabilities	102,185	11,242,800

Total liabilities	12,796,298	14,685,887

Commitments and contingencies - Note 9

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value; 40,000,000 shares authorized, 4,578,070 and 1,369,735 shares issued and outstanding at December 31, 2016 and 2015, respectively	458	137
Common stock, $0.0001 par value; 100,000,000 shares authorized; 11,064,664 and 8,836,421 shares issued and outstanding at December 31, 2016 and 2015, respectively	1,106	884
Additional paid in capital	10,050,746	262,496
Accumulated deficit	(13,213,148)	(10,087,076)
Total stockholders’ deficit	(3,160,838)	(9,823,559)
Total liabilities and stockholders’ deficit	$9,635,460	$4,862,328

The accompanying notes are an integral part of these consolidated financial statements.

F-16

Tempus Applied Solutions Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

	Years Ended December 31
	2016	2015
REVENUES	$18,775,955	$11,933,433

COST OF REVENUE	19,083,834	11,468,010

Gross profit (loss)	(307,879)	465,423

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,833,515	4,614,846

Total operating loss	(5,141,394)	(4,149,423)

OTHER INCOME (EXPENSE)
Interest Income	2,036	-
Interest expense	(18,293)	(22,334)
Non-operational income (expense)	2,031,579	(3,354,064)

Total other income (expense)	2,015,322	(3,376,398)

NET LOSS	$(3,126,072)	$(7,525,821)

BASIC LOSS PER COMMON SHARE	$(.30)	$(1.30)

DILUTED LOSS PER COMMON SHARE	$(.30)	$(1.30)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC	10,276,046	5,807,166

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, DILUTED	10,276,046	5,807,166

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Tempus Applied Solutions Holdings Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity (Deficit)

	Common stock		Preferred stock		Additional		Total
	$0.0001 par value		$0.0001 par value		paid in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	equity (deficit)

Balance, December 31, 2014	3,642,084	$364	-	$-	$1,009,737	$(111,990)	$898,111
Net loss	-	-	-	-	-	(7,525,821)	(7,525,821)
Distributions	-	-	-	-	-	(309,015)	(309,015)
Business Combination, net	4,774,465	477	1,369,735	137	2,525,251	-	2,525,865
Issuance of common stock and warrants	375,000	38	-	-	999,962	-	1,000,000
Issuance of common stock penalty shares	44,872	5	-	-	262,496	-	262,501
Fair value of Series A and B warrant liabilities	-	-	-	-	(6,675,200)	-	(6,675,200)
Adjustment to additional paid in capital	-	-	-	-	2,140,250	(2,140,250)	-
Balance, December 31, 2015	8,836,421	884	1,369,735	137	262,496	(10,087,076)	(9,823,559)

Net Loss	-	-	-	-	-	(3,126,072)	(3,126,072)
Conversion of warrant liability to common stock	1,986,112	198	-	-	2,797,164	-	2,797,362
Conversion of warrant liability to preferred stock	-	-	3,208,335	321	6,339,960	-	6,340,281
Issuance of common stock for acquisition of Tempus Jets, Inc.	242,131	24	-	-	499,976	-	500,000
Stock-based compensation	-	-	-	-	151,150	-	151,150

Balance, December 31, 2016	11,064,664	$1,106	4,578,070	$458	$10,050,746	$(13,213,148)	$(3,160,838)

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Tempus Applied Solutions Holdings Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years Ended December 31
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,126,072)	$(7,525,821)
Adjustments to reconcile net loss to net cash used for operating activities:
Stock-based compensation expense	151,150	-
Depreciation and amortization	262,418	23,029
Non-cash stock issuance	-	262,501
Provision for doubtful accounts	22,769	14,600
Provision for standby letter of credit	-	750,000
Loss on conversion of warrant liability to stock	3,505,300	-
Fair value adjustment of common stock warrants	(5,508,272)	3,095,700

Changes in operating assets and liabilities:
Accounts receivable-trade	(581,889)	(870,563)
Accounts receivable-other	20,578	(21,697)
Due to/from related parties	1,146,919	273,418
Inventory	24,999	(24,999)
Other current assets	274,203	(373,074)
Deposits	462,828	(515,000)
Accounts payable-trade	2,786,182	946,939
Accrued liabilities	(401,656)	527,962
Deferred revenue	(48,130)	48,130
Customer deposits	(475,600)	754,545
Net cash used for operating activities	(1,484,273)	(2,634,330)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(36,667)	(129,530)
Purchases of intangible assets	(44,710)	(462,515)
Purchase of business, net of cash acquired	-	(50,000)
Decrease (increase) in restricted cash	1,049,993	(1,100,000)
Net cash provided by (used for) investing activities	968,616	(1,742,045)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of loan from officer	-	(489,899)
Issuance of common stock, preferred stock and warrants pursuant to Business Combination and Financing (see Note 17)	-	16,000,000
Issuance of common stock and warrants	-	1,000,000
Payment of costs related to Business Combination and Financing (see Note 17)	-	(12,214,875)
Cash from business acquired pursuant to the Business Combination	-	212,640
Member distributions prior to Business Combination	-	(309,015)
Payments on capital lease obligations	(180,324)	-
Net cash provided by financing activities	(180,324)	4,198,851

Net decrease in cash	(695,981)	(177,524)

CASH AND CASH EQUIVALENTS
Cash and cash equivalents at the beginning of the year	1,288,495	1,466,019
Cash and cash equivalents at the end of the year	$592,514	$1,288,495

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$607,969	$22,334

Supplemental disclosure of non-cash financing activities:
Intangible assets acquired through acquisition of Tempus Jets, Inc.	$500,000	$-
Issuance of stock for exercise of warrants	$9,137,643	$-
Initial fair value of common stock warrant liability	$-	$8,147,100
Aircraft acquired under capital lease	$6,015,505	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-19

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Tempus Applied Solutions Holdings, Inc. (“we”, the “Company” or “Tempus Holdings”) is a Delaware corporation organized on December 19, 2014 as a direct, wholly owned subsidiary of Chart Acquisition Corp. (“Chart”). We were formed solely for the purpose of effecting a business combination between Chart and Tempus Applied Solutions, LLC (“Tempus”). Tempus was organized under the laws of Delaware on December 4, 2014 and provides turnkey flight operations, customized design, engineering and modification solutions and training services that support critical aviation missions of the United States Department of Defense (the “DoD”), the U.S. intelligence community, foreign governments, heads of state and high net worth individuals worldwide. Tempus has the following six subsidiaries: three wholly owned operating subsidiaries, Global Aviation Support, LLC, Proflight Aviation Services LLC and Tempus Jets, Inc., and three recently formed, wholly owned entities that do not yet have any operations, Tempus Applied Solutions, Inc., Tempus Aero Solutions SIA, and Tempus Training Solutions LLC. On March 1, 2017, the Company entered into a Stock Purchase Agreement (the “Agreement”), to be effective as of January 1, 2017, for the sale of Tempus Jets, Inc. See Note 18 below. The Company has its headquarters in Williamsburg, Virginia. The Company’s activities are subject to significant risks and uncertainties, including without limitation the risks of deadline and budget overruns and risks specific to government and international contracting businesses.

On July 31, 2015, pursuant to an Agreement and Plan of Merger dated as of January 5, 2015, as amended (the “Merger Agreement”) by and among Tempus Holdings, Chart, Tempus, the holders of Tempus’ membership interests named in the Merger Agreement (the “Members”), Benjamin Scott Terry and John G. Gulbin III (together, in their capacity under the Merger Agreement as the representative of the Members for the purposes set forth therein, the “Members’ Representative”), Chart Merger Sub Inc. (“Chart Merger Sub”), Chart Financing Sub Inc. (“Chart Financing Sub”), TAS Merger Sub LLC (“Tempus Merger Sub”), TAS Financing Sub Inc. (“Tempus Financing Sub”), Chart Acquisition Group LLC (“CAG”), in its capacity under the Merger Agreement as the representative of the equity holders of Chart and Tempus Holdings (other than the Members and their successors and assigns) for the purposes set forth therein and, for the limited purposes set forth therein, CAG, Joseph Wright and Cowen Investments LLC, the following was effected: (i) Chart Financing Sub and Chart Merger Sub merged with and into Chart, with Chart continuing as the surviving entity; (ii) Tempus Financing Sub and Tempus Merger Sub merged with and into Tempus, with Tempus continuing as the surviving entity; and (iii) each of Chart and Tempus became wholly owned subsidiaries of the Company. We refer to the transactions contemplated by the Merger Agreement as the “Business Combination.”

The consummation of the Business Combination was preceded by a series of privately negotiated transactions, referred to collectively herein as the “Financing”, involving aggregate cash investments of $10.5 million by three outside investor entities (or affiliates thereof) that had not previously invested in Chart or Tempus (the “New Investors”), aggregate cash investments of $5.0 million by the Sponsor, Mr. Joseph Wright and Cowen (collectively, the “Chart Affiliate Investors”) and a cash investment of $500,000 by the former Chief Financial Officer of Tempus (through his individual retirement account) (the “Tempus Affiliate Investor” all together with the Chart Affiliate Investors, the “Affiliate Investors, and together with the New Investors, the “Investors”).

2.	GOING CONCERN

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern. The conditions noted below raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

F-20

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Historically, the Company has experienced operating losses and negative cash flows from operations, and it currently has a working capital deficit, due principally to delays in the commencement of contracts and low margins on initial contracts. In addition, the Company is seeking financing in order to fund a purchase obligation of $5.5 million related to an aircraft. These conditions raise substantial doubt about the Company’s ability to continue as a going concern, especially in the near term and within one year after the date that the consolidated financial statements are issued.

In light of the foregoing, the Company has implemented cost cutting initiatives, including reductions in our employee headcount, facilities and other expenses. Headcount has been reduced from 52 in June 2016 to 22 as of December 31, 2016. The Company expects to undertake additional cost-cutting measures in the future to the extent consistent with the provision of full performance under the Company’s contracts with customers, including the disposition of Tempus Jets, Inc. and other unprofitable entities. In addition, the Company continues to explore possibilities for raising both working capital and longer-term capital from outside sources in various possible transactions. Management expects that these efforts will begin to achieve results in 2017 and, assuming the timely commencement of new contracts, that the Company will begin to reduce its working capital deficit over the coming year. Nevertheless, whether, and when, the Company can attain positive operating cash flows from operations is highly dependent on the commencement of new contracts and the timing of their commencement. There can be no assurance that the Company’s cash flows or costs of operations will develop as currently expected. Our cash flows and liquidity plans remain subject to a number of risks and uncertainties. See “Item 1A. Risk Factors” of our Annual Report on Form 10-K (the “Form 10-K”).

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United State of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Because Tempus was deemed the accounting acquirer in the Business Combination, which was consummated on July 31, 2015, the historical financial information for the years ended December 31, 2016 and 2015 reflects the financial information and activities of Tempus only. In conjunction with the Business Combination, all outstanding membership interests of Tempus were exchanged for shares of the Company’s common stock. The historical members’ equity of Tempus (which is a limited liability company) has been retroactively adjusted to reflect the stockholders’ equity structure of Tempus Holdings (which is a corporation), using the respective exchange ratios established in the Business Combination. This reflects the number of shares Tempus Holdings issued to the members of Tempus upon the consummation of the Business Combination. Accordingly, all shares and per share amounts for all periods presented in these consolidated financial statements and the notes thereto have been adjusted retrospectively, where applicable, to reflect the respective exchange ratios established in the Business Combination. For details on the conversion of Tempus’ membership interests into Company common stock, see the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2015 in connection with the Business Combination.

The Company manages, analyzes and reports on its business and results of operations on the basis of one operating segment, flight operations and support. Our chief executive officer is the chief operating decision maker.

Principles of Consolidation

The consolidated financial statements include the accounts of Tempus Holdings and its subsidiaries. Significant inter-entity accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-21

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Tax

The Company follows the reporting requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 “Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. The Company recognizes deferred tax assets or liabilities based on differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts calculated on enacted tax laws and rates applicable to the periods in which the differences are expected to be ultimately realized.

FASB ASC 740, Income Taxes, sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. This interpretation uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained upon examination by taxing authorities. The amount of the benefit is then measured to be the highest tax benefit that is greater than 50% likely to be realized.

Tempus, a limited liability company, was the acquiror in the Business Combination; therefore, Tempus’ taxable income or loss for the period commencing January 1, 2015 through July 31, 2015 (the effective date of the Business Combination) is allocated to its members in accordance with its operating agreement and is reflected in the members’ income taxes. The members’ income tax filings are subject to audit by various taxing authorities depending on their physical residence. All members reside in the United States of America.

The accompanying consolidated financial statements reflect a provision or liability for Federal and state income taxes for the period commencing January 1, 2015 through July 31, 2015 (the effective date of the Business Combination) for Chart, the predecessor company, and for Tempus Holdings for the period commencing July 31, 2015 (the effective date of the Business Combination) through December 31, 2016.

The Company’s tax returns are subject to possible examination by the taxing authorities. For income tax purposes, the tax returns essentially remain open for possible examination for a period of three years after the respective filing of those returns.

Revenue Recognition

The Company uses the percentage-of-completion method for accounting for long-term aircraft maintenance and modification fixed-price contracts to recognize revenues and receivables for financial reporting purposes. Revenues from firm fixed price contracts are measured by the percentage of costs incurred to date to estimated total costs for each contract. Revenues from time-and-material line items are measured by direct labor hours or flight hours incurred during the period at the contracted hourly rates plus the cost of materials, if applicable. To the extent this earned revenue is not invoiced, it is recognized as earnings in excess of billings and is represented in other accounts receivable on the consolidated balance sheets. There were no earnings in excess of billings at December 31, 2016 and 2015.

The Company records payments received in advance for services to be performed under contractual agreements and billings in excess of costs on uncompleted fixed-price contracts as deferred revenue until such related services are provided. Deferred revenue was $0 and $48,130 at December 31, 2016 and 2015 respectively.

Revenue on leased aircraft and equipment representing rental fees and financing charges are recorded on a straight line basis over the term of the leases.

Currently, the Company’s consolidated revenues consist principally of revenues earned under aircraft management contracts (which are based on fixed expenses and fees plus variable expenses and fees tied to actual aircraft flight hours) and revenues earned from the provision of leased aircraft.

Pre-contract Costs

We capitalize the pre-contract costs we incur, excluding start-up costs which are expensed as incurred, if we determine that it is probable that we will be awarded a specific anticipated contract. These capitalized costs are recognized as a cost of revenue ratably across flight hours that are expected to be flown, as they are actually flown, for that particular contract. Capitalized pre-contract costs of $29,790 and $334,134 at December 31, 2016 and December 31, 2015, respectively, are included in other current assets in the accompanying consolidated balance sheets. Should future orders not materialize or we determine the costs are no longer probable of recovery, the capitalized costs would be written off.

Cash and Cash Equivalents

For purposes of cash flow, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash balances usually do exceed federally insured limits.

F-22

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted Cash

The Company considers cash or highly liquid debt instruments on deposit with financial institutions that are held to secure an obligation by the Company to be restricted cash. As of December 31, 2016 and 2015, the Company had a restricted cash balance of $50,007 and $1,100,000 respectively. This balance consists of a certificate of deposit that secures the Company’s credit borrowings in the amount of $50,007 and $350,000 at December 31, 2016 and 2015, respectively, and a $750,000 certificate of deposit that secured a standby letter of credit in support of the Company’s response to a formal contract bid at December 31, 2015.

Standby Letters of Credit

As of December 31, 2015, the Company had deposited $750,000 into a certificate of deposit to secure a standby letter of credit in support of the Company’s response to a formal contract bid. The standby letter of credit was included in restricted cash and cancellable only by the beneficiary in certain circumstances, to draw drafts on the issuing bank up to the face amount of the standby letter of credit under the rules relating to the contact billing process in which the $750,000 served as a bid bond. On February 28, 2016, the Company was notified that the beneficiary was terminating contract negotiations and liquidating the bid bond. The Company retrospectively took a full reserve against the standby letter of credit for the full amount of the $750,000, which was included in accrued liabilities at December 31, 2015.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.

The Company has established an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other relevant information. Management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk associated with accounts receivable. The Company had $37,369 and $14,600 recorded as allowance for doubtful accounts as of December 31, 2016 and 2015, respectively.

In June 2016, the Company entered into a factoring agreement to sell without recourse, certain U.S. government contract receivables to an unrelated third-party financial institution. Under the current terms of the factoring agreement, the maximum amount of outstanding advances at any one time is $1.0 million. The discount rate included in the agreement was subject to change based on the historical performance of the receivables sold.

Approximately $1.5 million of receivables have been sold under the terms of the factoring agreement during fiscal year 2016. The sale of these receivables accelerated the collection of the Company’s cash and reduced credit exposure during the year. Sales of accounts receivable are reflected as a reduction of Accounts receivable trade, net in the Consolidated Balance Sheets, and any costs incurred by the Company associated with the factoring activity is reflected in Other Income / Expense in the Consolidated Statements of Operations, as they meet the applicable criteria of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS No. 140”). The amount due from the factoring companies, net of advances received from the factoring companies, was approximately $42,000 at December 31, 2016. The Company pays factoring fees associated with the sale of receivables based on the dollar value of the receivables sold. Such fees are immaterial and are included in Other Income / Expense in the Consolidated Statements of Operations.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Maintenance and repairs, including replacement of minor items of physical properties, are charged to expense; major additions to physical properties are capitalized.

It is the Company’s policy to commence depreciation upon the date that assets are placed into service. The Company recognized depreciation expense of $234,663 and $14,447 for the years ended December 31, 2016 and 2015, respectively. Depreciation is computed on a straight-line basis over the estimated service lives of the assets as follows:

Years
Computer equipment	3-5
Furniture and fixtures	3-5
Aircraft under capital lease	30

F-23

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangibles

Intangibles are stated at cost, less accumulated amortization. Intangibles consist of computer software, FAA licenses as well as independent research and development costs associated with the development of supplemental type certificates (“STCs”).

STC’s are authorizations granted by the FAA for specific modifications of certain aircraft. An STC authorizes us to perform modifications, installations and assemblies on applicable customer-owned aircraft. Costs incurred to obtain STC’s are capitalized and subsequently amortized against revenue being generated from aircraft modifications associated with the STC. The costs are expensed as services are rendered on each aircraft through cost of sales using the units of production method. The legal life of an STC is indefinite. We believe we have enough future sales to fully amortize our STC development costs. As of December 31, 2016 and 2015, we have recognized no amortization of these costs.

On October 1, 2015, the Company purchased Proflight Aviation Services, LLC, which provides flight training services under a Federal Aviation Regulation (“FAR”) Part 141 certificate. The total purchase price of $50,000 was allocated to intangibles and is considered to be indefinite lived.

On March 15, 2016, the Company purchased Tempus Jets, Inc. (“TJI”) from our CEO Benjamin Scott Terry for non-cash consideration of $500,000, paid in the form of 242,131 shares of common stock of the Company. TJI owns an operating certificate issued by the FAA in accordance with the requirements of Parts 119 and 135 of the FAR (the “Operating Certificate”). The total purchase price of $500,000 was allocated to intangibles and is considered to be indefinite-lived. The Company has filed an election under I.R.C Section 338(h)(10) to treat this qualified acquisition of stock as an acquisition of assets for tax purposes. The Company disposed of TJI effective January 1, 2017. See Note 18, Subsequent Events, below.

It is the Company’s policy to commence amortization of software upon the date that assets are placed into service. The Company recognized computer software amortization expense of $27,755 and $8,582 for the years ended December 31, 2016 and 2015, respectively. Amortization is computed on a straight-line basis over the estimated service lives of the assets as follows:

Years
Computer software	3

Long-Lived Assets

The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As a result of its review, the Company does not believe that any such change has occurred. If such changes in circumstance are present, a loss is recognized to the extent the carrying value of the asset is in excess of the fair value of cash flows expected to result from the sale of the asset and amounts expected to be realized upon its eventual disposition.

Customer Deposits

In the normal course of business, the Company receives cash as security for certain contractual obligations, which are held on deposit until termination of the contract. Customer deposits are returned to the customer at contract termination or taken into income if the customer fails to perform under the contract. At December 31, 2016 and 2015, the Company held $278,945 and $754,545, respectively, in customer deposits.

Sales and Marketing

The Company records costs for general advertising, promotion and marketing programs at the time those costs are incurred. Sales and marketing expense was $765,434 and $626,569 for years ended December 31, 2016 and 2015, respectively.

Inventory

The Company values its inventory at the lower of average cost, first-in-first-out (“FIFO”) or net realizable value. Any identified excess, slow moving, and obsolete inventory is written down to its market value through a charge to income from operations. There was $0 and $24,999 in inventory recorded at December 31, 2016 and 2015, respectively.

Stock Based Compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors based upon fair value at the date of award using a fair value based option pricing model. The compensation is recognized on a straight-line basis over a requisite service period.

F-24

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The Company complies with ASC Topics 820, “Fair Value Measurement”, and 815, “Derivatives and Hedging” for its liabilities, which are re-measured and reported at fair value for each reporting period. The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, approximates the carrying amounts represented in the accompanying consolidated balance sheets.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation in the accompanying consolidated financial statements. These reclassifications had no material effect on the previously reported results of operations or accumulated deficit.

Correction of an Error

The Company determined that it had been accounting for a lease agreement and its purchase obligation related to an aircraft in error. The Company should have accounted for its purchase obligation as a capital lease, thereby recording a capital lease aircraft asset and a corresponding capital lease liability of approximately $6,000,000 as of the end of the quarter ended March 31, 2016. The error was not material to the unaudited consolidated financial statements for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 since the correction of this error increased assets and liabilities by the same amount.

Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the issuance of the consolidated financial statements.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under the update, revenue will be recognized based on a five-step model. The core principle of the model is that revenue will be recognized when the transfer of promised goods or services to customers is made in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In the third quarter of 2015, the FASB deferred the effective date of the standard to annual and interim periods beginning after December 15, 2017. Early adoption will be permitted for annual and interim periods beginning after December 15, 2016. The Company is currently evaluating the impact that adopting this ASU will have on its financial position, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” This ASU is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures, and provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. Until the issuance of this ASU, U.S. GAAP lacked guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. The amendments are effective for annual periods ending after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company has concluded that there is substantial doubt about its ability to continue as a going concern and has presented the required disclosures of this ASU in Note 2.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805). Under the update, an acquirer in a business combination is no longer required to account for measurement-period adjustments retrospectively, and, instead, will recognize a measurement-period adjustment during the period in which it determines the amount of the adjustment. The ASU is effective for financial statements issued after December 15, 2017, and interim periods within those years. Early adoption will be permitted for annual and interim periods beginning after December 15, 2016. The Company does not expect the impact of adopting this ASU to be material to the Company’s financial statements and related disclosures.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes. Under the update, deferred taxes would be classified as noncurrent in the statement of financial position instead of being separated into current and non-current amounts. The ASU is effective for financial statements issued after January 1, 2017 with early adoption permitted. Additionally, the Company may apply the standard either prospectively or retrospectively. The Company is currently evaluating the impact that adopting this ASU will have on its financial position, results of operations and cash flows.

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TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Further, the lease requires a finance lease to recognize both an interest expense and an amortization of the associated expense. Operating leases generally recognize the associated expense on a straight line basis. ASU 2016-02 requires the Company to adopt the standard using a modified retrospective approach and adoption beginning on January 1, 2019. The Company is currently evaluating the impact that ASU 2016-02 will have on its financial position, results of operations and cash flows.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718). The update amends the guidelines for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The standard is effective for annual and interim periods beginning January 1, 2017, and early adoption is permitted. The Company is currently evaluating the impact that ASU 2016-09 will have on its consolidated financial position, results of operations and cash flows.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230) – Restricted Cash. The ASU requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This update is for entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years using a retrospective transition method to each period presented. Early adoption is permitted. The Company is currently evaluating the impact that ASU 2016-18 will have on its financial position, results of operations and cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

4.	CUSTOMER AND VENDOR CONCENTRATION

We have significant customer concentration and vendor concentration. Customer concentration as of and for the years ended December 31, 2016 and 2015 was:

	For the years ended December 31
	2016 Revenue		2015 Revenue
Customer A	$4,315,189	23%	$4,094,994	34%
Customer B	5,923,565	32%	6,424,766	54%
Customer C	2,783,292	15%	-	0%
Other customers	5,753,909	30%	1,413,673	12%
	$18,775,955	100%	$11,933,433	100%

	December 31, 2016		December 31, 2015
	Accounts Receivable		Accounts Receivable
Customer A	$387,729	27%	$392,453	46%
Customer B	449,658	32%	442,885	52%
Customer C	42,624	3%	-	0%
Other customers	535,072	38%	20,625	2%
	$1,415,083	100%	$855,963	100%

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TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Vendor concentration as of and for the years ended December 31, 2016 and 2015 was:

	For the years ended December 31
	2016 Cost of Revenue		2015 Cost of Revenue
Vendor A	$3,484,433	18%	$2,848,715	25%
Vendor B	2,172,579	12%	1,106,927	10%
Vendor C	1,530,233	8%	998,787	8%
Other	11,896,589	62%	6,513,581	57%
	$19,083,834	100%	$11,468,010	100%

	December 31, 2016		December 31, 2015
	Accounts Payable		Accounts Payable
Vendor A	$304,826	8%	$195,511	20%
Vendor B	235,388	6%	33,270	3%
Vendor C	18,616	1%	91,355	9%
Other vendors	3,222,457	85%	674,969	68%
	$3,781,287	100%	$995,105	100%

5.	OTHER ASSETS

Other assets consist of the following:

	December 31,	December 31,
	2016	2015
Pre-contract costs	$49,799	$334,134
Other prepaid expenses	49,072	38,940
Total	$98,871	$373,074

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31,	December 31,
	2016	2015
Office equipment	$168,055	$131,389
Furnture and fixtures	456	456
Leased Aircraft	6,015,505	-
Total	6,184,016	131,845
Accumulated depreciation	(249,109)	(14,447)
Property and equipment, net	$5,934,907	$117,398

F-27

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	INTANGIBLES, NET

Intangibles, net consists of the following:

	December 31,	December 31,
	2016	2015
Indefinite-lived intangible assets:
FAA licenses	$550,000	$50,000

Finite-lived intangible assets:
STC costs	455,901	414,226
Accumulated amortization	-	-
	455,901	414,226

Software	85,275	82,240
Accumulated amortization	(36,337)	(8,582)
	48,938	73,658

Total intangible assets, net	$1,054,839	$537,884

FAA licenses includes the $50,000 purchase price for Proflight Aviation Services, LLC, which provides flight training services under a FAR Part 141 certificate, and the $500,000 purchase price for TJI, which owns an Operating Certificate issued by the FAA in accordance with the requirements of Parts 119 and 135 of the FAR. The Company disposed of TJI effective January 1, 2017. See Note 18, Subsequent Events, below.

STC costs relate to our efforts to gain approval from the FAA for modifications to Gulfstream III, IV and V business jets to upgrade them for Future Air Navigation System (“FANS”) and Automatic Dependent Surveillance Broadcast (“ADS-B”) capabilities. Regulatory mandates in the U.S and abroad will require FANS / ADS-B compliance on certain preferred air routes on a rolling basis over the next five years. Tempus was awarded this STC in the fourth quarter of 2016. Estimated amortization of this STC will be as follows:

Estimated STC Amortization
2017	$18,236
2018	45,590
2019	136,770
2020	255,305
Total	$455,901

Future amortization schedules associated with existing software is as follows:

Software Amortization
2017	$28,425
2018	19,843
2019	670
Total	$48,938

8.	ACCRUED LIABILITES

Accrued liabilities at December 31, 2016 include the following:

	December 31,	December 31,
	2016	2015
Reserve for standby letter of credit	$-	$750,000
Accrued employment costs	380,903	185,567
Aircraft maintenance reserves	37,050	110,000
Board fees	104,833	34,833
Other	389,528	233,570
Total	$912,314	$1,313,970

F-28

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	COMMITMENTS AND CONTINGENCIES

The Company incurred lease expense for real office and hangar space for the years ended December 31, 2016 and 2015, of $454,129 and $207,439, respectively. Lease expense for aircraft and simulators was $5,407,873 and $3,232,229 for the years ended December 31, 2016 and 2015, respectively.

The Company leased office space on Waller Mill Road in Williamsburg, Virginia. The Company occupied the premises as of January 1, 2015 under a one-year lease, which was subsequently extended to February 28, 2016, after which the lease reverted to a month to month agreement. The company vacated the space August 31, 2016 and relocated to McLaws Circle in Williamsburg, Virginia to support its operations. The Company occupied the premises as of September 1, 2016 under a month-to-month sub-lease to Jackson River Aviation, LLC, an affiliate controlled by the Company’s CEO. The sublease is at or under prevailing market rates.

The Company leases office space in San Marcos, Texas to support its training operations. The Company occupied the premises as of October, 1, 2015 under a fifteen (15) month lease at a rate of $10,500 per month. The lease was extended as of January 1, 2017 for an additional 12 months. The Company also leases simulators used in its training operations at this location. The simulator lease commenced on October, 1, 2015 and extends to December 31, 2016 at a rate of $3,000 per month, at which point it was also renewed for an additional 12 months. The future minimum lease payments associated with these leases at San Marcos, Texas as of December 31, 2016 total $162,000.

The Company leased hangar space in Newport News, VA to support its operations. The Company occupied the premises as of October 1, 2015 under a one-year lease at a rate of $2,000 per month. The term of the lease ended and was not renewed. The future minimum lease payments associated with this lease as of December 31, 2016 is $0. Unpaid lease invoices at December 31, 2016 totaled $14,000 and are included in accounts payable.

The Company leased office and hangar space in Brunswick, ME to support its operations. The Company occupied the premises as of March 1, 2016 under a six-month lease at a rate of $16,673, after which the lease has reverted to a month to month agreement. The facility and related employees were transferred to Tempus Intermediate Holdings, an affiliate of our director, John G. Gulbin, III, as of November 2016. Unpaid lease invoices at December 31, 2016 totaled $160,028 and are included in accounts payable.

In 2015, the Company entered into an aircraft purchase agreement with Pilatus Business Aircraft, Ltd. for the purchase of a Pilatus PC-12 with certain special mission modifications for approximately $7.3 million. The Company entered into this agreement pursuant to a contract with a government law enforcement agency whereby Tempus would lease the aircraft to the agency. Tempus subsequently assigned the lease contract and the purchase obligation to Cowen Aviation Finance Holdings, Inc. (“CAF”) for no consideration and has entered into a services agreement with CAF whereby it will provide certain administrative, servicing and marketing services for this and other aircraft owned by CAF. CAF is owned by Cowen Group, Inc., (“Cowen”) whose board member, Joseph Wright, is also one of our board of directors. For the years ended December 31, 2016 and 2015, Tempus generated $53,082 and $0 of billings in support of CAF. Total purchases by the Company from CAF for the years ended December 31, 2016 and 2015 were $723,756 and $0, respectively. Based on the assignment of the lease contract and purchase obligation to CAF, a $750,000 customer deposit received from the law enforcement agency customer and the $500,000 deposit Tempus paid to Pilatus was transferred to CAF. At December 31, 2016 and 2015 the net payable to CAF was $62,018 and $0, respectively.

Effective as of February 25, 2016, the Company leased a Gulfstream G-IV, at a rate of $70,000 a month for a period of 40 months under a capital lease. The lease permits the lessor to exercise an option to sell the aircraft to the Company at any time after November 30, 2016, or the Company to purchase the aircraft from the lessor, in either case at a value of $5,500,000. We have modified this aircraft for a government customer and are providing it to this customer at an hourly and daily rate, based on this customer’s usage of the aircraft. The monthly lease rate we are paying for this aircraft is fully expensed as cost of revenue upon each event whereby we recognize revenue with this government customer. As of November 4, 2016, the lessor exercised its option to sell the aircraft to the Company, with the sale to close in January 2017. As of the filing date, the Company has not completed the purchase, and according to the terms of the lease agreement, the Company will pay interest on the unpaid balance at the rate of LIBOR plus 5%. The Company is continuing to seek financing to facilitate the purchase of the aircraft. The Company is currently in discussions with the owner/lessor of the G-IV to extend the option to purchase to coincide with the finalization of third party financing. In the interim, the Company is continuing to make regular lease payments to the owner/lessor.

The Company has employment agreements with certain executives with provisions for termination obligations in certain circumstances of up to 12 months’ severance. The Company expects to pay total aggregate base compensation of approximately $350,000 annually through 2018, plus customary fringe benefits and bonuses.

10.	RELATED PARTY TRANSACTIONS

In the Business Combination, the members of Tempus received 3,642,084 shares of the Company’s common stock in exchange for all of the issued and outstanding membership interests of Tempus. The members have the right to receive up to an additional 6,300,000 shares of the Company’s common stock upon the achievement of certain financial milestones.

In connection with the formation of Tempus, the Company’s former Chief Financial Officer, R. Lee Priest, Jr., loaned Tempus $500,000. Of this amount, $10,101 was allocated to the purchase of 1.0% of the membership interests of Tempus, and $489,899 took the form of a loan from an officer. The loan was unsecured and bore interest monthly at a rate of 5.0% per annum. The loan and all accrued interest was repaid during 2015.

F-29

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 15, 2016, the Company purchased TJI from our CEO Benjamin Scott Terry for non-cash consideration of $500,000, paid in the form of 242,131 shares of common stock of the Company. The purchase price was based on an independent valuation of similar operations and approved by the independent directors of the board. The number of shares issued to Mr. Terry was calculated based on the volume weighted average market price of the Company’s common stock for the previous 20 trading days.  Effective as of January 1, 2017, the Company sold Tempus Jets, Inc. (“TJI”) to our CEO Benjamin Scott Terry for consideration of $500,000. See Note 18 below.

TJI owns an operating certificate issued by the FAA in accordance with the requirements of Parts 119 and 135 of the FAR (the “Operating Certificate”). Prior to the Company’s purchase of TJI, TJI divested itself of substantially all of its assets other than the Operating Certificate, and settled or transferred all of its liabilities. As a result of the acquisition of TJI, the Company owns, and can operate under, the Operating Certificate. Under the Agreement, Mr. Terry and Jackson River Aviation, an affiliate of Mr. Terry’s, have indemnified the Company against liabilities that may arise from the acquisition. The transaction was approved by the independent directors of the Company after a review to determine that (a) the terms of the transaction were on an arm’s length basis; and (b) the transaction was effected by the issuance of Company securities to a person who is an owner of an asset in a business synergistic with the business of the Company, the transaction provided benefits to the Company in addition to the investment of funds and the transaction was not one in which the Company was issuing securities primarily for the purpose of raising capital or to an entity whose primary business was investing in securities.

Jackson River Aviation (“JRA”) is controlled by Benjamin Scott Terry, the Company’s CEO and a member of the Company’s Board of Directors. JRA provides FAR Part 135 aircraft charter services to the Company. Total purchases by the Company from JRA for the years ended December 31, 2016 and 2015 were $304,025 and $335,795, respectively. Billings by the Company to JRA for the years ended December 31, 2016 and 2015 were $143,995 and $25,706, respectively. As of December 31, 2016, the Company had a net outstanding receivable from JRA of $38,962. As of December 31, 2015, the Company had a net outstanding payable to JRA of $7,958.

TIH is controlled jointly by John G. Gulbin III and Benjamin Scott Terry, both members of our Board of Directors. Mr. Terry is also the company’s CEO. TIH owns certain aircraft used by Tempus to provide services to certain customers. In addition, Tempus, through its wholly owned subsidiary Global Aviation Support, LLC, provides flight planning, fuel handling and travel services to TIH. Prior to the close of the Business Combination, TIH provided administrative support, including human resources, financial, legal, contracts and other general administrative services to Tempus. Subsequent to the Business Combination, any administrative relationship has been limited to certain shared information technology and marketing expenses, which are incurred at cost. Total purchases by the Company from TIH for the years ended December 31, 2016 and 2015 were $1,331,510 and $1,943,992, respectively. Total billings from the Company to TIH for the years ended December 31, 2016 and 2015 were $280,296 and $776,025, respectively. The net outstanding payable from Tempus to TIH at December 31, 2016 and 2015 was $1,284,886 and $295,561, respectively.

Southwind Capital, LLC (“Southwind”) is controlled by R. Lee Priest, Jr., the Company’s Executive Vice President. Southwind owned certain aircraft used by Tempus to provide services to certain customers. Total purchases by the Company from Southwind for the years ended December 31, 2016 and 2015 were $142,496 and $0, respectively. The net outstanding payable from Tempus to Southwind at December 31, 2016 and 2015 was $142,496 and $0 respectively.

As of August 31, 2016, as part of the cost-cutting initiatives instituted by Tempus, the Company gave up its lease on its previous office headquarters at 133 Waller Mill Road, Williamsburg, Virginia, and relocated to office premises at 471 McLaws Circle, Suite A, Williamsburg, Virginia. The premises have been made available to the Company by JRA, which holds them under a lease. The Company uses the entire space and has begun paying JRA’s full monthly rent amount. The move has reduced the Company’s monthly lease expense from approximately $10,000 to $4,000.

In 2015, the Company entered into an aircraft purchase agreement with Pilatus Business Aircraft, Ltd. for the purchase of a Pilatus PC-12 with certain special mission modifications for approximately $7.3 million. The Company entered into this agreement pursuant to a contract with a government law enforcement agency whereby Tempus would lease the aircraft to the agency. Tempus subsequently assigned the lease contract and the purchase obligation to Cowen Aviation Finance Holdings, Inc. (“CAF”) for no consideration and has entered into a services agreement with CAF whereby it will provide certain administrative, servicing and marketing services for this and other aircraft owned by CAF. CAF is owned by Cowen Group, Inc., (“Cowen”), whose CEO and Chairman, Peter Cohen, and board member, Joseph Wright, are on our board of directors. For the twelve months ended December 31, 2016 Tempus billed $53,082 to CAF under the services agreement. Total purchases by the Company from CAF for the years ended December 31, 2016 and 2015 were $723,756 and $0, respectively. Based on the assignment of the lease contract and purchase obligation to CAF, a $750,000 customer deposit received from the law enforcement agency customer and the $500,000 deposit Tempus paid to Pilatus was transferred to CAF. At December 31, 2016 and 2015, the net payable to CAF was $62,018 and $0, respectively.

All related party transactions are entered into and performed under commercial terms consistent with what might be expected from a third party service provider. Certain sales and marketing, and information technology functions of the Company are supported by TIH and are expensed to the Company on a time and materials basis.

F-30

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	FAIR VALUE MEASUREMENTS

The Company complies with ASC Topics 820, “Fair Value Measurement”, and 815, “Derivatives and Hedging” for its liabilities, which are re-measured and reported at fair value for each reporting period.

The following tables present information about the Company’s liabilities that are measured at fair value on a recurring basis as of December 31, 2016 and 2015, and indicates the fair value hierarchy of the valuation techniques the Company has used to determine such fair value. In general, fair values determined by Level 1 inputs use quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs use data points that are observable, such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs use unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability:

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2016	(Level 1)	(Level 2)	(Level 3)
Liabilities:
IPO and Placement Warrant Liability	$78,750	$78,750	$-	$-
Series A Warrant Liability	23,435	-	23,435	-
Series B Warrant Liability	-	-	-	-
Total Warrant Liability	$102,185	$78,750	$23,435	$-

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2015	(Level 1)	(Level 2)	(Level 3)
Liabilities:
IPO and Placement Warrant Liability	$1,575,000	$1,575,000	$-	$-
Series A Warrant Liability	4,215,600	-	4,215,600	-
Series B Warrant Liability	5,452,200	-	5,452,200	-
Total Warrant Liability	$11,242,800	$1,575,000	$9,667,800	$-

The fair values of the Company’s warrant liabilities are determined through market, observable and corroborated sources.  The Company engaged an independent valuation firm (the “Valuation Firm”) to perform valuations of the warrant liabilities as of December 31, 2015. The Valuation Firm used a multi-stage process to determine the fair value of the warrants of the Company, which involved several types of analyses and calculations of value for the Company’s securities as follows:

IPO and Placement Warrants -- For December 31, 2015, the value of the IPO and Placement Warrants was calculated based upon the quoted price of the warrants that trade on the OTC markets under the ticker symbol TMPSW, which was $0.20 as of that date. For December 31, 2016, the value of the IPO and Placement Warrants was calculated based upon the quoted price of the warrants that trade on the OTC markets under the ticker symbol TMPSW, which was $0.01 as of that date.

Series A Warrants – – The value of these warrants was calculated using a Black-Scholes option pricing model based on the value of the common stock, the assumed volatility of such shares and the risk free rate at the time of valuation.

Series B Warrants – The Valuation Firm determined the impact of various common stock values as of the expiration date of the Series B Warrants after considering the exercise features, including the alternate cashless exercise of those warrants. The Valuation Firm then used a Monte Carlo simulation to determine the probability of common stock values as of the expiration date and calculated the value of the Series B Warrants in each trial. The weighted average value of the Series B Warrants as of the valuation date was then calculated.

Observable inputs used in the calculation of the valuations include the implied valuation of the Company’s securities based on prior sales, specifically the Financing associated with the Business Combination. Other inputs include a risk-free rate as of the valuation date and implied volatility derived from comparable publicly traded companies, as well as the quoted price of Tempus’ common shares and the quoted price of Tempus’ IPO and Placement Warrants.

F-31

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	WARRANTS

IPO and Placement Warrants

Upon the consummation of the Business Combination, each outstanding Chart warrant was exchanged for a warrant to purchase one share of our common stock, and as of the date of this filing, there were 7,875,000 such warrants outstanding, of which 7,500,000 warrants were originally sold as part of the units in Chart’s initial public offering (the “IPO Warrants”) and 375,000 warrants were originally issued as part of placement units issued to CAG, Mr. Wright and Cowen in a private placement simultaneously with the consummation of Chart’s initial public offering, (“the Placement Warrants”).

Each IPO and Placement Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment. The IPO warrants became exercisable on August 30, 2015, and expire at 5:00 p.m., New York time, on July 31, 2020 or earlier upon redemption or liquidation. Once the IPO warrants become exercisable, we may redeem the outstanding IPO warrants at a price of $0.01 per warrant, if the last sale price of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending on the third trading day before we send the notice of redemption to the warrant holders. The placement warrants, however, are non-redeemable so long as they are held by the initial holders or their permitted transferees.

Series A Warrants and Series B Warrants

In connection with the Financing, upon the consummation of the Business Combination on July 31, 2015, we issued a total of 3,000,000 Series A-1 Warrants and Series A-2 Warrants and 1,000,000 Series B-1 Warrants and Series B-2 Warrants. Pursuant to the Securities Purchase Agreement, on August 14, 2015, we issued an additional 187,500 Series A-3 Warrants and 62,500 Series B-3 Warrants. The Series A-1 Warrants, Series A-2 Warrants and Series A-3 Warrants are referred to collectively as the Series A Warrants, the Series B-1 Warrants, Series B-2 Warrants and Series B-3 Warrants are referred to collectively as the Series B Warrants, and the Series A Warrants and the Series B Warrants are referred to collectively as the Investor Warrants.

Each Investor Warrant is immediately exercisable in cash and entitles the holder to take delivery of the shares purchased through the exercise, at the sole election of the holder, in the form of either common stock or preferred stock, subject to the Maximum Warrant Percentage, with the number of shares of preferred stock issued based on the conversion price, as described in Note 14, below, under the heading “Preferred Stock”.

The Series A Warrants have an exercise price of $4.80 per share purchased and expire on July 31, 2020 and at December 31, 2016 and 2015 there were 3,187,500 warrants outstanding at each date.

The Series B Warrants have an exercise price of $5.00 per share purchased. The Series B-1 Warrants expire on April 20, 2017 and the Series B-2 Warrants and B-3 Warrants expire on October 31, 2016. At December 31, 2016 and 2015 there are zero and 1,062,500 Series B Warrants outstanding, respectively.

The Investor Warrants contain customary “cashless exercise” terms, pursuant to which holder of an Investor Warrant, at any time after October 31, 2015, may choose to exercise such Investor Warrant (at a time when such Investor Warrant is otherwise exercisable according to its terms) without paying cash, by effectively submitting in exchange for shares a greater number of warrants than the number of shares purchased, rather than a number of warrants equal to the number of shares purchased plus cash. The Series B Warrants (but not the Series A Warrants) also contain an additional alternative cashless exercise feature, pursuant to which, beginning from December 31, 2015 and until the expiration of such Series B Warrant, on October 31, 2016 or April 30, 2017, as applicable, if 90% of the average of the four lowest volume-weighted average prices of common stock for the preceding 10 trading days (the “Alternative Market Price”) is less than $4.00 (subject an Alternative Market Price floor of $1.80), the holder of a Series B Warrant can exercise such Series B Warrant to acquire on a cashless basis a number of shares of common stock or preferred stock equal to (depending on the Market Price) up to 488.9% of the number of shares that could otherwise be purchased under such Series B Warrant pursuant to a cash exercise, with the lower the Alternative Market Price, the more shares being available for acquisition by the Series B Warrant holder pursuant to this alternative cashless exercise.

The Investor Warrants also include “full ratchet” anti-dilution protection provisions, which provide that if any shares of common stock are issued at a price less than then current exercise price of such Investor Warrant, or if any warrants, options or other securities with the right to acquire or that are convertible into or exchangeable for shares of common stock are issued with an exercise price less than the then current exercise price of such Investor Warrant, then the exercise price of such Investor Warrant will automatically be reduced to the issuance price of such new shares of common stock or the exercise price of such warrants, options or other securities with the right to acquire or that are convertible into or exchangeable for shares of common stock. These anti-dilution provisions do not apply in the case of an issuance of “Excluded Securities”, including certain option and other equity incentive awards to directors and officers, and securities issued pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors, but does not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the terms of the Investor Warrants, we may not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes in writing all of our obligations under such Investor Warrants. A “Fundamental Transaction” means, among other things, a transaction in which we, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another entity; (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets of or any of our “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more entities; (iii) make, or allow one or more entities to make, or allow us to be subject to or have its common stock be subject to or party to one or more entities making, a purchase, tender or exchange offer that is accepted by at least 50% of the outstanding shares of common stock; (iv) consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more entities whereby all such entities, individually or in the aggregate, acquire at least 50% of the outstanding shares of common stock; or (v) reorganize, recapitalize or reclassify its common stock. The foregoing provisions will not apply to a Fundamental Transaction where the purchaser or other successor entity, after giving effect to such Fundamental Transaction, does not have any equity securities that are then listed or designated for quotation on a national securities exchange or automated quotation system. Moreover, a holder of an Investor Warrant may choose, in connection with any Fundamental Transaction, to have us or the successor entity purchase such Investor Warrant from the holder by paying the holder cash in an amount equal to the “Black Scholes Value” (as defined in such Investor Warrant) of such Investor Warrant.

Under the terms of the Investor Warrants, if we shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of common stock, then, in each such case, holders of such Investor Warrants shall be entitled to participate in such distribution to the same extent that they would have participated if they had held the number of shares of common stock acquirable upon complete exercise of such Investor Warrants (without regard to any limitations or restrictions on exercise of such Investor Warrants) immediately before the date on which a record is taken for such distribution.

Under the terms of the Investor Warrants, if we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock, which are referred to with respect to the warrants as Warrant Purchase Rights, then each holder of an Investor Warrant will be entitled to acquire, upon the terms applicable to such Warrant Purchase Rights, the aggregate Warrant Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete excise of all Investor Warrants (without taking into account any limitations or restrictions on exercise of such Investor Warrants) held by such holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Warrant Purchase Rights.

Under the terms of the Series A Warrants (but not the Series B Warrants), until July 31, 2016, the holders had pre-emptive rights pursuant to which we must offer them the right to purchase at least 56.3% (with the Series A-1 entitled to purchase 35%, the Series A-2 entitled to purchase 18% and the Series A-3 entitled to purchase 3.3%) of any additional issuances by us or our subsidiaries of equity securities or securities that are convertible into, exercisable or exchangeable for, or which give the holder the right to acquire any of our equity securities or the securities of our subsidiaries, except for certain “Excluded Securities” as described above.

Under the terms of the Investor Warrants, if a holder exercises an Investor Warrant and we fail to deliver common stock or preferred stock in response within the time periods and in the manner specified in the terms of such Investor Warrant, we may suffer substantial penalties.

Under the terms of the Series A-1 Warrants (but not the other Investor Warrants), we may not effect the exercise of any such Investor Warrants and the exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the holder would beneficially own in excess of either 4.99% or 9.99% (the “Maximum Warrant Percentage”) (as elected in writing by the holder on or prior to the initial issuance date of the warrants) of the shares of common stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the shares of common stock issuable to a holder pursuant to the terms of the warrants in excess of the Maximum Warrant Percentage shall not be deemed to be beneficially owned by such holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. All of the holders of the outstanding Series A-1 Warrants and Series B-1 Warrants as of the date of this filing have elected a Maximum Warrant Percentage of 4.99%.

Between February 2, 2016 and February 3, 2016, the Company issued an aggregate of 1,680,557 shares of preferred stock valued at $3,361,114 to certain holders of Series B-1 Warrants who exercised their Series B-1 Warrants using the alternative cashless exercise feature and elected to receive their shares in the form of preferred stock rather than common stock (see Note 12 below for an explanation of this feature). These shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

F-33

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 24, 2016 the Company issued an aggregate of 641,666 shares of common stock valued at $1,251,249 to certain holders of Series B-2 and Series B-3 Warrants who exercised their warrants using the alternative cashless exercise feature. These shares were issued pursuant to exemptions from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On February 29, 2016 the Company issued an aggregate of 1,527,778 shares of preferred stock valued at $2,979,167 to certain holders of Series B-1 Warrants who exercised their warrants using the alternative cashless exercise feature and elected to receive their shares in the form of preferred stock rather than common stock (see Note 14 below for an explanation of this feature). These shares were issued pursuant to exemptions from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On June 24, 2016, the Company issued an aggregate of 1,344,446 shares of common stock valued at $1,546,113 to certain holders of Series B-2 and Series B-3 Warrants who exercised their warrants using the alternative cashless exercise feature. These shares were issued pursuant to exemptions from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The quantity of issued and outstanding warrants as of December 31, 2016 and respective strike prices are outlined in the table below:

Security	Quantity	Strike Price
IPO & Placement Warrants	7,875,000	$11.50
Series A Warrants	3,187,500	$4.80
Series B Warrants	-	$5.00

13.	STOCK BASED COMPENSATION

The Company maintains a stock option plan under which the Company may grant incentive stock options and non-qualified stock options to employees and non-employee directors. Stock options have been granted with exercise prices at or above the fair market value of the underlying shares of common stock on the date of grant. Options vest and expire according to terms established at the grant date.

The Company records compensation expense for the fair value of stock-based awards determined as of the grant date, including employee stock options. For the years ended December 31, 2016 and 2015 there were 499,000 and 0 stock options granted, respectively, under the Company’s option plan. The Company recognized $151,150 and $0 in stock-based compensation expense for the years ended December 31, 2016 and 2015, respectively.

Stock options to purchase 322,000 and 0 shares of common stock were outstanding as of December 31, 2016 and December 31, 2015, respectively.

The Company uses the Black-Scholes option-pricing model to value options. The life of the option is equivalent to the expiration of the option award. The risk-free interest rate was assumed at 1.77%. The estimated volatility is based on management’s expectations of future volatility and is assumed at 60%. Estimated dividend payout is zero, as the Company has not paid dividends in the past and, at this time, does not expect to do so in the future.

	Shares	Weighted Average Exercise Price Per Option
Options outstanding, December 31, 2015	-	$-
Granted to employees and non-employee directors	499,000	2.05
Exercised	-	-
Canceled/expired/forfeited	177,000	-
Options outstanding, December 31, 2016	322,000	2.05

Options exercisable, December 31, 2016	-	$-

Compensation cost is recognized over the required service period which is three years for all granted options. As of December 31, 2016, $302,301 of total unrecognized compensation cost related to stock options was expected to be recognized over the remaining 8 quarters.

F-34

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	STOCKHOLDERS’ EQUITY

Preferred Stock

As of December 31, 2016, we had 4,578,070 shares of preferred stock issued and outstanding. Additionally, there are a total of 3,187,500 Series A Warrants outstanding that are convertible into common stock or preferred stock.

At December 31, 2015, we had 1,369,735 shares of preferred stock issued and outstanding. Additionally, there were a total of 3,187,500 Series A Warrants and 1,062,500 Series B Warrants outstanding at that time that were convertible into common stock or preferred stock (with the Series B Warrants convertible into a maximum of 5,194,449 shares using the alterative cash exercise feature as described in Note 12 above, under the heading “Series A Warrants and Series B Warrants”).

The rights and obligations of the holders of the preferred stock are set forth in the certificate of designations relating thereto.

At any time after its initial issuance date, each share of preferred stock is convertible into validly issued, fully paid and non-assessable shares of common stock based on a conversion price of $4.00 per share, subject to adjustment for unpaid dividends and any accrued charges, as well as equitable adjustments for stock splits, recapitalizations and similar transactions. However, it will affect the conversion of any preferred stock and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the holder would beneficially own in excess of either 4.99% or 9.99% (the “Maximum Percentage”) (as elected in writing by the holder on or prior to the initial issuance date of the preferred stock) of the shares of common stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the shares of common stock issuable to a holder pursuant to the terms of the preferred stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. All of the holders of the issued and outstanding preferred stock as of the date of this filing have elected a Maximum Percentage of 4.99%.

Under the certificate of designations, we may not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes in writing all of our obligations under the certificate of designations. A “Fundamental Transaction” means, among other things, a transaction in which we, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another entity; (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets or any of our “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more entities; (iii) make, or allow one or more entities to make, or allow us to be subject to or have our common stock be subject to or party to one or more entities making, a purchase, tender or exchange offer that is accepted by at least 50% of the outstanding shares of common stock; (iv) consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more entities whereby all such entities, individually or in the aggregate, acquire at least 50% of the outstanding shares of common stock; or (v) reorganize, recapitalize or reclassify our common stock. The foregoing provisions will not apply to a Fundamental Transaction where the purchaser or other successor entity provides cash consideration and such Fundamental Transaction does not involve the issuance of any securities to the holders of our securities or securities of our affiliates.

If at any time we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock, which is referred to as Purchase Rights, then each holder of preferred stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all preferred stock (without taking into account any limitations or restrictions on the convertibility of the shares of preferred stock) held by such holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights.

Holders of preferred stock have no voting rights with respect to their preferred stock, except as required by law.

Shares of preferred stock rank pari passu to the shares of common stock in respect of preferences as to dividends, distributions and payments upon our liquidation, dissolution and winding up, except that in a liquidation event, the holders of preferred stock shall be entitled to receive in cash out of our assets an amount per share of preferred stock equal to the greater of $4.00 (plus any unpaid dividends and accrued charges, as equitably adjusted for stock splits, recapitalizations and similar transactions) and the amount per share such holder would receive if such holder converted such preferred stock into common stock immediately prior to the date of such payment (without regard to any limitations on conversion), provided that if the liquidation funds are insufficient to pay the full amount due to the holders, then each holder shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such holder, as a percentage of the full amount of liquidation funds payable to all holders (on an as-converted basis, without regard to any limitations on conversion set forth herein) and all holders of common stock.

F-35

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the terms of the preferred stock, if holders convert their preferred stock and we fail to deliver common stock in response within the time periods and in the manner specified in the certificate of designations, we may suffer substantial penalties.

Our Amended Charter and related Certificate of Incorporation also provides that additional shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to such additional shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, but subject to the rights of the holders of the preferred stock. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Between February 2, 2016 and February 3, 2016, the Company issued an aggregate of 1,680,557 shares of preferred stock at a value of $3,361,114 to certain holders of Series B-1 Warrants who exercised their Series B-1 Warrants using the alternative cashless exercise feature and elected to receive their shares in the form of preferred stock rather than common stock. These shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On February 29, 2016 the Company issued an aggregate of 1,527,778 shares of preferred stock at a value of $2,979,167 to certain holders of Series B-1 Warrants who exercised their warrants using the alternative cashless exercise feature and elected to receive their shares in the form of preferred stock rather than common stock. These shares were issued pursuant to exemptions from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Common Stock

As of December 31, 2016 we had 11,064,664 shares of common stock issued and outstanding. Additionally, there are 4,578,070 issued and outstanding shares of preferred stock convertible into common stock, outstanding warrants exercisable into 7,875,000 shares of common stock that were issued in exchange for former Chart warrants, and 3,187,500 Series A Warrants outstanding that are convertible into common stock or preferred stock.

At December 31, 2015 we had 8,836,421 shares of common stock issued and outstanding. Additionally, there were 1,369,735 issued and outstanding shares of preferred stock at that time that were convertible into common stock, outstanding warrants exercisable into 7,875,000 shares of common stock that were issued in exchange for former Chart warrants, and 3,187,500 Series A Warrants and 1,062,500 Series B warrants outstanding that were convertible into common stock or preferred stock (with the Series B Warrants convertible into a maximum of 5,194,449 shares using the alternative cashless exercise feature as described in note 12 above, under the heading “Series A Warrants and Series B Warrants”).

Additionally, pursuant to the terms of the Merger Agreement, we may be obligated to issue additional shares of common stock thereunder to the Members (or the Members may be required to forfeit certain of their shares of common stock) as a result of (i) adjustments to the merger consideration payable to the Members as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from the estimates that were made at the time of the consummation of the Business Combination, (ii) Tempus meeting certain financial milestones pursuant to the earn-out provisions of the Merger Agreement, up to a total of 6,300,000 shares and (iii) any indemnification payments that are made under the Merger Agreement by delivery of shares of common stock. The shares of common stock issued to the Members under Merger Agreement are subject to certain lock-up restrictions as set forth in the Tempus Registration Right Agreement to which the Members are subject.

Additionally, we may issue awards for up to a maximum of 640,616 shares of common stock under our 2015 Omnibus Equity Incentive Plan. On January 22, 2016 our compensation committee awarded 499,000 options to purchase our common stock at a price of $2.05 to our employees and our board of directors. These options are subject to a minimum vesting period of three years.

Holders of common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years (with a shorter period for the initial directors upon the Business Combination, where they continue until their class is up for election) with only one class of directors being elected in each year and with directors only permitted to be removed for cause. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors up for election at such time.

F-36

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Certain shares of common stock that were issued in the Business Combination in exchange for Chart’s common stock held by certain of its initial stockholders, which we refer to as Founder Shares, are subject to forfeiture upon certain conditions. With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the Chart’s initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of (i) July 31, 2016 or earlier if the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after July 31, 2015, or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, 234,375 Founder Shares are subject to forfeiture pro rata by Chart’s initial stockholders in the event the last sales price of our common stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following July 31, 2015. An additional 234,375 Founder Shares, will be subject to forfeiture pro rata by Chart’s initial stockholders in the event the last sales price of our common stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period prior to July 31, 2020. Chart’ s initial stockholders have agreed that such shares will be subject to lockup and will not sell or transfer Founder Shares that remain subject to forfeiture as described above, until such time as the related forfeiture provisions no longer apply. The securities held by Chart’s initial stockholders are also subject to certain other lock-up restrictions under the terms of the Founders’ Registration Rights Agreement, to which such stockholders are subject.

We have made an adjustment to our capital contributed in excess of par to account for the fact that the Financing and Business Combination expenses, along with the valuation of the warrant liabilities associated with the warrants issued pursuant thereto, caused capital contributed in excess of par to go below zero. Any excess negative amount due to these transactions that would otherwise have been allocated to capital contributed in excess of par has now been recognized as a negative retained earnings amount.

On February 24, 2016 the Company issued an aggregate of 641,666 shares of common stock at a value of $1,251,249 to certain holders of Series B-2 and Series B-3 Warrants who exercised their warrants using the alternative cashless exercise feature. These shares were issued pursuant to exemptions from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On March 15, 2016, the Company purchased TJI from our CEO Benjamin Scott Terry for consideration of $500,000, paid in the form of 242,131 shares of common stock of the Company. The number of shares issued to Mr. Terry was calculated based on the volume weighted average market price of the Company’s common stock for the previous 20 trading days (See Note 10 above).

On June 24, 2016, the Company issued an aggregate of 1,344,446 shares of common stock valued at $1,546,113 to certain holders of Series B-2 and Series B-3 Warrants who exercised their warrants using the alternative cashless exercise feature. These shares were issued pursuant to exemptions from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

15.	INCOME TAXES

The Company follows the reporting requirements of FASB ASC 740 “Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. The Company recognizes deferred tax assets or liabilities based on differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts calculated on enacted tax laws and rates applicable to the periods in which the differences are expected to be ultimately realized. These differences arose principally from the valuation of stock warrants, net operating loss carryovers, and temporary differences in deprecation methods between financial reporting and income tax basis.

GAAP requires companies to assess whether valuation allowances should be recorded to offset deferred tax assets based on the consideration of all available evidence using a “more likely than not” standard. In making such assessments, significant weight is given to evidence that can be objectively verified. A company’s current and previous losses are given more weight than its future projections. A cumulative loss position is considered a significant factor that is difficult to overcome.

The Company evaluates its deferred tax assets each reporting period, including assessment of its cumulative loss position, to determine if valuation allowances are required. A significant negative factor is the Company’s cumulative loss position. This, combined with uncertain near-term economic conditions, reduces the Company’s ability to rely on projections of future taxable income in establishing its deferred tax assets valuation allowance. Due to the weight of the significant negative evidence, GAAP requires that a valuation allowance be established on all of the Company’s net deferred tax assets.

F-37

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table reconciles the income tax (benefit) provision from continuing operations computed at the U.S. federal statutory income tax rates to the income tax (benefit) provision for the years ended December 31, 2016 and 2015:

	2016	2015
Federal income tax rate	34%	34%
Income tax benefit at the federal statutory rate	$(1,062,864)	$(2,558,779)
State benefit, net of federal benefit	(203,126)	(176,615)
Permanent differences net	(663,707)	1,057,550
Tax attributes from business combination	-	(434,725)
Changes in valuation allowances	1,324,427	2,112,569
Prior period true-up	605,270	-
Income tax (benefit) provision	$-	$-

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2016 and 2015 were as follows:

	2016	2015
Deferred tax assets:
Accounts receivable	$14,200	$5,548
Other reserves	26,344	7,554
Stock based compensation	57,437	-
Standby letter of credit reserve	-	285,000
Start-up costs	356,646	382,902
Net operating loss carryforwards	3,024,924	1,474,121
Total deferred tax assets	3,479,551	2,155,125
Less: valuation allowances	(3,479,551)	(2,155,125)
Net deferred tax assets	$-	$-

FASB ASC 740, Income Taxes, sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. This interpretation uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained upon examination by taxing authorities. The amount of the benefit is then measured to be the highest tax benefit that is greater than 50% likely to be realized. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2016 and 2015. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.  The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of December 31, 2016 and 2015.

At December 31, 2016, approximately $8,000,000 in federal and state net operating losses were available to be carried forward, expiring at various dates through 2036.

Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of net operating loss carryforwards may be limited in the event a cumulative change in ownership of more than 50% occurs within a three-year period. We had a Business Combination in 2015 and March 2016; however, we have not completed a Section 382 study to determine the limitations resulting from any ownership changes. Accordingly, the timing or amount of our net operating loss carryforwards that are available for utilization in the future may be limited in any given year.

The Company’s tax returns are subject to possible examination by the taxing authorities. In general, tax returns remain open for possible examination for a period of three years after the respective filing of those returns.

F-38

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.	BASIC AND DILUTED SHARES OUTSTANDING

Basic common shares outstanding as of December 31, 2016 and 2015 were 11,064,664 and 8,836,421 respectively. Our weighted average basic shares outstanding for the years ended December 31, 2016 and 2015 is calculated based on the average number of basic common shares outstanding over the period in question and is calculated as 10,276,046 and 5,807,166 shares respectively.

Our weighted average diluted common shares outstanding would normally be calculated based on the sum of the weighted average basic shares outstanding and the weighted average of the shares that would convert into common stock from our preferred stock and warrants over the period in question. This conversion would be calculated on a treasury method basis based on the average closing share price of our common stock over the period in question as compared to the conversion rate of the preferred stock, and the strike price of the particular warrants. The number of warrants outstanding along with their respective strike prices can be found in Note 12, above. However, due to the fact that the Company experienced a net loss for the years ended December 31, 2016 and 2015 and diluted earnings per share would otherwise be higher than basic earnings per share, our diluted common shares outstanding are represented to be the same as our basic common shares outstanding.

17.	BUSINESS COMBINATION

The Business Combination was approved by Chart’s stockholders at a special meeting of stockholders held on July 31, 2015 (the “Special Meeting”). At the Special Meeting, 4,985,780 shares of Chart common stock were voted in favor of the proposal to approve the Business Combination and no shares of Chart common stock were voted against that proposal. In connection with the stockholders’ approval of the Business Combination, Chart redeemed a total of 2,808,329 shares of its common stock pursuant to the terms of Chart’s amended and restated certificate of incorporation.

The consummation of the Business Combination was preceded by a series of privately negotiated transactions, referred to collectively herein as the “Financing”, involving aggregate cash investments of $10.5 million by three outside investor entities (or affiliates thereof) that had not previously invested in Chart or Tempus (the “New Investors”), aggregate cash investments of $5.0 million by the Sponsor, Mr. Joseph Wright and Cowen (collectively, the “Chart Affiliate Investors”) and a cash investment of $500,000 by the Chief Financial Officer of Tempus (through his individual retirement account) (the “Tempus Affiliate Investor”, and together with the Chart Affiliate Investors, the “Affiliate Investors”, and together with the New Investors, the “Investors”).

In the Business Combination, the Members received 3,642,084 shares of Tempus Holdings’ common stock (the “Merger Shares”) in exchange for all of the issued and outstanding membership interests of Tempus. The number of Merger Shares received reflected a downward merger consideration adjustment (in accordance with the Merger Agreement) of 57,916 shares of Tempus Holdings common stock, based on Tempus’ estimated working capital and debt as of the closing of the Business Combination. Such merger consideration adjustment is subject to a post-closing true-up based on Tempus’ actual working capital and debt as of the closing of the Business Combination. In addition, pursuant to the earn-out provisions of the Merger Agreement, the Members have the right to receive up to an additional 6,300,000 shares of Tempus Holdings’ common stock upon the achievement of certain financial milestones.

In connection with the Business Combination, Chart stockholders and warrant holders received shares of Tempus Holdings common stock and warrants to purchase shares of Tempus Holdings common stock in exchange for their existing shares of Chart common stock and existing Chart warrants. In connection with the Business Combination, (i) the Affiliate Investors received an aggregate of 1,375,000 shares of Tempus Holdings common stock, 1,031,250 Series A-2 Warrants and 343,750 Series B-2 Warrants (collectively, the “Affiliate Investor Securities”) and (ii) the New Investors received an aggregate of 1,255,265 shares of Tempus Holdings common stock, 1,369,735 shares of Tempus Holdings preferred stock, 1,968,750 Series A-1 Warrants and 656,250 Series B-1 Warrants (collectively, the “New Investor Securities,” and collectively with the Affiliate Investor Securities, the “Financing Securities”). The terms and provisions of the Financing Securities are described in more detail in the Form S-4 (as defined below), in the section therein entitled “Description of Tempus Holdings’ Securities,” which section is incorporated herein by reference.

In connection with the closing of the Business Combination, the parties to the Merger Agreement waived certain conditions to closing, which waivers were consented to by the New Investors pursuant to their rights under the New Investor Purchase Agreements. The waivers made (and consented to by the New Investors) included, in substantial part: (i) the waiver of the condition that a final warrant tender offer for outstanding public warrants of Chart be concluded prior to the closing of the Business Combination; and (ii) the waiver of the condition that, immediately prior to the closing of the Business Combination, but after giving effect to the Business Combination, there be sufficient capital in Tempus and Chart, including to cover certain post-closing commitments.

F-39

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The issuance of the Company’s common stock and warrants to former holders of Chart common stock and warrants in connection with the Business Combination was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-201424), filed with the United States SEC and declared effective on July 17, 2015 (the “Form S-4”). The Form S-4 contains additional information about the Merger Agreement, the Business Combination, the Financing and the related transactions. The Merger Shares and the Financing Securities were issued pursuant to exemptions from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Prior to the closing of the Business Combination, Chart was a shell company with no operations, formed as a special purpose acquisition company to effect a business combination with one or more operating businesses. After the closing of the Business Combination, Chart is now a subsidiary of Tempus Holdings.

The following table presents the assets acquired and the liabilities assumed in the Business Combination as of July 31, 2015 as recorded by the Company on the acquisition date and the initial fair value adjustments.

	As Recorded by Chart Acquisition Corp.		Adjustments		As Recorded by the Company
Assets
Cash and cash equivalents	$4,128,746	(C)	$-		$4,128,746
Due from Sponsor	660	(B)	-		660
Total assets	4,129,406		-		4,129,406

Liabilities
Accounts payable	$100,027	(B)	$-		$100,027
Payable to affiliates of the Sponsor	6,614	(B)	-		6,614
Accrued expenses	25,000	(B)	-		25,000
Warrant liability	1,808,176		(336,276	)(A)	1,471,900
Total liabilities	1,939,817		(336,276)		1,603,541
Net assets acquired over liabilities assumed	$2,189,589				$2,525,865

(A)	Based on the valuation report of the Valuation Firm, (see Note 11 above) valuing the warrants as of July 31, 2015, the date of the Business Combination, the warrant liability carried on the balance sheet of Chart has been adjusted to the value calculated by the Valuation Firm.
(B)	As part of the Business Combination, Tempus assumed the working capital (liabilities) of Chart, net of cash and warrant liability, in the amount of ($130,981). Please see the consolidated statements of cash flows.
(C)	Pursuant to the Business Combination and the Financing, the Company received $16,000,000 in cash related to the sale of common stock, preferred stock and warrants. The use of the proceeds is summarized as follows:

Sale of common stock, preferred stock and warrants pursuant to the Business Combination and Financing	$16,000,000
Payment of costs related to the Business Combination and Financing	(12,214,875)
Cash from business acquired pursuant to the Business Combination	212,640
Net cash proceeds related to Business Combination	$3,997,765

The Company allocated the $16,000,000 in proceeds among common stock, preferred stock and warrants based on the third party valuation by the Valuation Firm as of July 31, 2015 (see Note 11 above), the date of the Business Combination. The valuation of the warrants, which are classified as liabilities on the consolidated balance sheets, resulted in an adjustment to additional paid in capital, as shown in the consolidated statement of stockholders’ equity (deficit), of $6,675,200 to record the underlying value of the warrants at the estimated redemption value.

F-40

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. SUBSEQUENT EVENTS

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the issuance of the financial statements.

Disposition of Tempus Jets, Inc.

On March 1, 2017, the Company entered into a Stock Purchase Agreement (the “Agreement”), to be effective as of January 1, 2017, with Jackson River Aviation, LLC (“JRA”), a business associated with the Company’s CEO, Benjamin Scott Terry, and with Mr. Terry, pursuant to which JRA acquired from the Company 100% of the outstanding shares of common stock of TJI. The Agreement provides at the time of the acquisition of TJI by JRA, TJI shall have at least $500,000 in accrued but unpaid third-party liabilities, and as a result, the Company’s intangible assets and accrued liabilities decreased by $500,000. The Agreement also provides that (i) TJI will, and JRA and Mr. Terry will cause TJI to, maintain TJI’s corporate existence and good standing and maintain in good standing TJI’s operating certificate issued by the United States Federal Aviation Administration in accordance with the requirements of Parts 119 and 135 of the Federal Aviation Regulations (the “Operating Certificate”), for up to two years or until JRA and Mr. Terry contribute at least $500,000 toward TJI’s liabilities relating to the maintenance of its corporate existence and good standing and the Operating Certificate; (ii) JRA and Mr. Terry will provide the Company with advance notice if they expect TJI will not have sufficient working capital to support its existence and good standing and the Operating Certificate; and (iii) for two years the Company will have a right of first refusal that will allow it to re-acquire TJI if JRA receives a bona fide written offer to directly or indirectly transfer a majority of the equity interests in TJI or all or substantially all of the assets of TJI and its subsidiaries, taken as a whole, and the Company chooses to meet the terms of that offer.

The parties provided notice to holders of the Company’s outstanding Series A-1 Warrants of the Company’s intention to enter into the Agreement, which was required under the terms of the Company’s Series A-1 Warrants because, in the Company’s view, the transaction contemplated by the Agreement constitutes a “Fundamental Transaction” as defined in the Series A-1 Warrants. Pursuant to the terms of the Series A-1 Warrants, in the event of a Fundamental Transaction, each holder of Series A-1 Warrants has the right to sell its Series A-1 Warrants back to the Company for a cash price equal to the Black Scholes Value (as defined in the Company’s Series A-1 Warrants) of such Warrants, through the date that is ninety (90) days after the public disclosure of the consummation of the Fundamental Transaction by the Company.

F-41

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee		$1,183
Transfer agent’s fees and expenses		$3,500
Printing expenses	$	---
Legal fees and expenses		$15,000
Accounting fees and expenses		$6,500

Total expenses		$26,183

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our charter.

Item 15. Recent Sales of Unregistered Securities.

See “Risk Factors -- Our stockholders may experience dilution due to previous private placements of securities.”

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b) Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsburg, Commonwealth of Virginia, on October 20, 2017.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

By:	/s/ Johan Aksel Bergendorff
Name: Johan Aksel Bergendorff
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Benjamin Scott Terry Benjamin Scott Terry	Chief Executive Officer and Director (Principal Executive Officer)	October 20, 2017

/s/ Johan Aksel Bergendorff Johan Aksel Bergendorff	Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2017

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated January 5, 2015, by and among Tempus Applied Solutions, LLC, the Members of Tempus Applied Solutions, LLC, the Members’ Representative, Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Merger Sub Inc., TAS Merger Sub LLC, the Chart Representative and Chart Acquisition Group LLC, Joseph Wright and Cowen Investments LLC (incorporated by reference to Exhibit 2.1 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

2.2	First Amendment to Agreement and Plan of Merger, dated March 20, 2015, by and among Tempus Applied Solutions, LLC, the Members of Tempus Applied Solutions, LLC, the Members’ Representative, Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Merger Sub Inc., TAS Merger Sub LLC, the Chart Representative and Chart Acquisition Group LLC, Joseph Wright and Cowen Investments LLC (incorporated by reference to Exhibit 2.2 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

2.3	Second Amendment to Agreement and Plan of Merger, dated June 10, 2015, by and among Tempus Applied Solutions, LLC, the Members of Tempus Applied Solutions, LLC, the Members’ Representative, Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Merger Sub Inc., TAS Merger Sub LLC, Chart Financing Sub Inc., TAS Financing Sub Inc., the Chart Representative and Chart Acquisition Group LLC, Joseph Wright and Cowen Investments LLC (incorporated by reference to Exhibit 2.3 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

2.4	Third Amendment to Agreement and Plan of Merger, dated as of July 15, 2015, by and among Tempus Applied Solutions, LLC, the Members of Tempus Applied Solutions, LLC, the Members’ Representative, Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Merger Sub Inc., TAS Merger Sub LLC, Chart Financing Sub Inc., TAS Financing Sub Inc., the Chart Representative and Chart Acquisition Group LLC, Joseph Wright and Cowen Investments LLC (incorporated by reference to Exhibit 2.4 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

3.1	Amended and Restated Certificate of Incorporation of Tempus Applied Solutions Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the registrant on August 6, 2015)

3.2	Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the registrant on August 6, 2015)

3.3	Certificate of Designations for Series A Convertible Preferred Stock of Tempus Applied Solutions Holdings, Inc. (incorporated by reference to Exhibit 3.3 to the Form 8-K filed by the registrant on August 6, 2015)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

4.2	Specimen Public Warrant Certificate (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

4.3	Specimen Series A-1 Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Form 8-K filed by the registrant on August 6, 2015)

4.4	Specimen Series A-2 Warrant Certificate (incorporated by reference to Exhibit 4.4 to the Form 8-K filed by the registrant on August 6, 2015)

4.5	Specimen Series A-3 Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Form 8-K filed by the registrant on August 17, 2015)

4.6	Specimen Series B-1 Warrant Certificate (incorporated by reference to Exhibit 4.5 to the Form 8-K filed by the registrant on August 6, 2015)

4.7	Specimen Series B-2 Warrant Certificate (incorporated by reference to Exhibit 4.6 to the Form 8-K filed by the registrant on August 6, 2015)

4.8	Specimen Series B-3 Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Form 8-K filed by the registrant on August 17, 2015)

4.9	Third Amended and Restated Warrant Agreement, dated June 11, 2015, by and between Chart Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Chart Acquisition Corp. on June 12, 2015)

5.1*	Opinion of Cabinet Lee D. Neumann

10.1	Form of Registration Rights Agreement dated as of July 31, 2015 by and among Tempus Applied Solutions Holdings, Inc. and the New Investors (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the registrant on August 6, 2015)

10.2	Form of Registration Rights Agreement dated as of July 31, 2015 by and among Tempus Applied Solutions Holdings, Inc. and the stockholders of Tempus Applied Solutions Holdings, Inc. named therein (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the registrant on August 6, 2015)

10.3	Non-Competition and Non-Solicitation Agreement dated as of July 31, 2015 by John G. Gulbin III and Tempus Intermediate Holdings, LLC in favor of and for the benefit of Tempus Applied Solutions Holdings, Inc., Tempus Applied Solutions, LLC, and each of their respective present and future successors and direct and indirect subsidiaries (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by the registrant on August 6, 2015)

10.4	Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by the registrant on August 6, 2015)

10.5	Promissory Note, issued to R. Lee Priest, Jr. dated as of December 15, 2014 (incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

10.6	Form of Purchase and Exchange Agreement, dated as of June 10, 2015, by and among Chart Acquisition Corp., Tempus Applied Solutions, LLC, Tempus Applied Solutions Holdings, Inc., Chart Financing Sub Inc., TAS Financing Sub Inc. and each New Investor (incorporated by reference to Exhibit 10.6 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

10.7	Form of First Amendment to the Purchase and Exchange Agreement effective as of July 15, 2015 by and among Chart Acquisition Corp., Tempus Applied Solutions, LLC, Tempus Applied Solutions Holdings, Inc., Chart Financing Sub Inc., TAS Financing Sub Inc. and each New Investor (incorporated by reference to Exhibit 10.7 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

10.8	Form of Purchase and Exchange Agreement dated as of June 10, 2015 by and among Chart Acquisition Corp., Tempus Applied Solutions, LLC, Tempus Applied Solutions Holdings, Inc., Chart Financing Sub Inc. and TAS Financing Sub Inc. (incorporated by reference to Exhibit 10.8 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

10.9	Form of Purchase and Exchange Agreement dated as of June 10, 2015 by and among Chart Acquisition Corp., Tempus Applied Solutions Holdings, Inc., Chart Financing Sub Inc. and each Affiliate Investor (incorporated by reference to Exhibit 10.9 to the registrant’s Registration Statement on Form S-4 (File No. 333-201424))

10.10	Employment Agreement dated as of July 31, 2015 between Tempus Applied Solutions Holdings, Inc. and Benjamin Scott Terry (incorporated by reference to Exhibit 10.10 to the Form 8-K filed by the registrant on August 6, 2015)

10.11	Employment Agreement dated as of July 31, 2015 between Tempus Applied Solutions Holdings, Inc. and R. Lee Priest, Jr. (incorporated by reference to Exhibit 10.11 to the Form 8-K filed by the registrant on August 6, 2015)

10.12	Registration Rights Agreement, dated as of December 13, 2012, by and among Chart Acquisition Corp. and certain security holders (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Chart Acquisition Corp. on December 19, 2012)

10.13	Form of First Amendment to Registration Rights Agreement, dated as of June 10, 2015, by and among Chart Acquisition Corp. and certain initial investors (incorporated by reference to Exhibit 10.6 to the Form 8-K filed by Chart Acquisition Corp. on June 11, 2015)

10.14	Form of Second Amendment to Registration Rights Agreement dated as of July 31, 2015 by and among Tempus Applied Solutions Holdings, Inc., Chart Acquisition Corp., Chart Acquisition Group LLC, Cowen Investments LLC, Joseph Wright and the other holder parties thereto (incorporated by reference to Exhibit 10.14 to the Form 8-K filed by the registrant on August 6, 2015)

10.15	Form of Third Amendment to Registration Rights Agreement, dated as of August 14, 2015, by and among Tempus Applied Solutions Holdings, Inc., Chart Acquisition Corp., Chart Acquisition Group LLC, Cowen Investments LLC, Joseph Wright and the other holder parties thereto (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the registrant on August 17, 2015)

10.16	Waiver letter dated July 30, 2015 by and among Chart Acquisition Corp., Chart Acquisition Group LLC, Cowen Investments LLC and Joseph Wright (incorporated by reference to Exhibit 10.15 to the Form 8-K filed by the registrant on August 6, 2015)

10.17	Letter Agreement, dated December 13, 2012, by and between Chart Acquisition Corp., certain of its security holders and officers and directors, Deutsche Bank Securities, Inc. and Cowen and Company, LLC (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Chart Acquisition Corp. on December 19, 2012)

10.18	Securities Purchase Agreement, dated as of August 14, 2015, by and among Tempus Applied Solutions Holdings, Inc., Chart Acquisition Group LLC, Mr. Wright and Cowen Investments LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the registrant on August 17, 2015)

10.19	10% Senior Secured Convertible Note due April 28, 2018 in the principal amount of $6,200,000 (incorporated by reference to Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2017, filed on May 22, 2017)

10.20

Registration Rights Agreement, dated as of April 28, 2017, between Tempus Applied Solutions Holdings, Inc. and Santiago Business Co. International Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2017, filed on May 22, 2017)

10.21	Services Agreement, dated as of July 1, 2017, with Santiago Business Co. International Ltd with respect to the services provided by Johan Bergendorf as Chief Financial Officer of the Company.

10.22	Investment Banking Agreement, dated October 18, 2016, with Southwind Capital, LLC, with respect to the services provided by Mr Lee Priest.

21.1	Subsidiaries of Tempus Applied Solutions Holdings, Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K Filed by the registrant on March 31, 2017).

23.1	Consent of Elliott Davis Decosimo, LLC

* To be filed by amendment